As filed with the Securities and Exchange Commission on March 25, 2016

Registration No. 333-207707

Registration No. 333-206791

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Social Reality, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

7311

(Primary Standard Industrial Classification Code Number)

45-2925231

(I.R.S. Employer Identification Number)

456 Seaton Street

Los Angeles, CA 90013

telephone (323) 694-9800

(Address, including zip code, and telephone number,

including area code, of registrant's principal executive offices)

Mr. Christopher Miglino

Chief Executive Officer

Social Reality, Inc.

456 Seaton Street

Los Angeles, CA 90013

telephone (323) 694-9800

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

———————

with a copy to:

James M. Schneider, Esq.

Pearlman Schneider LLP

2200 Corporate Boulevard N.W., Suite 210

Boca Raton, Florida 33431

telephone (561) 362-9595

As soon as practicable after this registration statement becomes effective

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on Form S-1 (File No. 333-207707) declared effective on November 6, 2015 (the "Original Registration Statement") is being filed to update certain information included in the prospectus contained in the Original Registration Statement as a result of the registrant filing its Annual Report on Form 10-K for the year ended December 31, 2015 that was filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2016.  Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus contained in this Post-Effective Amendment will be used as a combined prospectus in connection with the Registration Statement on Form S-1 (File No. 333-206791), declared effective on October 7, 2015 (the "October 2015 Registration Statement").  This Post-Effective Amendment now covers the resale of 10,897,668 shares of the registrant's Class A common stock. The registration fees for the securities included in this Post-Effective Amendment were paid in connection with the Original Registration Statement and with the October 2015 Registration Statement and therefore no additional registration fee is being paid in connection herewith.  No additional securities are being registered under this filing.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 25, 2016

PROSPECTUS

Social Reality, Inc.

10,897,668 shares of Class A common stock

This prospectus relates to periodic offers and sales by the selling security holders of up to 3,210,000 shares of our outstanding Class A common stock and up to an additional 7,687,668 shares of our Class A common stock which are issuable upon the possible exercise of outstanding warrants with exercise prices ranging from $1.00 to $2.00 per share, subject to adjustment.

We will not receive any proceeds from the sale of the shares by the selling security holders.

Our Class A common stock is quoted on the OTCQB Tier of the OTC Markets under the symbol "SCRI." On March 18, 2016 the last reported sale price of our Class A common stock was $1.79 per share.

For a description of the plan of distribution of these shares, please see page 46 of this prospectus.

____________________

Investing in our Class A common stock involves a high degree of risk. See "Risk Factors" beginning on page 4 of this prospectus to read about the risks of investing in our Class A common stock.

____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________

The date of this prospectus is ______, 2016

ABOUT THIS PROSPECTUS

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus, is accurate only as of the date on the front of the document, and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security registered under the registration statement of which this prospectus is a part.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find Additional Information."

When used in this prospectus, the terms "Social Reality," "we," "us," or "our" refers to Social Reality, Inc., a Delaware corporation, and our subsidiaries Steel Media, a California corporation which we refer to as "Steel Media," and Five Delta, Inc., a Delaware corporation which we refer to as "Five Delta." In addition, "2015" refers to the year ended December 31, 2015, "2014" refers to the year ended December 31, 2014 and "2016" refers to the year ending December 31, 2016. The information which appears on our web sites at www.socialreality.com, www.steelmediainc.com, www.SRAX.com, www.sraxmd.com, www.sraxdi.com and www.groupad.com are not part of this prospectus.

i

PROSPECTUS SUMMARY

This summary does not contain all of the information that should be considered before investing in our Class A common stock. Investors should read the entire prospectus carefully, including the more detailed information regarding our business, the risks of purchasing our Class A common stock discussed in this prospectus under "Risk Factors" beginning on page 4 of this prospectus and our financial statements and the accompanying notes beginning on page F-1 of this prospectus.

About us

We are an Internet advertising and platform technology company that provides tools to automate the digital advertising market. Our focus is to provide technology tools that enable both publishers and advertisers to maximize their digital advertising initiatives. We derive our revenues from:

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sales of digital media advertising campaigns to advertising agencies and brands;

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sales of media inventory through real-time bidding, or RTB, exchanges;

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sale and licensing of our SRAX Social platform and related media; and

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creation of custom platforms for buying media on SRAX for large brands.

The core elements of our business are:

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Social Reality Ad Exchange or "SRAX" – Real Time Bidding sell side and buy side representation is our technology which assists publishers in delivering their media inventory to the real time bidding, or RTB, exchanges. The SRAX platform integrates multiple market-leading demand sources including OpenX, Pubmatic and AppNexus. We also build custom platforms that allow our agency partners to launch and manage their own RTB campaigns by enabling them to directly place advertising orders on the platform dashboard and view and analyze results as they occur;

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SRAX MD is our ad targeting and data platform for healthcare brands, agencies and medical content publishers. Healthcare and pharmaceutical publishers utilize the platform for yield optimization, audience extension campaigns and re-targeting of their healthcare professional audience. Agencies and brands purchase targeted digital and mobile ad campaigns;

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SRAX Social, is a social media and loyalty platform that allows brands to launch and manage their social media initiatives. Our team works with customers to identify their needs and then helps them in the creation, deployment and management of their social media presence; and

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SRAX APP, a recently launched new product, which is a platform that allows publishers and content owners to launch native mobile applications through our SRAX platform.

We offer our customers a number of pricing options including cost-per-thousand-impression ("CPM"), whereby our customers pay based on the number of times the target audience is exposed to the advertisement, and cost-per-engagement ("CPE"), whereby payment is triggered only when an individual takes a specific activity.

Corporate information

Our principal executive offices are located at 456 Seaton Street, Los Angeles, CA 90013, and our telephone number is (323) 694-9800. Our fiscal year end is December 31.

Summary of the offering

Class A common stock presently outstanding:	29,977,925 shares at March 16, 2016.

Class A common stock offered by the selling security holders:

Aggregate of 10,897,668 shares of our Class A common stock, including 3,210,000 shares which are presently outstanding together with 7,687,668 shares underlying warrants held by the selling security holders, including up to 2,623,970 shares underlying warrants exercisable at $1.00 per share (subject to adjustment) and expiring in October 2016, 2,900,000 shares underlying a warrant exercisable at $1.00 per share (subject to adjustment) and expiring on October 30, 2019, up to 2,114,765 shares underlying warrants exercisable at $1.50 per share (subject to adjustment) and expiring between October 30, 2019 and November 5, 2019 and up to 48,933 shares underlying warrants exercisable at $2.00 per share (subject to adjustment) and expiring in January 2017.

Class A common stock to be outstanding after the offering:

37,665,593 shares, assuming all of the foregoing warrants are exercised on a cash basis but giving no effect to any possible additional issuances of shares of our Class A common stock or the exercises of any other outstanding options or warrants.

OTCQB Symbol:	SCRI

Use of proceeds:

We will not receive any proceeds from the sale of the Class A common stock offered hereby. Any proceeds we may receive from the cash exercise of the warrants will be used for general working capital. See "Use of Proceeds."

Risk factors:

Investing in our securities involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the section of this prospectus entitled "Risk Factors."

SELECTED FINANCIAL DATA

The following summary of our selected audited financial information for 2015 and 2014 has been derived from, and should be read in conjunction with, our financial statements included elsewhere in this prospectus.

SELECTED CONSOLIDATED INCOME STATEMENT DATA

	Fiscal Year Ended December 31,
	2015	2014

Revenues	$30,294,165	$5,120,343
Cost of revenues	14,407,363	2,791,948
Gross profit	15,886,802	2,328,395
Total operating expenses	14,834,766	6,066,611
Total operating expenses as a percentage of revenues	49.0%	118%
Interest (expense)	(3,775,945)	(673,347)
Net (loss)	$(2,723,909)	$(4,411,563)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	December 31,
	2015	2014

Working capital (deficit)	$(8,123,809)	$(4,396,240)
Total current assets	$8,493,010	$5,947,897
Goodwill and other intangibles- net	$17,926,701	$18,318,911
Total assets	$28,526,646	$28,214,969
Total current liabilities	$16,616,819	$10,344,137
Long-term liabilities	$8,033,898	$12,118,425
Total liabilities	$24,650,717	$22,462,562
Total stockholders' equity	$3,875,929	$5,752,407

RISK FACTORS

An investment in our Class A common stock involves a significant degree of risk. You should not invest in our Class A common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our Class A common stock. The risks described below highlight potential events, trends or other circumstances that could adversely affect our business, financial condition, results of operations, cash flows, liquidity or access to sources of financing, and consequently, the market value of our Class A common stock. These risks could cause our future results to differ materially from historical results and from guidance we may provide regarding our expectations of future financial performance. The risks described below are not an exhaustive list of all the risks we face. There may be others that we have not identified or that we have deemed to be immaterial. All forward-looking statements made by us or on our behalf are qualified by the risks described below.

Risks Related to our Business

We have a history of losses and there are no assurances we will report profitable operations in the foreseeable future.

We reported a net loss of $2.7 million for 2015 and at December 31, 2015 we had an accumulated deficit of $10.1 million. We incurred a net loss of $4.4 million for 2014 and at December 31, 2014 we had an accumulated deficit of $7.4 million. Our future success depends upon our ability to continue to grow our revenues and profits. There are no assurances that we will be able to increase our revenues and cash flow to a level which supports profitable operations. We may continue to incur losses in future periods until such time, if ever, as we are successful in significantly increasing our revenues and cash flow beyond what is necessary to fund our ongoing operations, pay our obligations under the Financing Agreement and pay any future earn out amounts which Mr. Steel may be entitled to receive. If we are able to significantly increase our revenues in future periods, the rapid growth which we are pursuing will strain our organization and we may encounter difficulties in maintaining the quality of our operations. If we are not able to grow successfully, it is unlikely we will be able to generate sufficient cash from operations to pay our operating expenses and service our debt obligations, or report profitable operations in future periods.

We have a limited operating history.

Our limited operating history means that there is a high degree of uncertainty in our ability to execute our business plan, obtain customers and create new products and services, respond to competition or operate the business, as management has not previously undertaken such actions as a company. Our inability to achieve any of the foregoing could materially and adversely affect our business, financial condition and results of operations in future periods.

The terms of the Financing Agreement contain financial and operating terms which place significant operating demands on our company, may restrict our ability to efficiently operate our business, or could result in significant financial penalties. If we were to breach any of these covenants and terms, the lender could accelerate the amounts due under the Financing Agreement and we would be unable to operate our business as it is presently conducted.

As described later in this prospectus, on October 30, 2014, we entered into the financing agreement with Victory Park Management, LLC, as administrative agent and collateral agent for the lenders and holders of notes and warrants issued thereunder, which we refer to, as amended, as the Financing Agreement. The terms of the Financing Agreement include ongoing requirements to, among other actions, meet financial covenants including minimum leverage and current ratios, and interest and fixed charge coverages. The terms of the Financing Agreement create restrictions on how we undertake certain future events, including:

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entering into new debt or equity financing transactions;

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requiring 100% of any capital that we raise in new financings to be used to pay down the amount of the notes issued under the Financing Agreement at a 4% premium through the first anniversary of the date of Financing Agreement, reduced to a 3% premium through the second anniversary of the date of the Financing Agreement, subject to further decrease in accordance with the Financing Agreement;

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making certain payments or distributions;

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acquisitions;

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dispositions of assets or business lines;

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affiliate transactions;

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engaging in new lines of business; and

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the investment of cash,

among other actions. Our failure to conduct our business within the confines of these contractual restrictions could result in an event of default under the Financing Agreement. The Financing Agreement contains various other events of default such as:

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failure to pay principal or interest;

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filing of, or proceedings for bankruptcy or reorganization;

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creation of non-permitted liens against company assets or collateral;

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breach or misrepresentation of covenants, representations or warranties;

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the occurrence of a material adverse effect;

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loss of the CEO, or loss and non-timely replacement of the President;

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breaches or material adverse events resulting in excess of a $100,000 liability;

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breaches or defaults not remedied within prescribed cure periods;

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failure of the Class A common stock to be quoted or listed on the OTCQB Tier of the OTC Markets, or if the Class A common stock becomes listed on a national securities exchange, such national securities exchange; and,

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a change in control of our company.

Upon default, remedies range from notice and cure, to acceleration of both principal and interest. Our operations may not generate sufficient cash to enable us to service our debt. Upon an event of default under the Financing Agreement, if we were unable to cure the default within the prescribed periods, if at all, the lender could increase our interest rates or accelerate all amounts then due. If we were unable to repay these obligations, the lender could foreclose on our assets, in which case our ability to continue our business and operations as then conducted would be in jeopardy. If the lender should foreclose on our assets, it is likely you would lose your entire investment in our company.

Our debt obligations could impair our liquidity and financial condition, and our ability to grow our company could be in jeopardy.

Our debt obligations are currently comprised of senior notes issued under the Financing Agreement in the aggregate principal amount of $12.7 million which are scheduled to mature in October 2017. The terms of the Financing Agreement contain certain mandatory prepayment requirements which generally require us to calculate excess cash flow on a quarterly basis, and remit approximately 50% of this excess cash to the lender. This dramatically reduces cash flow available to the company for working capital, accretion of a cash reserve, growth initiatives, or additional acquisitions. These obligations may further adversely impact our business and operations in other areas, including making it more difficult to satisfy our other obligations, increasing our vulnerability in the event of a downturn in our business prospects and limiting our flexibility to plan for, or react to, changes in our markets and possibly placing us at a competitive disadvantage when compared to our competitors who have less debt.

The earn out payments which may be made to Mr. Steel under the terms of the acquisition agreement for Steel Media may adversely impact our cash flows in future periods. Under certain circumstances we can pay a portion of the earn out payments in shares of our Class A common stock which will be dilutive to our existing stockholders.

To complete the acquisition of Steel Media, we negotiated two annual earn out payments to be made to Mr. Steel based upon the satisfaction of certain targets for Steel Media for the two earn out periods ending October 31, 2015 and October 31, 2016, each up to a maximum of $4 million. If the earn outs are earned, under certain conditions we can pay up to 60% of each annual earn out in shares of our Class A common stock based upon the fair market value of the stock when issued. The earn out payments are only required to the extent that Steel Media has achieved certain adjusted EBITDA, or earnings before interest, taxes, depreciation and amortization, targets. However, the adjusted EBITDA targets of approximately $4.1 million for the 2015 period and approximately $4.9 million for the 2016 period are only slightly above the earn out amounts, providing little additional cash for other debt service, growth or working capital. Mr. Steel earned the first earn out payment for 2015 of $4 million and in January 2016 we paid him $1.6 million in cash and issued him 1,283,766 shares of our Class A common stock valued at $2.4 million in payment thereof. The shares of our Class A common stock issued to him represented approximately 5% of our outstanding Class A common stock. If we elect to satisfy up to 60% of the 2016 earn out payment, if the EBITDA target is made, in shares of our Class A common stock, the issuance of these additional shares will be dilutive to our current stockholders and could result in Mr. Steel, who is currently an executive officer and member of our board of directors, obtaining a significant voting interest in our company, thereby increasing his control of our business and operations.

We may need additional financing which we may not be able to obtain on acceptable terms. While the Financing Agreement is outstanding, all funds we receive from the issuance of additional securities must be used to repay amounts due the lender under the Financing Agreement, possibly further hindering our ability to raise capital upon acceptable terms.

We may need to raise additional working capital to fund expected growth in our company and for possible future, as yet unidentified, acquisitions. Our future capital requirements depend on a number of factors, including our operations, the financial condition of an acquisition target and its need for capital, our ability to internally fund our working capital needs, and our ability to manage the growth of our business. Given the size of our company, we expect to incur certain difficulties if we should seek to raise additional capital through the issuance of equity or debt securities. In addition, under the terms of the Financing Agreement, we are required to use the proceeds from any sales of equity or debt securities to reduce the amounts owed the lender at a 4% premium, subject to decrease in accordance with its terms, which may make it more difficult to attract investments. We have granted the holder of the Financing Warrant a right to participate in future offerings, however, there are no assurances it will choose to participate. If, however, we should decide to seek additional working capital and are able to secure commitments upon terms satisfactory to us, and we raise additional capital through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing stockholders that do not participate in such transaction will be reduced and those stockholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our Class A common stock. We cannot assure you that we will be able to raise the capital as needed in the future on terms acceptable to us, if at all. If we do not raise capital as needed, we may be unable to operate our business or fully implement our acquisition expansion strategy.

Our success is dependent upon our ability to effectively expand and manage our relationships with our publishers.

We do not generate our own media inventory. Accordingly, we are dependent upon our publishing partners to provide the media which we sell. We depend on these publishers to make their respective media inventories available to us to use in connection with our campaigns that we manage, create or market. Our growth depends, in part, on our ability to expand and maintain our publisher relationships within our network and to have access to new sources of media inventory such as new partner websites and Facebook pages that offer attractive demographics, innovative and quality content and growing Web user traffic volume. Our ability to attract new publishers to our networks and to retain Web publishers currently in our networks will depend on various factors, some of which are beyond our control. These factors include, but are not limited to, our ability to introduce new and innovative products and services, our pricing policies, and the cost-efficiency to Web publishers of outsourcing their advertising sales. In addition, the number of competing intermediaries that purchase media inventory from Web publishers continues to increase. In the event we are not able to maintain effective relationships with our publishers, our ability to distribute our advertising campaigns will be greatly hindered which will reduce the value of our services and adversely impact our results of operations in future periods.

If we were to lose access to the Facebook platform, our SRAX Social growth would be limited and we could lose our existing revenue from these sources.

Facebook currently provides access to companies to build applications on their platform. We have built our SRAX Social platform to use the Facebook application programming interface, or APIs. The loss of access to the Facebook platform would limit our ability to effectively grow a portion of our operations. We are subject to Facebook's standard terms and conditions for application developers, which govern the promotion, distribution and operation of applications on the Facebook platform. Facebook reserves the right to change these terms and conditions at any time. Our business would be harmed if Facebook:

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discontinues or limits access to its platform by us and other application developers;

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modifies its terms of service or other policies, including fees charged to, or other restrictions on, us or other application developers, or changes how the personal information of its users is made available to application developers on the Facebook platform or shared by users;

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establishes more favorable relationships with one or more of our competitors; or

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develops its own competitive offerings.

We have benefited from Facebook's strong brand recognition and large user base. Facebook has broad discretion to change its terms of service and other policies with respect to us and other developers, and any changes to those terms of service may be unfavorable to us. Facebook may also change its fee structure, add fees associated with access to and use of the Facebook platform, change how the personal information of its users is made available to application developers on the Facebook platform or restrict how Facebook users can share information with friends on their platform. In the event Facebook makes any changes in the future, we may have to modify the structure of our campaigns which could impact the effectiveness of our campaigns and adversely impact our results of operations in future periods.

If we lose access to RTB inventory buyers our business may suffer.

In an effort to reduce our dependency on any one provider of advertising demand, in the first quarter of 2014 we created a platform that utilizes feeds from a number of demand sources for our inventory. We believe that our proprietary technology assists us in aggregating this demand, as well as providing the tools needed by our publishing partners to evaluate and track the effectiveness of the demand that we are aggregating for them. In the event that we lose access to a majority of this demand, our revenues would be impacted and our results of operations would be materially adversely impacted until such time, if ever, as we could secure alternative sources of demand for our inventory.

We are dependent on revenues from a limited number of customers.

For 2015 revenues from one customer accounted for 48% of our total revenues and at December 31, 2015, this customer accounted for 38% of our accounts receivable. For 2014 no one customer accounted for 10% or more of our total revenues, however 38% of our revenue was collected and paid to us by three of our RTB exchange service providers. The loss of any of these customers could have material adverse impact on our results of operations in future periods.

If advertising on the Internet loses its appeal, our revenue could decline.

Our business model may not continue to be effective in the future for a number of reasons, including:

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a decline in the rates that we can charge for advertising and promotional activities;

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our inability to create applications for our customers;

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Internet advertisements and promotions are, by their nature, limited in content relative to other media;

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companies may be reluctant or slow to adopt online advertising and promotional activities that replace, limit or compete with their existing direct marketing efforts;

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companies may prefer other forms of Internet advertising and promotions that we do not offer;

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the quality or placement of transactions, including the risk of non-screened, non-human inventory and traffic, could cause a loss in customers or revenue; and

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regulatory actions may negatively impact our business practices.

If the number of companies who purchase online advertising and promotional services from us does not grow, we may experience difficulty in attracting publishers, and our revenue could decline.

Additional acquisitions may disrupt our business and adversely affect results of operations.

We may pursue acquisitions in an effort to increase revenue, expand our market position, add to our technological capabilities, or for other purposes. However, any future acquisitions would likely involve risk, including the following:

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the identification, acquisition and integration of acquired businesses requires substantial attention from management. The diversion of management's attention and any difficulties encountered in the transition process could hurt our business;

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the anticipated benefits from an acquisition may not be achieved, we may be unable to realize expected synergies from an acquisition or we may experience negative culture effects arising from the integration of new personnel;

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difficulties in integrating the technologies, solutions, operations, and existing contracts of the acquired business;

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we may fail to identify all of the problems, liabilities or other shortcomings or challenges of an acquired company, technology, or solution;

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to pay for future acquisitions, we could issue additional shares of our Class A common stock or pay cash, raised through equity sales or debt issuance. The issuance of any additional shares of our Class A common stock would dilute the interests of our current stockholders, and debt transactions would result in increased fixed obligations and would likely include covenants and restrictions that would impair our ability to manage our operations; and

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new business acquisitions can generate significant intangible assets that result in substantial related amortization charges and possible impairments.

While our general growth strategy includes identifying and closing additional acquisitions, we are not presently a party of any agreements or understandings. There are no assurances we will acquire any additional companies.

We granted the Financing Warrant holder a put right. The possible exercise of this put right could materially impact our liquidity in future periods.

Pursuant to the Financing Agreement, we issued to the lender a five year warrant to purchase 2,900,000 shares of our Class A common stock at an exercise price of $1.00 per share, subject to adjustment, which we refer to as the Financing Warrant. Pursuant to the Financing Warrant, the warrant holder has the right, at any time after the earlier of April 30, 2016 and the maturity date of the note(s) issued under the Financing Agreement, but prior to October 30, 2019, to exercise its put right to sell to us all or any portion of the Financing Warrant that has not been previously exercised at a price equal to an amount based upon the percentage of the Financing Warrant for which the put right is being exercised, multiplied by the lesser of 50% of our total consolidated revenue for the trailing 12-month period ending with our then-most recently completed fiscal quarter, or $1,500,000. If the holder of the Financing Warrant was to exercise this put right, our liquidity would be adversely impacted and we may not have sufficient working capital to fund our ongoing operations or pay our other obligations as they become due.

Risk Related to our Class A Common Stock

There may never be an active market for our Class A common stock, which trades in the over-the-counter market in low volumes and at volatile prices.

There currently is a limited market for our Class A common stock. Although our Class A common stock is quoted on the OTCQB Tier of the OTC Markets, an over-the-counter quotation system, trading of our Class A common stock is limited and sporadic and generally at very low volumes. Further, the price at which our Class A common stock may trade is volatile and we expect that it will continue to fluctuate significantly in response to various factors, many of which are beyond our control. The stock market in general, and securities of small-cap companies in our industry in particular, has experienced extreme price and volume fluctuations in recent years. Continued market fluctuations could result in further volatility in the price at which our Class A common stock may trade, which could cause its value to decline. A more active market for our Class A common stock may never develop. As a result, investors must bear the economic risk of holding their shares of our Class A common stock for an indefinite period of time.

Failure to meet the financial performance guidance or other forward-looking statements we have provided to the public could result in a decline in our stock price.

We have previously provided, and may provide in the future, public guidance on our expected financial results for future periods. Although we believe that this guidance provides investors with a better understanding of management's expectations for the future and is useful to our stockholders and potential stockholders, such guidance is comprised of forward-looking statements subject to the risks and uncertainties described in this prospectus and in our other public filings and public statements. Our actual results may not always be in line with or exceed the guidance we have provided. If our financial results for a particular period do not meet our guidance or if we reduce our guidance for future periods, the market price of our Class A common stock may decline.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

As described in our Annual Report on Form 10-K for the year ended December 31, 2015, our management has determined that, as of December 31, 2015, we did not maintain effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework as a result of identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. We have yet to fully remediate the previously identified material weaknesses disclosed in our Annual Report on Form 10-K for the year ended December 31, 2014. While we have never been required to restate our consolidated financial statements, the existence of the continuing material weaknesses in our internal control over financial reporting increases the risk that a future restatement of our consolidated financials is possible.

Delaware law contains anti-takeover provisions that could deter takeover attempts that could be beneficial to our stockholders.

Provisions of Delaware law could make it more difficult for a third-party to acquire us, even if doing so would be beneficial to our stockholders. Section 203 of the Delaware General Corporation Law may make the acquisition of our company and the removal of incumbent officers and directors more difficult by prohibiting stockholders holding 15% or more of our outstanding voting stock from acquiring us, without our board of directors' consent, for at least three years from the date they first hold 15% or more of the voting stock.

The two class structure of our common stock could have the effect of concentrating voting control with a limited group.

Our authorized capital includes two classes of common stock which have different voting rights. Our Class B common stock has 10 votes per share and our Class A common stock has one vote per share. The shares of our Class B common stock were originally held by two of our executive officers who were the founders of our company, but these shares were converted into shares of our Class A common stock in October 2013. While there are presently no shares of Class B common stock outstanding, in the future our Board could choose to issue shares to one or more individuals or entities. As a result of the voting rights associated with the Class B common stock, those individuals or entities could have significant influence over the management and affairs of the company and control over matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, for the foreseeable future. This concentrated voting control could limit your ability to influence corporate matters and could adversely affect the price of our Class A common stock.

Our Class A common stock is a "penny stock," which makes it more difficult for our investors to sell their shares.

Our Class A common stock is considered a "penny stock" and is subject to the "penny stock" rules adopted under Section 15(g) of the Securities Exchange Act of 1934. These rules require, among other things, that brokers who trade penny stock to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our Class A common stock. If our Class A common stock is subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

FINRA sales practice requirements may limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, FINRA has adopted rules that require that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must take reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative low priced securities will not be suitable for at least some customers. These FINRA requirements make it more difficult for broker-dealers to recommend that at least some of their customers buy our Class A common stock, which may limit the ability of our stockholders to buy and sell our Class A common stock and could have an adverse effect on the market for our shares.

We have outstanding options and warrants to purchase approximately 42% of our currently outstanding Class A common stock.

At March 16, 2016 we had 29,977,925 shares of our Class A common stock outstanding together with outstanding options and warrants to purchase an aggregate of 12,535,347 shares of Class A common stock at exercise prices of between $0.81 and $2.70 per share. In the event of the exercise of the warrants and/or options, the number of our outstanding Class A common stock will increase by approximately 42%, which will have a dilutive effect on our existing stockholders.

Certain of our outstanding warrants contain cashless exercise provisions which means we will not receive any cash proceeds upon their exercise.

At March 16, 2016 we had common stock warrants outstanding to purchase an aggregate of 933,896 shares of our Class A common stock with an average exercise price of $1.10 per share which are exercisable on a cashless basis. This means that the holders, rather than paying the exercise price in cash, may surrender a number of warrants equal to the exercise price of the warrants being exercised. In addition, the exercise price of the Financing Warrant to purchase 2,900,000 shares of our Class A common stock at an exercise price of $1.00 per share is payable at the option of the warrant holder through a reduction in the principal outstanding under the notes issued under the terms of the Financing Agreement. It is possible that the warrant holders will use the cashless exercise feature, and that the holder of the Financing Warrant will elect to pay the exercise price through a reduction in the amount owed. In either event, it will deprive us of additional capital which might otherwise be obtained if the warrants were exercised on a cash basis.

The elimination of monetary liability against our directors and officers under Delaware law and the existence of indemnification rights held by our directors and officers may result in substantial expenditures by us and may discourage lawsuits against our directors and officers.

Our certificate of incorporation eliminates the personal liability of our directors and officers to our company and our stockholders for damages for breach of fiduciary duty as a director or officer to the extent permissible under Delaware law. Further, our bylaws provide that we are obligated to indemnify any of our directors or officers to the fullest extent authorized by Delaware law. We are also parties to separate indemnification agreements with certain of our directors and our officers which, subject to certain conditions, require us to advance the expenses incurred by any director or officer in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against any of our current or former directors or officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even if such actions, if successful, might otherwise benefit us or our stockholders.

If the selling security holders all elect to sell their shares of our Class A common stock at the same time, the market price of our shares may decrease.

It is possible that the selling security holders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price of our Class A common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus includes forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "aim," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Forward-looking statements include, but are not limited to, statements about:

•	our ability to grow our revenues and manage our gross margins;
•	our history of losses;
•	our limited operating history;
•	the terms of the Financing Agreement and its impact on our business and operations;
•	the impact of our debt obligations on our liquidity and financial condition;
•	the impact of the earn out payments to Mr. Steel on our cash flows in future periods;
•	our possible need for additional financing and the requirement under the Financing Agreement to use the proceeds of any additional financings to reduce the obligations to the lender;
•	risks associated with loss to access to the Facebook platform;
•	risks associated with loss of access to real time bidding inventory buyers and RTB platforms;
•	our dependence on a small number of customers;
•	the continued appeal of Internet advertising;
•	our dependence on our publishers;
•	risks related to possible future acquisitions;
•	the possible exercise of the put right by the holder of the Financing Warrant;
•	the limited market for our Class A common stock;
•	risks associated with material weaknesses in our internal control over financial reporting;
•	anti-takeover provisions of Delaware law;
•	the possible issuance of shares of our Class B common stock;
•	the impact of penny stock rules on the trading in our Class A common stock;
•	the impact of FINRA sales practice requirements on the market for our Class A common stock;
•	dilution to our stockholders from the exercise of outstanding options and warrants, including those with cashless features; and
•	the terms of indemnification agreements with our executive officers and directors.

You should read thoroughly this prospectus and the documents that we refer to herein with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements including those made in Risk Factors appearing elsewhere in this prospectus. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Class A common stock is quoted on the OTCQB Tier of the OTC Markets under the symbol “SCRI.” Our Class A common stock is thinly traded. The reported high and low last bid prices for the Class A common stock are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

	High	Low

2014
First quarter ended March 31, 2014	$3.24	$1.00
Second quarter ended June 30, 2014	$1.39	$0.98
Third quarter ended September 30, 2014	$1.40	$0.70
Fourth quarter ended December 31, 2014	$1.55	$0.81

2015
First quarter ended March 31, 2015	$1.27	$1.07
Second quarter ended June 30, 2015	$1.60	$1.05
Third quarter ended September 30, 2015	$2.24	$1.45
Fourth quarter ended December 31, 2015	$2.00	$1.33

The last sale price of our Class A common stock as reported on the OTCQB on March 18, 2016 was $1.79 per share. As of March 16, 2016, there were approximately 80 record owners of our Class A common stock.

Dividend policy

We have never paid cash dividends on either our Class A common stock or our Class B common stock. Under Delaware law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Delaware statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with the relevant Delaware statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits and dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

In addition, under the terms of the Financing Agreement, we are prohibited from declaring and paying dividends on our capital stock.

Future sales under Rule 144

At March 16, 2016 we had approximately 17,680,000 outstanding shares of Class A common stock which are "restricted securities" under Rule 144 of the Securities Act of 1933. In general, under Rule 144, as currently in effect, a person, or person whose shares are aggregated, who is not our affiliate or has not been an affiliate during the prior three months and owns shares that were purchased from us, or any affiliate, at least six months previously, is entitled to make unlimited public resales of such shares provided there is current public information available at the time of the resales. A person, or persons whose shares are aggregated, who are affiliates of the issuer and own shares that were purchased from us, or any affiliate, at least six months previously is generally entitled to sell within any three month period, a number of shares of Class A common stock that does not exceed 1% of the then outstanding shares of Class A common stock, subject to manner of sale provisions, notice requirements and the availability of current public information about the issuer.

Future sales of restricted Class A common stock under Rule 144 or otherwise or of the shares which we are registering under this prospectus could negatively impact the market price of our Class A common stock. We are unable to estimate the number of shares that may be sold in the future by our existing stockholders or the effect, if any, that sales of shares by our stockholders will have on the market price of our Class A common stock prevailing from time to time.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2015.  The table should be read in conjunction with the audited consolidated financial statements and related notes included elsewhere in this prospectus.

December 31, 2015

Long term liabilities	$8,033,898
Preferred stock, $0.001 par value, 50,000,000 shares authorized, no shares outstanding	—
Class A common stock, $0.001 par value, 250,000,000 shares authorized, 28,110,229 shares outstanding	28,110
Class B common stock, $0.001 par value, 9,000,000 shares authorized, no shares outstanding	—
Additional paid-in capital	13,989,590
Accumulated deficit	(10,141,771)
Total stockholders' equity	$3,875,929

Total capitalization	$11,909,827

USE OF PROCEEDS

We will not receive any proceeds upon the sale of shares of Class A common stock by the selling security holders. However, if all of the warrant holders exercise the warrants on a cash basis, we would receive approximately $8,794,000 in gross proceeds. Any proceeds that we receive from the exercise of the outstanding warrants, if exercised on a cash basis, will be used by us for general working capital, subject to the terms of the Financing Agreement. The actual allocation of proceeds realized from the exercise of the warrants will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL STATEMENTS

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations for 2015 and 2014 should be read in conjunction with the audited consolidated financial statements and the notes to those statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this prospectus. We use words such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could," and similar expressions to identify forward-looking statements.

Overview

We are an Internet advertising and platform technology company that provides tools to automate the digital advertising market. We have built technologies and leveraged partner technologies that service social media and the real-time bidding (RTB) markets. Our focus is to provide technology tools that enable both publishers and advertisers to maximize their digital advertising initiatives. We derive our revenues from:

•

sales of digital advertising campaigns to advertising agencies and brands;

•

sales of media inventory through RTB exchanges;

•

sale and licensing of our SRAX Social platform and related media; and,

•

creation of custom platforms for buying media on SRAX for large brands.

The core elements of our business are:

•

Social Reality Ad Exchange or "SRAX" – Real Time Bidding sell side and buy side representation is our technology which assists publishers in delivering their media inventory to the real time bidding, or RTB, exchanges. The SRAX platform integrates multiple market-leading demand sources including OpenX, Pubmatic and AppNexus. We also build custom platforms that allow our agency partners to launch and manage their own RTB campaigns by enabling them to directly place advertising orders on the platform dashboard and view and analyze results as they occur;

•

SRAX MD is our ad targeting and data platform for healthcare brands, agencies and medical content publishers. Healthcare and pharmaceutical publishers utilize the platform for yield optimization, audience extension campaigns and re-targeting of their healthcare professional audience. Agencies and brands purchase targeted digital and mobile ad campaigns;

•

SRAX Social, is a social media and loyalty platform that allows brands to launch and manage their social media initiatives. Our team works with customers to identify their needs and then helps them in the creation, deployment and management of their social media presence; and

•

SRAX APP, a recently launched new product, which is a platform that allows publishers and content owners to launch native mobile applications through our SRAX platform.

We offer our customers a number of pricing options including cost-per-thousand-impression ("CPM"), whereby our customers pay based on the number of times the target audience is exposed to the advertisement, and cost-per-engagement ("CPE"), whereby payment is triggered only when an individual takes a specific activity.

During the second quarter of 2015 we launched the SRAX App, a free platform that provides online publishers an opportunity to distribute their content via a branded mobile application that updates automatically as they publish new content to their website. The platform also allows publishers the opportunity to bring in influencer feeds from Facebook, Instagram, YouTube and Twitter that are relevant to their content. In 2015 we also completed the technology needed to both operate the buy side of our SRAX platform and the buy side of SRAX MD, and launched our SRAX APP which we expect to begin contributing to our revenues in a meaningful basis during the second half of 2016. Lastly, in 2015 we also combined our GroupAd, SRAX DI and Five Delta offerings and rebranded these offerings as SRAX Social. During 2016 we expect to continue to enhance all of our technology offerings of SRAX, SRAX Social, SRAX MD and SRAX APP. We are now in the marketing and monetization phases of these technologies and our efforts are focused on the continued growth of our sales and marketing efforts of these platforms.

Results of operations

2015 as compared to 2014

	Year Ended December 31,
	2015	2014	change

Revenues	$30,294,165	$5,120,343	492%
Cost of revenue	14,407,363	2,971,948	385%
Gross margin percentage	52.4%	45.5%	6.9%
Operating expenses	14,834,766	6,066,611	145%
Operating income (loss)	1,052,036	(3,738,216)	128%
Interest (expense)	(3,775,945)	(673,347)	461%
Net (loss)	$(2,723,909)	$(4,411,563)	(38)%

Revenue

Increases in our revenues in 2015 from 2014 are due to growth in both the sell-side products, and buy-side products, as well as reporting operations for Steel Media for a full 12 month period.

Cost of revenue

Cost of revenue consists of certain labor costs, payments to website publishers and others that are directly related to a revenue-generating event and project and application design costs. During 2015 we have continued to benefit from an increase in our gross margins as a result of the decrease in our cost of revenue. Cost of revenue as a percent of revenue decreased to 47.6% for 2015 as compared to 54.5% for 2014. This decrease is due to the mix of higher-margin products. Approximately 99% of cost of revenue for 2015 was attributable to payments to website publishers and other media providers as compared to 95% for 2014. The balance was attributable to labor costs and project and application design costs. As we continue to grow the revenue from our buy-side and sell-side product offerings, we expect that our blended gross margins will remain in the range of 40% to 50% in 2016.

Operating expense

Our operating expenses are comprised of salaries, commissions, marketing and general overhead expenses. Overall, our operating expense increased 145% for 2015 from 2014. Included in the overall increase is an increase of approximately 104% in our operating expenses which is attributable to operating expenses of Steel Media for a 12 months versus two months in 2014. Our other historic operating expenses have increased as we have increased our technical team, our sales team and our marketing efforts in support of the growth of our company.

Interest income (expense)

Interest expense in 2015 represents costs associated with the note issued to Mr. Steel as partial consideration for the purchase of Steel Media together with the notes issued under the Financing Agreement described elsewhere in this prospectus. The expense also includes amortization of debt costs and the accretion of contingent consideration and the put liability associated with the Steel Media acquisition. While we satisfied the note to Mr. Steel in October 2015, we expect our interest expense will continue to increase during 2016 from 2015 as a result of increased borrowings under the Financing Agreement.

Quarterly results of operations data

The following table set forth our unaudited quarterly statements of operations data for the three months ended December 31, 2015 and 2014. We have prepared the quarterly data on a consistent basis with the audited consolidated financial statements included in this prospectus. In the opinion of management, the unaudited quarterly financial information reflects all necessary adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of this data. This information should be read in conjunction with the audited consolidated financial statements and related notes included elsewhere in this prospectus. The results of historical periods are not necessarily indicative of the results of operations for a full year or any future period.

	Three Months Ended December 31,
	2015	2014
	(unaudited)	(unaudited)
Revenues	$8,121,070	$3,626,588
Cost of revenue	3,710,301	1,725,612
Gross profit	4,410,769	1,900,976
Operating expense	3,920,278	3,152,255
Income (loss) from operations	490,491	(1,251,279)
Interest (expense)	(916,990)	(674,612)
Net (loss)	$(426,499)	$(1,925,891)
Net loss per share, basic and diluted	$(0.02)	$(0.08)
Weighted average shares outstanding	27,346,804	24,672,299

Non-GAAP financial measures

We use Adjusted net (loss) to measure our overall results because we believe it better reflects our net results by excluding the impact of non-cash equity based compensation. We use Adjusted EBITDA to measure our operations by excluding interest and certain additional non-cash expenses. We believe the presentation of Adjusted net (loss) and Adjusted EBITDA enhances our investors' overall understanding of the financial performance of our business.

You should not consider Adjusted net (loss) and Adjusted EBITDA as an alternative to net income (loss), determined in accordance with GAAP, as an indicator of operating performance. A directly comparable GAAP measure to Adjusted net (loss) and Adjusted EBITDA is net (loss). The following is a reconciliation of net (loss) to Adjusted net (loss) and Adjusted EBITDA for the periods presented:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited, in thousands)	2015	2014	2015	2014
Net income (loss)	$(427)	$(1,926)	$(2,724)	$(4,412)
plus:
Equity based compensation	373	1,127	1,475	1,858
Adjusted net income (loss)	$(54)	$(799)	$(1,249)	(2,554)
Interest expense	917	675	3,776	673
Depreciation of property, plant and equipment	207	5	411	15
Adjusted EBITDA	$1,070	$(119)	$2,938	$(1,866)

Liquidity and capital resources

Liquidity is the ability of a company to generate sufficient cash to satisfy its needs for cash. As of December 31, 2015 we had approximately $1,100,000 in cash and cash equivalents and a deficit in working capital of $8,102,330, as compared to cash and cash equivalents of approximately $1,843,000 and a deficit in working capital of $4,396,240 at December 31, 2014. Our current assets increased 43% at December 31, 2015 as compared to December 31, 2014 which is primarily attributable to an increase in our accounts receivable as a result in the revenue growth. Our current liabilities increased 61% at December 31, 2015 as compared to December 31, 2014 which is the result of several factors, including the increase in our accounts payable and accrued expenses associated with our growth, as well as increased borrowings under the Financing Agreement, and reclassifications of contingent consideration, which represents the earn outs Mr. Steel may receive, and a put liability related to the warrant issued in connection with the Financing Agreement into current liabilities as a result of the due dates of these possible obligations. These increases were offset by a decline of $2.5 million in notes payable related party representing the payment of the note to Mr. Steel during the fourth quarter of 2015. In addition, during January 2016 we paid Mr. Steel $4 million of the contingent consideration representing his first year earn out payment.

Our principal sources of operating capital have historically been equity and debt financing. During 2014 we raised additional capital of approximately $5,049,000 in net proceeds through the sale of our equity securities. Subsequent to December 31, 2015 we have raised an additional $500,000 through the sale of our equity securities. During the fourth quarter of 2014 we entered into the Financing Agreement with Victory Park Management, LLC, as administrative agent and collateral agent for the lenders which is described below. In May 2015 we entered into the First Amendment to Financing Agreement with Victory Park Management, LLC, as administrative agent and collateral agent for the lenders. Under the terms of the amendment, the leverage ratio, senior leverage ratio, fixed charge coverage ratio and interest coverage ratio under the Financing Agreement were all modified, and the minimum current ratio was reduced. The amendment also modified our obligations with respect to the delivery of certain reports, certain representations by us as well as clarifying other additional terms by which the loan is administered.

The Financing Agreement provides for borrowings of up to $20 million. As of March 1, 2016 we have drawn a total of $14 million under the Financial Agreement, of which $9 million was used in connection with the initial acquisition of Steel Media in 2014, an additional $1.4 million was used in the payment of the Steel Note at its maturity in October 2015 and $1.6 million was used for the cash portion of the first year earn out payment to Mr. Steel in January 2016. The balance of the funds we have drawn under the Financing Agreement have been used for working capital. During 2015 we also made payments to VPC against the draws aggregating $1.9 million.

We do not have any commitments for capital expenditures. The terms of the Financing Agreement requires us to allocate a significant portion of our expected future cash flow to satisfying obligations under that agreements. Under the terms of the Financing Agreement, we are obligated to make:

•

monthly interest payments, inclusive of payment-in-kind, or PIK interest, of approximately $140,000,

•

quarterly amortization payments of 2.5% of principal in year one of the loan, resulting in principal payments of approximately $225,000 per quarter in the first year of the loan, increasing to 5% of principal in year two of the loan and further increasing to 10% of principal in year three of the loan;

•

quarterly mandatory prepayments on the loan, in an amount calculated as 50% of excess cash flow as defined in the Financing Agreement, of EBITDA less amortization and interest payments, plus associated prepayment penalties;

•

payments of proceeds from asset sales, proceeds of debt or equity financings, certain extraordinary receipts (including tax refunds and indemnification payments received in connection with any acquisition), and the proceeds of any taking or destruction of collateral; and

•

other selected cash outlays, such as late charges, yield maintenance premiums, costs and expenses

In August 2015, Victory Park Management, LLC as agent for the lenders waived the excess cash flow payment for the quarter ended June 30, 2015.

Additionally, under the terms of the Stock Purchase Agreement for the acquisition of Steel Media, we are potentially obligated to pay Mr. Steel up to two $4 million annual earn out payments based upon the satisfaction of certain targets generated by Steel Media operations for the periods ending October 31, 2015 and October 31, 2016. The adjusted EBITDA targets which must be met in order for Mr. Steel to earn these additional amounts are approximately $4.1 million for the 2015 period and approximately $4.9 million for the 2016 period. The EBITDA target for the first earn out period ended October 31, 2015 was achieved and in January 2016 we paid Mr. Steel $4 million, of which $1.6 million was paid in cash and the balance was paid through the issuance of shares of our Class A common stock in accordance with the terms of the Stock Purchase Agreement. If the 2016 earn out target is met, the cash payment we will need to make to Mr. Steel will reduce the funds which may be used for our debt service obligations and for working capital needs. Any failure on our part to make any earn out payment which may be due Mr. Steel could result in an event of default under the Financing Agreement.

The net effect of these required payments under the Financing Agreement and the Steel Note, while it remained outstanding, as well as the earn out payments to Mr. Steel, is anticipated to equal the majority of the cash flow generated from Steel Media’s operations. Following the satisfaction of the Steel Note in October 2015, to the extent that we are able to increase the earnings attributable to Steel Media, we are paying down the notes issued under the Financing Agreement.

Other than cash generated from operations and the Financing Agreement, we do not have any external sources of liquidity. While the Financing Agreement provides that we can borrow up to $20 million in total, our ability to access any additional funds under it is at the discretion of the lender, and there can be no assurance the lender will agree to lend us any additional amounts. In the event of a default by us under the terms of the Financing Agreement, remedies for the lender range from notice and cure, to acceleration of both principal and interest. Our operations may not generate sufficient cash to enable us to service our debt. Upon an event of default under the Financing Agreement, if we were unable to cure the default within the prescribed periods, if at all, the lender could increase our interest rates or accelerate all amounts then due. If we were unable to repay these obligations, the lender could foreclose on our assets and collateral, in which case our ability to continue our business and operations as then conducted would be in jeopardy. If the lender should foreclose on our assets, it is likely you would lose your entire investment in our company.

If we are able to significantly increase our revenues and cash flows from operations, we should have sufficient internally generated working capital to satisfy these obligations and fund our ongoing business. If, however, we are not successful in these efforts and we are not able to access additional funding under the Financing Agreement, it is possible we will need to delay or scale back our growth plans.

Net Cash Provided (Used) in Operating Activities

Net cash provided by operating activities was $739,066 during 2015 compared to net cash used in operating activities of $2,481,551 for 2014. The period to period change was primarily attributable to a decrease in net loss (after adjusting for non-cash expenses) and increases in our accounts payable and other liabilities partially offset by increases in our accounts receivable and prepayments.

Net Cash Used in Investing Activities

We used $33,616 for the purchase of furniture and equipment during 2015, with $1,974,818 used during 2014, which included costs associated with the acquisition of Steel Media.

Net Cash (Used) Provided by Financing Activities

During 2015 net cash used in financing activities was $1,457,657 which represented the proceeds from draws under the Financing Agreement, net of costs and repayments including the satisfaction of the Steel Note. During 2014, we received $3,952,847 from the sale of our securities and paid costs of $16,291 associated with the sales. We received $1,227,601 in proceeds from the Financing Agreement and paid costs of $579,659.

Financing Agreement with Victory Park Management, LLC as agent for the lenders

On October 30, 2014, we entered into the Financing Agreement, which, as amended in May 2015, provides for borrowings of up to $20 million to be evidenced by notes issued thereunder, which are secured by a first priority, perfected security interest in substantially all of our assets, including those of our subsidiaries, and a pledge of 100% of the equity interests of each of our domestic subsidiaries pursuant to the terms of a Pledge and Security Agreement. At December 31, 2015 we had drawn $11.9 million under the Financing Agreement and have drawn an additional $2.1 million during the first quarter of 2016. During 2015 we made payments against the draws aggregating $1.9 million. The Financing Agreement contains covenants limiting, among other things, indebtedness, liens, transfers or sales of assets, distributions or dividends, and merger or consolidation activity. The notes issued pursuant to the Financing Agreement, bear interest at a rate per annum equal to the sum of:

•

cash interest at a rate of 10% per annum, and

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payment-in-kind, or PIK, interest at a rate of 4% per annum for the period commencing on October 30, 2014 and extending through the last day of the calendar month during which our financial statements for December 31, 2014 were delivered. The PIK interest rate thereafter from time to time may be adjusted based on the ratio of our consolidated indebtedness to our earnings before interest, taxes, depreciation and amortization.

If we achieve a reduction in the leverage ratio as described in the Financing Agreement, the PIK interest rate declines on a sliding scale from 4% to 2%. The notes issued under the Financing Agreement are scheduled to mature on October 30, 2017.

The Financing Agreement provides for our subsidiaries to join the Financing Agreement from time to time as borrowers and cross guarantors thereunder. Immediately after our acquisition of Steel Media on October 30, 2014, Steel Media executed a joinder agreement under which it became a borrower under the Financing Agreement. In addition, immediately after our acquisition of Five Delta on December 19, 2014, Five Delta executed a joinder agreement under which it became a borrower under the Financing Agreement.

Pursuant to the Financing Agreement, on October 30, 2014, we also issued to the lender a five-year warrant to purchase 2,900,000 shares of our Class A common stock at an exercise price of $1.00 per share, subject to adjustment, which we refer to as the Financing Warrant. The exercise price of the Financing Warrant is payable, at the option of the warrant holder, in cash or through a reduction in the principal outstanding under the notes issued under the terms of the Financing Agreement. The warrant holder may not, however, exercise the Financing Warrant for a number of shares of Class A common stock that would cause such holder to beneficially own shares of Class A common stock in excess of 4.99% of our outstanding shares of Class A common stock following such exercise. The number of shares issuable upon exercise of the Financing Warrant and the exercise price therefor are subject to adjustment in the event of stock splits, stock dividends, recapitalizations and similar corporate events. Pursuant to the Financing Warrant, the warrant holder has the right, at any time after the earlier of April 30, 2016 and the maturity date of the notes issued pursuant to the Financing Agreement, but prior to October 30, 2019, to exercise its put right under the terms of the Financing Warrant, pursuant to which the warrant holder may sell to us all or any portion of the Financing Warrant that has not been previously exercised. In connection with any exercise of this put right, the purchase price will be equal to an amount based upon the percentage of the Financing Warrant for which the put right is being exercised, multiplied by the lesser of 50% of the total of our consolidated revenue for the trailing 12-month period ending with our then-most recently completed fiscal quarter, or $1,500,000. As contemplated under the Financing Agreement, on October 30, 2014 we also entered into a Registration Rights Agreement with the holder of the Financing Warrant, pursuant to which we granted the holder certain "piggyback" rights to register the shares of our Class A common stock issuable upon exercise of the Financing Warrant. We registered the resale all of the shares underlying the Financing Warrant pursuant to a registration statement which was originally declared effective by the Securities and Exchange Commission on October 7, 2015.

As part of the arrangements under the Financing Agreement, Victory Park Management, LLC, Mr. Steel, and Social Reality and Steel Media also entered into a Subordination Agreement under which Mr. Steel has agreed, subject to the terms and conditions of the Subordination Agreement, to subordinate to the lenders and holders of notes issued under the Financing Agreement and the Financing Warrant certain obligations, liabilities, and indebtedness, including, without limitation, payments of earn out consideration owed to him as described elsewhere in this prospectus.

Critical accounting policies

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses during the reported periods. The more critical accounting estimates include estimates related to revenue recognition and accounts receivable allowances. We also have other key accounting policies, which involve the use of estimates, judgments and assumptions that are significant to understanding our results, which are described in Note 1 to our audited consolidated financial statements for 2015 appearing elsewhere in this prospectus.

Recent accounting pronouncements

The recent accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our financial statements upon adoption.

Off balance sheet arrangements

As of the date of this prospectus, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

OUR BUSINESS

We are an Internet advertising and platform technology company that provides tools to automate the digital advertising market. Our focus is to provide technology tools that enable both publishers and advertisers to maximize their digital advertising initiatives. We derive our revenues from:

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sales of digital media advertising campaigns to advertising agencies and brands;

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sales of media inventory through real-time bidding, or RTB, exchanges;

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sale and licensing of our SRAX Social platform and related media; and

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creation of custom platforms for buying media on SRAX for large brands.

SRAX – Real Time Bidding sell side representation. Our technology assists publishers in delivering their media inventory to the RTB exchanges. An RTB exchange is a method of selling and buying online display advertising in real time, one ad impression at a time, utilizing computer algorithms to automatically buy and sell ads in real-time. Our tools provide reporting to these publishers about the sales of their media inventory on these exchanges. We believe that our tools assist publishers in maximizing their revenues. We contract with web and mobile publishers to sell their media inventory on the RTB exchanges by having the publisher sign up on our portal to become one of our publishing partners. Once the publisher signs up, the traffic they deliver is evaluated by us for fraud potential; once approved, we provide the publisher with technology that allow us to deliver advertising to their approved sites or applications. This includes providing the partner with technology from our advertising server that they then place onto their webpage. This "tag" allows us to fill advertising space on the publisher's website when we have an advertiser that would like to buy the space. Our platform presents all of the media inventory from our publishing partners to many different buyers at the same time, and then those buyers have the ability to bid on the inventory. Our system then takes the highest price offered and sells the space to that bidder. The price that advertisers are willing to pay for any specific placement is determined in real time and we seek to deliver the highest paid ad at any given time.

SRAX – Real Time Bidding buy side representation. We also provide our SRAX platform to brands and their advertising agencies. We build custom platforms that allow our agency partners to launch and manage their own RTB campaigns by enabling them to directly place advertising orders on the platform dashboard and view and analyze results as they occur. These efforts involve working with the brand and agencies to understand their marketing objectives and then customizing our buying platform to allow these clients to import their own first party consumer targeting data to maximize their media buys. We also provide the clients access to third party consumer targeting data that allows them to further target their media buys. In some instances we provide these services on a managed basis where the clients provide us with an insertion order and we launch and manage the program on the SRAX platform on their behalf.

SRAX Social. SRAX Social is a social media and loyalty platform that allows brands to launch and manage their social media initiatives. We have found that many of our clients need to build a social media presence and SRAX Social provides the tools and services necessary to launch a presence on Facebook, Twitter, Instagram, Pinterest and other social networks. Our team works with customers to identify their needs and then helps them in the creation, deployment and management of their social media presence. SRAX Social allows brand marketers to select from a number of pre-created applications, and then launch these applications and loyalty programs on their social media sites and their websites. With the addition of the SRAX platform, we are helping brands to identify their influencers and then, utilizing this first party data, we are creating "look alike audiences." Look alike audiences are consumers who match the characteristics of the identified "influencers." These consumers are likely to be influential to the brand. Once we create the "look alike audience," we are able to reach these consumers across the web and on social networks through our SRAX platform. SRAX Social represents the combination and rebranding in 2015 of our GroupAd, SRAX DI and Five Delta offerings.

SRAX MD. SRAX MD is an ad targeting and data platform for healthcare brands, agencies and medical content publishers. Healthcare and pharmaceutical publishers utilize the platform for yield optimization, audience extension campaigns and re-targeting of their healthcare professional audience. Agencies and brands purchase targeted digital and mobile ad campaigns.

SRAX APP. SRAX APP is a platform allows publishers and content owners to launch native mobile applications through our SRAX platform. Our platform takes our content partner's social and other content and creates an application that is placed in the Google Play Store and in the Apple App Store, as well as other application marketing locations to market the app. We are the owner of the application and share any revenue generated through the application with our content partners.

Marketing and sales

We market our services through our in house sales team, which is divided into two distinct activities. One group is responsible for brand advertisers and advertising agencies, and the other is responsible for publisher acquisition and management. Our in house marketing is focused on social media, including Facebook, LinkedIn and Twitter, public relations (PR), industry events and the creation of white papers which assist in our marketing efforts and are used as lead generation tools for our sales team. We also attend industry specific events such as AdTech, AdExchanger, and Salesforce annual events and local events in Los Angeles and New York.

We rely on our publishing partners to provide the media inventory that we sell and use to promote our marketing campaigns as well as to assist in driving user traffic to these campaigns.

Intellectual property

We currently rely on a combination of trade secret laws and restrictions on disclosure to protect our intellectual property rights. Our success depends on the protection of the proprietary aspects of our technology as well as our ability to operate without infringing on the proprietary rights of others. We also enter into proprietary information and confidentiality agreements with our employees, consultants and commercial partners and control access to, and distribution of, our software documentation and other proprietary information. Prior to our acquisition of Five Delta in December 2014, in October 2014 it filed a U.S. patent for a method and system for bidding and performance tracking using online advertisements and provisional status has been granted under 62/060,247. In addition, it claimed the benefit of a pending U.S. patent number 61/604,348 for online advertising scoring. The provisional patent application has now been converted to a non-provisional patent application number 12/960,435 and is awaiting examination by the Patent Office.

Competition

We operate in a highly competitive environment. Our competitors include companies who focus on the RTB market and companies who are focused on providing social media applications on a managed and self-service basis. We believe we compete based on both our ability to assist our customers to obtain the best available prices as well as our excellent customer service. The barrier to entry to our industry is low. We believe that in the future we will face increased competition from these companies as they expand their operations as well as new entrants to our industry. Most of the entities against which we compete, or may compete, are larger and have greater financial resources than our company. Competition for advertising placements among current and future suppliers of Internet navigational and informational services, high-traffic websites and Internet service providers, as well as competition with other media for advertising placements, could result in significant price competition, declining margins and reductions in advertising revenue. In addition, as we continue our efforts to expand the scope of our services, we may compete with a greater number of publishers and other media companies across an increasing range of different services, including vertical markets where competitors may have advantages in expertise, brand recognition and other areas. If existing or future competitors develop or offer products or services that provide significant performance, price, creative or other advantages over those offered by us, our business, results of operations and financial condition could be negatively affected. We also compete with traditional advertising media, such as direct mail, television, radio, cable, and print, for a share of advertisers' total advertising budgets. Many current and potential competitors enjoy competitive advantages over us, such as longer operating histories, greater name recognition, larger customer bases, greater access to advertising space on high-traffic websites, and significantly greater financial, technical, sales, and marketing resources. As a result, we may not be able to compete successfully. If we fail to compete successfully, we could lose customers or media inventory and our revenue and results of operations could decline.

Government regulation

Aspects of the digital marketing and advertising industry and how our business operates are highly regulated. We are subject to a number of domestic and, to the extent our operations are conducted outside the U.S., foreign laws and regulations that affect companies conducting business on the Internet and through other electronic means, many of which are still evolving and could be interpreted in ways that could harm our business. In particular, we are subject to rules of the Federal Trade Commission, or FTC, the Federal Communications Commission, or FCC, and potentially other federal agencies and state laws related to our advertising content and methods, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or CAN-SPAM Act, which establishes certain requirements for commercial electronic mail messages and specifies penalties for the transmission of commercial electronic mail messages that follow a recipient's opt-out request or are intended to deceive the recipient as to source or content, and federal and state regulations covering the treatment of member data that we collect from endorsers.

U.S. and foreign regulations and laws potentially affecting our business are evolving. We have not yet developed an internal compliance program nor do we have policies in place to monitor compliance. Instead, we rely on the policies of our publishing partners and advertising clients. If we are unable to identify all regulations to which our business is subject and implement effective means of compliance, we could be subject to enforcement actions, lawsuits and penalties including, but not limited to, fines and other monetary liability or injunction that could prevent us from operating our business or certain aspects of our business. In addition, compliance with the regulations to which we are subject now or in the future may require changes to our products or services, restrict or impose additional costs upon the conduct of our business or cause users to abandon products or aspects of our services. Any such action could have a material adverse effect on our business, results of operations and financial condition.

The FTC adopted Guides Concerning the Use of Endorsements and Testimonials in Advertising on October 5, 2009. These guides recommend that advertisers and publishers clearly disclose in third-party endorsements made online, such as in social media, if compensation was received in exchange for said endorsements. Because some of our marketing campaigns entail the engagement of consumers to refer other consumers in their social networks to view ads or take action, and both we and the consumer may earn cash and other incentives, and any failure on our part to comply with these guides may be damaging to our business. We currently do not take any steps to monitor compliance with these guides. In the event of a violation, the FTC could potentially identify a violation of the guides, which could subject us to a financial penalty or loss of endorsers or advertisers.

In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as the 2002 amendment to California's Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

We are also subject to federal, state, and foreign laws regarding privacy and protection of user data. Any failure by us to comply with these privacy-related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business. In addition, the interpretation of data protection laws, and their application to the Internet is unclear and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from state to state, country to country, or region to region, and in a manner that is not consistent with our current data protection practices. Complying with these varying requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect users' privacy and data could result in a loss of confidence in our services and ultimately in a loss of customers, which could adversely affect our business.

We generally only receive user data authorized through the Facebook user API. Access to such information, in addition to being limited in scope by Facebook policies and procedures, requires the affirmative authorization of the participating user, as stipulated by Facebook. In a campaign, we post a privacy policy and user agreement, which describe the practices concerning the use, transmission and disclosure of member data in connection with such campaign. Any failure by us to comply with our privacy policy and user agreement could result in proceedings against us by users, customers, governmental authorities or others, which could harm our business.

Many states have passed laws requiring notification to subscribers when there is a security breach of personal data. There are also a number of legislative proposals pending before the United States Congress, various state legislative bodies and foreign governments concerning data protection. We partner with providers of data to acquire this data and we do not own this data. In addition, data protection laws in Europe and other jurisdictions outside the United States may be more restrictive, and the interpretation and application of these laws are still uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which could have an adverse effect on our business. Furthermore, the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for linking to third-party websites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

Our users communicate across social and/or web-based channels. These communications are governed by a variety of U.S. federal, state, and foreign laws and regulations. In the United States, the CAN-SPAM Act establishes certain requirements for the distribution of "commercial" email messages for the primary purpose of advertising or promoting a commercial product, service, or Internet website and provides for penalties for transmission of commercial email messages that are intended to deceive the recipient as to source or content or that do not give opt-out control to the recipient. The FTC is primarily responsible for enforcing the CAN-SPAM Act, and the U.S. Department of Justice, other federal agencies, state attorneys general, and Internet service providers also have authority to enforce certain of its provisions.

The CAN-SPAM Act's main provisions include:

•	prohibiting false or misleading email header information;
•	prohibiting the use of deceptive subject lines;
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ensuring that recipients may, for at least 30 days after an email is sent, opt out of receiving future commercial email messages from the sender, with the opt-out effective within 10 days of the request;

•	requiring that commercial email be identified as a solicitation or advertisement unless the recipient affirmatively assented to receiving the message; and
•	requiring that the sender include a valid postal address in the email message.

The CAN-SPAM Act preempts most state restrictions specific to email marketing. However, some states have passed laws regulating commercial email practices that are significantly more punitive and difficult to comply with than the CAN-SPAM Act, particularly Utah and Michigan, which have enacted do-not-email registries listing minors who do not wish to receive unsolicited commercial email that markets certain covered content, such as adult content or content regarding harmful products. Some portions of these state laws may not be preempted by the CAN-SPAM Act.

Violations of the CAN-SPAM Act's provisions can result in criminal and civil penalties, including statutory penalties that can be based in part upon the number of emails sent, with enhanced penalties for commercial email senders who harvest email addresses, use dictionary attack patterns to generate email addresses, and/or relay emails through a network without permission.

With respect to text message campaigns, for example, the CAN-SPAM Act and regulations implemented by the FCC pursuant to the CAN-SPAM Act, and the Telephone Consumer Protection Act, also known as the Federal Do-Not-Call law, among other requirements, prohibit companies from sending specified types of commercial text messages unless the recipient has given his or her prior express consent. We, our users and our advertisers may all be subject to various provisions of the CAN-SPAM Act. If we are found to be subject to the CAN-SPAM Act, we may be required to change one or more aspects of the way we operate our business.

If we were found to be in violation of the CAN-SPAM Act, other federal laws, applicable state laws not preempted by the CAN-SPAM Act, or foreign laws regulating the distribution of commercial email, whether as a result of violations by our users or any determination that we are directly subject to and in violation of these requirements, we could be required to pay penalties, which would adversely affect our financial performance and significantly harm our reputation and our business.

In addition, because our services are accessible worldwide, certain foreign jurisdictions may claim that we are required to comply with their laws, including in jurisdictions where we have no local entity, employees, or infrastructure.

Employees

At March 16, 2016 we had 43 full-time employees. We also contract for the services of an additional approximately 47 individuals from a third-party provider. There are no collective bargaining agreements covering any of our employees.

Legal proceedings

We are not a party to any pending or threatened litigation.

Our offices

We lease our principal executive offices from an unrelated third party under a sublease agreement terminating on December 31, 2018 at an annual amount of $37,200. We also maintain offices in New York, New York, Mexicali, Mexico and Milan, Italy. We lease office space in New York, New York from an unrelated third party on a month to month basis at a base monthly rental of $5,850, which is subject to increase if additional services as requested. We lease approximately 3,400 square feet of office space in Mexicali, Baja California, Mexico from an unrelated third party under a lease agreement terminating in September 2021 at an initial annual rental of $77,580 plus a value-added tax (VAT) or its equivalent in the Mexican national currency and a 10% VAT for maintenance and certain overhead expenses. We rent office space in Charlotte, North Carolina from an unrelated third party on a month to month basis at a monthly rental of $1,950. We also lease certain office space in Milan, Italy from an unrelated third party under an agreement terminating in March 2017 at an annual rental of €6,000 plus VAT (or approximately $5,520).

Our history

We were originally organized in August 2009 as a California limited liability company under the name Social Reality, LLC, and we converted to a Delaware corporation effective January 1, 2012. Social Reality, LLC began business in May, 2010. Upon the conversion, we changed our name to Social Reality, Inc.

Acquisition of Steel Media

On October 30, 2014, we acquired 100% of the capital stock of Steel Media from Mr. Richard Steel pursuant to the terms and conditions of a Stock Purchase Agreement, dated October 30, 2014, by and among our company, Steel Media and Mr. Steel. Founded in 1999, Steel Media provides digital advertising services and display, mobile, video and email advertising inventory to both brands and advertising agencies. As consideration for the purchase of Steel Media, we agreed to pay Mr. Steel up to $20 million, consisting of:

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a cash payment at closing of $7.5 million;

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a cash payment of $2 million which is being held in escrow pursuant to the Escrow Agreement, dated October 30, 2014, by and among Wells Fargo Bank, National Association, our company and Mr. Steel, which we refer to as the Indemnity Escrow Agreement, to satisfy certain indemnification obligations to the extent such arise under the Stock Purchase Agreement;

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the Steel Note in the principal amount of $2.5 million which was secured by the 2,386,863 Escrow Shares; and

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earn out payments of up to $8 million.

The earn out consideration is payable upon the attainment of EBITDA targets of Steel Media during the two year period following the closing, 60% of which may be satisfied in shares of the our Class A common stock subject to the satisfaction of certain conditions set forth in the Stock Purchase Agreement. Further, in the event of:

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a change of control of our company or Steel Media, or

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Mr. Steel's termination without "cause" or resignation for "good reason" during the two year period following the closing,

we are obligated to pay Mr. Steel 100% of the earn out consideration (less any amount previously paid to Mr. Steel). To the extent we are prohibited from paying any earn out consideration in cash and Mr. Steel is prohibited from receiving same under the terms of the Subordination Agreement described elsewhere in this prospectus, Mr. Steel has the right to request that we pay him the prohibited cash earn out payment in shares of our Class A common stock.

The EBITDA targets for the first earn out period ended October 31, 2015 were met which entitled Mr. Steel to an earn out payment of $4 million. In January, 2016 we paid Mr. Steel $1.6 million in cash and issued him 1,283,766 shares of our Class A common stock valued at $2.4 million in full payment of the first year earn out.

The Steel Note bore interest at the rate of 5% per annum and the principal and accrued interest was due and payable on October 30, 2015. The Steel Note was also subject to certain mandatory partial prepayments for each of the fiscal quarters ending December 31, 2014, March 31, 2015 and June 30, 2015 in an amount equal to 25% of the "Excess Cash Amount" as defined in the Steel Note. We made a mandatory partial prepayment in August 2015, for the quarter ended June 30, 2015 in the amount of $241,737. On October 29, 2015 we paid Mr. Steel a total of $2,381,124 in full satisfaction of the remaining principal balance of the Steel Note and accrued but unpaid interest and the Steel Note was retired.

The obligations under the Steel Note were subordinated to our obligations under the Financing Agreement as described elsewhere in this prospectus, pursuant to the terms of the Subordination Agreement and was secured by the Escrow Shares. The Escrow Shares were considered issued but not outstanding, and Mr. Steel did not have any voting or other rights as a stockholder to the Escrow Shares during the period they were held in escrow. The Escrow Shares were being held by an escrow agent pursuant to the terms of an Escrow Agreement dated October 30, 2014 by and among Mr. Steel, Social Reality and Lowenstein Sandler LLP, as escrow agent. Following the satisfaction of the Steel Note, the escrow terminated, the Escrow Shares were returned to us and cancelled, returning to the status of authorized but unissued shares of our Class A common stock.

On October, 30, 2014, in connection with the acquisition of Steel Media, we entered into a Registration Rights Agreement with Mr. Steel pursuant to which we agreed to register any earn out shares issued to him. We granted Mr. Steel demand registration rights over the earn out shares which he may exercise 180 days after such shares are issued to him. In addition, Mr. Steel has the right to include any earn out shares issued to him in registration statements for offerings by us as well as offerings of our Class A common stock held by third parties. The terms of the Registration Rights Agreement contain underwriter and Rule 415 cutback provisions in which the number of earn out shares that we may include in a subsequent registration statement to be filed with the SEC will be reduced subject to certain allocation provisions as set forth in the Registration Rights Agreement. We agreed to pay all costs and expenses with such registration statement, other than Mr. Steel's selling expenses. The Registration Rights Agreement contains customary indemnification provisions. Under the terms of the Registration Rights Agreement, Mr. Steel agreed to certain restrictions on the amount of earn out shares that may be sold by him without our consent; provided, however, that these restrictions will automatically terminate upon our failure to fully pay the earn out consideration if and when due.

Acquisition of Five Delta

On December 19, 2014 we acquired 100% of the outstanding capital stock of Five Delta in exchange for 600,000 shares of our Class A common stock pursuant to the terms and conditions of the Share Acquisition and Exchange Agreement dated December 19, 2014 by and among Social Reality, Five Delta and the stockholders of Five Delta, which we refer to as the Five Delta Agreement. Five Delta is a managed advertising service that uses proprietary technology and methods to optimize digital advertising for its customers. Five Delta primarily utilizes quality first party data from platforms including Facebook, Yahoo, LinkedIn and Google in optimization decisions.

Under the terms of the Five Delta Agreement, 300,000 shares of the Class A common stock were deposited in escrow by the holders with the escrow agent pending satisfaction of certain post-closing conditions as described in the agreement. While the escrow shares remained in escrow, the holders granted Mr. Chris Miglino, our Chief Executive Officer, a voting proxy over the escrow shares. The Five Delta stockholders also granted us a right of first refusal over the shares of our Class A common stock tendered as consideration for a four year period from the closing date. The post-closing conditions were satisfied and the shares were released from escrow in December 2015.

The Five Delta stockholders also entered into 24 month lock up agreements at the closing of the Five Delta Agreement. The lock up agreements provide that one-half of our shares of Class A common stock acquired in the transaction will be released from the lock up on the one year anniversary of the closing date, with the balance released on the two year anniversary of the closing date. Following the release of any of the shares from the lock up agreement, the holders agreed to limit the resale of such shares based upon a numerical formula tied to the trading volume of our Class A common stock and agreed that all permitted resales will be made at the then current bid price of our Class A common stock. The lock up automatically terminates upon a change of control of our company.

MANAGEMENT

The following table provides information on our executive officers and directors:

Name	Age	Positions
Christopher Miglino	47	Chief Executive Officer, Director
Erin DeRuggiero	40	Chief Innovations Officer, Director
Richard Steel	41	President, Director
Kristoffer Nelson	37	Chief Operating Officer, Director
Chad Holsinger	44	Chief Revenue Officer
Marc Savas	46	Director
Malcolm Casselle	45	Director
Martin A. Sumichrast	49	Director
Rodney J. Dillman	63	Director

Christopher Miglino. Since co-founding our company in April 2010, Mr. Miglino has served as our Chief Executive Officer and a member of our board of directors. He also served as our Chief Financial Officer from April 2010 until November 2014, and as our principal financial and accounting officer since August 2015. Mr. Miglino, who has over 15 years of experience running various advertising companies, oversees all of our affairs. Some of the companies Mr. Miglino has helped launch programs for include Diet Coke, Bank of America, Nestle, General Mills, HBO, National Geographic, Target, Aflac, and Bayer. In addition, from August 2008 until March 2010, Mr. Miglino was CEO of the Lime Ad Network, a subsidiary of Gaiam, Inc. (Nasdaq: GAIA), where his responsibilities included management of interactive and innovative advertising programs for 250 green and socially conscious websites. Prior to that, from June 2004 until August 2008, Mr. Miglino was CEO of Conscious Enlightenment, where he oversaw their day to day operations in the publishing and advertising industry. From 2004 until 2008, Mr. Miglino served as a board member for Golden Bridge Yoga in Los Angeles, a studio that encompasses over 20,000 square feet of yoga spaces including a restaurant.

Erin DeRuggiero. Ms. DeRuggiero has served as an executive officer and a member of our board of directors since co-founding our company in April 2010. Ms. DeRuggiero, who has over 14 years of experience in advertising, sales and business development, is responsible for digital media sales and strategy. In addition, from January 2009 until March 2010, Ms. DeRuggiero was Vice President Sponsorships & Digital Strategy for Lime Ad Network., a subsidiary of Gaiam, Inc. (Nasdaq: GAIA), where her responsibilities included digital sales and publisher strategies. Additionally, from December, 2006 until January 2009, Ms. DeRuggiero was Chief Revenue Officer for JGG Consulting, a sales and new business development consultancy she founded, where her responsibilities included brand and digital retail partnerships for companies including Crocs, Inc.

Richard Steel. Mr. Steel has served as our President and a member of our board of directors since October 2014. Mr. Steel founded Steel Media in 1999 and has served as its Chief Executive Officer from April 2005 until October 2014. He has set the strategic direction of the business and is involved in a few key accounts. Mr. Steel is a founding partner and former president of the Global Strategic Marketing Alliance and serves in a leadership role, advising the White House Business Council. He is a trade association member of the Direct Marketing Association, Mobile Marketing Association, IAB (on both the Legal Affairs and Public Policy Councils), American Marketing Association, eMarketing Association, and the Direct Marketing Club of New York. Mr. Steel also serves as the Chair of the Steel Media Charitable Giving Fund. He holds a B.A. in English from California State University at Long Beach, and has completed an executive MBA course at Harvard Business School.

Kristoffer Nelson. Mr. Nelson has served as an executive officer of our company since June 2012 and a member of our board of directors since September 2014. He has been employed by our company since September 2011, serving as Director of Business Development (September 2011 until January 2012), Executive Vice President Publisher Relations (January 2012 until June 2016) and President and Chief Revenue Officer, until being named to his current position in October 2014. Prior to joining our company, Mr. Nelson served as a project manager for Living Full Blast, Inc. from August 2009 until December 2010 and President of Krama Consulting & Development from January 2004 until August 2009. Mr. Nelson attended Kings College and Seminary, Van Nuys, California from 1998 until 2000 and West Los Angeles College from 2000 until 2003. He also attended the Leadership Institute of Seattle through Pacific Integral from 2006 until 2008.

Chad Holsinger. Mr. Holsinger has served as our Chief Revenue Officer since October 2014. He has significant experience in global business development, business management, marketing, business strategy and team management within the digital advertising space, wireless and satellite communications industries. From August 2010 until October 2014 he served as President of Steel Media. From December 2009 until June 2010, Mr. Holsinger was Vice President U.S. Sales for Adenyo Inc., a Toronto, Ontario-based company where he successfully worked to build a U.S. presence for Adenyo through the acquisition of Movoxx LLC and ultimately the sale of Adenyo to Motrocity Inc. in April 2011. Earlier, Mr. Holsinger was recruited by Cordova Ventures to facilitate the reorganization and restructuring of Axonn, LLC where he served as Vice President Sales and Marketing from November 2006 until November 2009. During his tenure with Axonn, he successfully established product markets and value propositions, developed a global distribution strategy and defined the direction for Axonn products, as well as implementing a sales and operation planning process and hiring the appropriate supporting personnel. Axonn, LLC was successfully sold to Globalstar, Inc. in December 2009. Mr. Holsinger received a B.S. in Finance from California State University at Long Beach State.

Marc Savas. Mr. Savas has been a member of our board of directors since January 2012. Mr. Savas has over 15 years of experience in management and sales consulting and six years of experience in real estate easement acquisitions. Since January 2007 he has served as CEO of Living Full Blast, Inc., overseeing business development and consulting for numerous companies and putting together sales teams for such companies. In addition, from January 1998 until January 2006, Mr. Savas was also CEO for Unfair Advantage Inc., where he conducted 118 management consulting projects, many of which were created using programs that his company had designed. Additionally, from January 2005 until January 2009, Mr. Savas was the national Vice President of Business Development for Connexion Technologies where he built national teams of qualified individuals to effectively secure easements from large real estate owners in order to build telecommunication systems through their properties.

Malcolm Casselle. Mr. Casselle has been a member of our board of directors since August 2013. Since January 2013 Mr. Casselle has been Chief Executive Officer of MediaPass, a Los Angeles, CA-based provider of premium subscription services for publishers. He has also served as a director of Capital Union Investments since 2006. From December 2011 until October 2012, Mr. Casselle was Chief Executive Officer of Xfire, Inc., a social network for core video game players, and from January 2011 until November 2011 he was Regional Manager Eastern China for Gaopeng Groupon Tencent China, Groupon's joint venture partner in China, where he oversaw sales, marketing for Shanghai and much of eastern China. Mr. Casselle began his career as IT Director of Schroeder Securities (Japan) Ltd. (January 1991 to November 1992) and thereafter served as a reality developer for Morphy's Outpost, Inc. (1994 to 1995), Chief Operating Officer and Chief Technology Officer of NetNoir, an AOL funded startup he co-founded (September 1994 to June 1998) and Senior Vice President of PCCW, a Hong Kong-based telecommunications company (June 1998 to August 2002). Mr. Casselle has also served as a director of a number of companies, including Xing Zhi Education Ltd./Holo PGP, an educational software platform business (January 2008 until May 2011), GlobalCast Networks (December 2005 until November 2008) and Original Quinton (November 2003 to June 2005). Mr. Casselle received a B.S. in Computer Science from the Massachusetts Institute of Technology in 1991 and an M.S. in Computer Science from Stanford University in 1994.

Martin A. Sumichrast. Mr. Sumichrast has been a member of our board of directors since January 2015. Mr. Sumichrast brings over 25 years of experience in investing and providing business advisory services to corporations in the United States, Europe and Asia. He currently serves as the Vice Chairman and co-founder of Siskey Capital, LLC, a Charlotte, North Carolina based merchant banking operation. He also serves as Managing Director of Washington Capital, LLC, a family owned office. Mr. Sumichrast also serves as a Trustee and Chairman of the Nominating and Governance Committees, of the Babson Capital Global Short Duration High Yield Fund, Inc. (NYSE: BGH) and the Babson Capital Funds Trust, an open-end investment company advised by Babson Capital Management, LLC, a global asset manager with over $200 billion in assets under management. Mr. Sumichrast is also Chairman of the Board of Directors of Kure Corp, a vapor brand that specializes in the distribution of vaporizing pens, e-Juices, and related accessories, and Chairman of the Board of Directors of Level Beauty Group, Inc., a holding company for beauty brands. He also is the Co-Chairman of the Jadeveon Clowney Help-In-Time Foundation, a non-for-profit charity that helps children of incarcerated parents. He is co-author and contributor of Opportunities in Finance Careers and The New Complete Book of Homebuying.

Rodney J. Dillman. Mr. Dillman has been a member of our board of directors since February 2016. Mr. Dillman brings significant experience in investment management, global business development, global political and economic risk management, international acquisitions, global operations and financial reporting to our company. Since 2012 he has served as Non-Executive Chairman of the Board of Directors of Babson Capital Global Short Duration High Yield Fund, Inc. (NYSE: BGH) a closed-end investment company advised by Babson Capital Management, LLC, a global asset manager with over $200 billion in assets under management. He was a member of its Audit Committee from 2012 to 2013. In addition, since 2013 he has served as the Non-Executive Chairman of the Board of Directors of Babson Global Credit Income Opportunities Fund (Symbol: BXIAX) and Babson Global Floating Rate Fund (Symbol: BXFAX), and since 2015 as the Non-Executive Chairman of the Board of Directors of Babson Active Short Duration Bond Fund (Symbol: BXDAX), Babson Total Return Bond Fund (Symbol: BXTAX), Babson Global High Yield Fund, Babson U.S. High Yield Fund (Symbol: BXHAX), Babson Emerging Market Debt Blended Total Return Fund (Symbol: BXEAX) and Babson Emerging Marketing Local Currency Debt Fund. Previously, from 2008 until 2011 Mr. Dillman was employed by MassMutual International LLC, an international life insurance, health, annuities and pension company, serving as President and a member of the Board of Directors and as Senior Vice President of its affiliate Massachusetts Mutual Life Insurance Company. While a member of Board of Directors of MassMutual International LLC he also served on its Compensation Committee. From 2008 until 2011 he was a member of the Board of Directors and the Investment Committee of MassMutual Life Insurance Co (Japan) and MassMutual Asia Limited (Hong Kong). Mr. Dillman was employed by Babson Capital Management, LLC from 2000 until 2008, serving as its General Counsel from 2006 until 2008. Prior to joining Babson Capital Management LLC, he was a Partner at Day Pitney LLP, a law firm. He has served as a director to many insurance and private companies, including Compania de Seguros CorpVida S.A. (2008 to 2011), MassMutual Europe S.A. (2009 to 2010), Yingda Taihe Life Insurance Co.; Director (2008 to 2011), and MassMutual Mercuries Life Insurance Company (2008 to-2010). Mr. Dillman is the author of The Lease Manual: A Practical Guide to Negotiating Office, Rental and Industrial Leases. He holds a Bachelor of Science in Education from Kent State University, a Masters of Arts in Economics from Kent State University Graduate School of Management and a Juris Doctorate in Law from Duke University School of Law.

There are no family relationships between any of the executive officers and directors.

Board of directors

Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the Board increases the number of directors, the Board may fill any vacancy by a vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor. Vacancies occurring by reason of the removal of directors without cause may only be filled by vote of the stockholders.

Director qualifications

The following is a discussion for each director of the specific experience, qualifications, attributes or skills that our board of directors to conclude that the individual should be serving as a director of our company.

Christopher Miglino – Mr. Miglino's role as a co-founder of our company, his operational experience in our company as well as his professional experience in our business sector were factors considered by the Board.

Erin DeRuggiero – Ms. DeRuggiero's advertising, sales and business development experience in digital based companies and her role as a co-founder of our company were factors considered by the Board.

Richard Steel – Mr. Steel's role as a founder of Steel Media, his operational experience with Steel Media as well as his significant marketing and advertising industry experience were factors considered by the Board.

Kristoffer Nelson – Mr. Nelson's significant operational experience in multiple aspects of our company coupled with his experience at Living Full Blast, Inc. and Krama Consulting & Development were factors considered by the Board.

Marc Savas – Mr. Savas' management consulting and operational experience were factors considered by the Board.

Malcolm Casselle – Mr. Casselle's entrepreneurial background and experience as a Board member for other companies were factors considered by the Board.

Martin A. Sumichrast – Mr. Sumichrast's experience both as an investor and advisor, as well as his experience as a member of a board of directors of a listed company were factors considered by the Board.

Rodney J. Dillman – Mr. Dillman's experience during his law practice together with his experience as a member of the board of directors, including committees of those board, of a number of public and private companies were factors considered by the Board.

In addition to the each of the individual skills and backgrounds described above, the Board also concluded that each of these individuals will continue to provide knowledgeable advice to our other directors and to senior management on numerous issues facing our company and on the development and execution of our strategy.

Board leadership structure and board's role in risk oversight

The board of directors oversees our business affairs and monitors the performance of management. Four of the eight members of our board of directors are independent directors. In accordance with our corporate governance principles, the independent directors do not involve themselves in day-to-day operations. The independent directors keep themselves informed through discussions with our Chief Executive Officer and by reading the reports and other materials that we send them and by participating in meeting of the board of directors. Our independent directors may meet at any time in their sole discretion without any other directors or representatives of management present. Each independent director has access to the members of our management team or other employees as well as full access to our books and records. We have no policy limiting, and exert no control over, meetings of our independent directors. Our Board believes our current structure provides independence and oversight and facilitates the communication between senior management and the full board of directors regarding risk oversight, which the Board believes strengthens its risk oversight activities. While we do not presently have a lead independent director, as we begin expanding committees of our Board we expect to appoint a lead independent director.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Additionally, the independent directors meet with management to discuss strategy and risks we face.

Committees of the board of directors; stockholder nominations; audit committee financial expert

In August 2015 we established a Nominating and Compensation Committee of our Board which is to be comprised of at least two independent directors. Following the establishment of the committee, Messrs. Sumichrast and Savas were appointed as its initial members and Mr. Sumichrast was named as Chairman. In February 2016 Mr. Casselle was appointed to the committee. The Nominating and Compensation Committee is charged with reviewing the current compensation structure of Board members as well as our senior management and making recommendations to the full Board for any changes in these compensation structures, as well as identifying additional candidates to serve as independent directors. We have not established an Audit Committee or any committee performing similar functions. The functions of that committee during 2015 were undertaken by our board of directors as a whole. We expect to establish an Audit Committee of the Board during 2016 which will be comprised of three independent directors.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our board of directors or the recently constituted Nominating and Compensation Committee of the Board established a process for identifying and evaluating director nominees, nor do we have a policy regarding director diversity. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our board of directors. Given our relative size, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees. In considering a director nominee, it is likely that our Board will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our Board.

Each of Messrs. Sumichrast and Dillman are considered an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or board of directors who:

•

understands generally accepted accounting principles and financial statements;

•

is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves;

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has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements;

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understands internal controls over financial reporting; and

•

understands audit committee functions.

Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our board of directors.

Code of Ethics and Conduct and Insider Trading Policy

We have adopted a Code of Ethics and Conduct which applies to our board of directors, our executive officers and our employees. The Code of Ethics and Conduct outlines the broad principles of ethical business conduct we adopted, covering subject areas such as:

•

conflicts of interest;

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corporate opportunities;

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public disclosure reporting;

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confidentiality;

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protection of company assets;

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health and safety;

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conflicts of interest; and

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compliance with applicable laws.

A copy of our Code of Ethics and Conduct is available without charge, to any person desiring a copy, by written request to us at our principal offices at 456 Seaton Street, Los Angeles, CA 90013.

Additionally, all of our directors, officers, employees and consultants are subject to our Insider Trading Policy. Our Insider Trading Policy prohibits the purchase, sale or trade of our securities with the knowledge of material nonpublic information. In addition, our Insider Trading Policy prohibits our employees, officers, directors, and consultants from trading on a short-term basis, engaging in a short sale of our securities, engaging in transactions in puts, call or other derivatives tied to our securities, engaging in hedging transactions, holding any of our securities in a margin account or otherwise pledging our securities as collateral for a loan. Any transactions by our directors, officers, employees and consultants must be first pre-cleared by our Chief Executive Office in an effort to assist these individuals from inadvertently violating our Insider Trading Policy. Our Insider Trading Policy also fixes certain quarterly and event specific black out periods.

Director compensation

The following table provides information concerning the compensation paid to our independent directors for their services as members of our board of directors for 2015. The information in the following table excludes any reimbursement of out-of-pocket travel and lodging expenses which we may have paid:

Director Compensation
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Marc Savas	—	—	7,467	—	—	—	7,467
Malcolm Casselle	—	—	—	—	—	—	—
Martin A. Sumichrast	—	—	—	—	—	—	—

———————

(1)

The amounts included in the “Option Awards” column represent the aggregate grant date fair value of the stock options granted to directors during 2015, computed in accordance with ASC Topic 718. The assumptions made in the valuations of the option awards are included in Note 4 of the notes to our consolidated financial statements appearing later in this prospectus.

In February 2016 upon the recommendation of the Nominating and Compensation Committee, the board of directors approved a non-executive director compensation policy for 2016. As compensation for their services, each non-executive director will receive an annual cash retainer of $10,000, payable quarterly, a restricted stock award of a number of shares of our Class A common stock equal to a fair market value of $10,000 and a per meeting fee of $2,000 up to a maximum of five Board meetings a year. In addition, non-executive directors who also serve on a committee of the Board will receive a additional restricted stock awarded of a number of shares of our Class A common stock equal to $2,500.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in the past two years for:

•	our principal executive officer or other individual serving in a similar capacity,
•

our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2015 as that term is defined under Rule B-7 of the Securities Exchange Act of 1934, and

•	up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2015.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.”

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	No equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Christopher Miglino,	2015	114,000	100,000	—	—	—	—	—	214,000
Chief Executive Officer	2014	96,000	30,000	—	—	—	—	—	126,000

Erin DeRuggiero,	2015	90,000	—	—	—	—	—	224,942	314,942
Chief Innovations Officer (2)	2014	90,000	20,000	—	—	—	—	—	110,000

Chad Holsinger,	2015	114,000	111,000	—	—	—	—	2,951,909	3,176,909
Chief Revenue Officer (3)	2014	194,418	1,425,000	—	89,767	—	—	455,455	2,164,640

———————

(1)

The amounts included in the “Option Awards” column represent the aggregate grant date fair value of the stock options, computed in accordance with ASC Topic 718. The assumptions made in the valuations of the option awards are included in Note 4 of the notes to our consolidated financial statements appear later in this prospectus.

(2)

All other compensation represents commissions she receives in accordance with the terms of her employment agreement.

(3)

Prior to our acquisition of Steel Media in October 2014, Mr. Holsinger served as its President. Mr. Holsinger's 2014 compensation includes amounts paid to him by Steel Media during 2014 prior to our acquisition of that company. All other compensation in 2015 and 2014 includes commissions he is entitled to receive under the terms of his employment agreement.

Employment agreements and how the executive’s compensation is determined

We are a party to an employment agreement with each of Messrs. Miglino, Steel and Holsinger which provide the compensation arrangements with these individuals. We have not engaged a compensation consultant or other consultant performing similar functions to advise our company on compensation arrangements for our executive officers and directors. Following is a discussion of the terms of our employment agreements with Messrs. Miglino, Steel and Holsinger.

Employment Agreement with Mr. Miglino

We employ Christopher Miglino as our Chief Executive Officer for a term of four years pursuant to an employment agreement entered into on January 1, 2012. The employment agreement automatically renews for successive two year terms unless either party provides notice of non-renewal not later than three months before the conclusion of the then current term. As compensation for his services, Mr. Miglino is entitled to receive a base salary of $192,000 which is subject to an annual review. During 2012, in an effort to conserve our cash resources, Mr. Miglino agreed to a temporary reduction in his annual base salary to $60,000, which was increased to $90,000 during the fourth quarter of 2013. Mr. Miglino's annual base salary for the 2015 was $114,000. He has agreed to accept this reduced compensation until such time as we have sufficient cash resources to return his compensation to the contracted levels. In addition, he is eligible to receive an annual bonus based upon the achievement of certain to-be-established goals fixed by the Board, which is payable in cash or non-cash compensation as determined by the Board, as well as a discretionary bonus as determined by the Board. Mr. Miglino is entitled to participate in all benefit plans we may offer, up to 45 days of paid vacation annually and reimbursement for out-of-pocket expenses incurred in furtherance of our business.

The employment agreement may be terminated upon Mr. Miglino's death, by us with or without cause or by him with or without good reason. In the event of a termination as a result of Mr. Miglino's death, by him without good reason, or by us for cause, we are obligated to pay:

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the portion of his base salary which has been accrued prior to termination but which has not yet been paid;

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to the extent required by law, an amount equal to the value of his accrued but unused vacation days,

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the amount of any expenses properly incurred by him but which have not yet been reimbursed,

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the amount of any annual bonus related to the most recently completed fiscal year if not already paid, and providing the termination is not by us for cause,

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any accrued but unused vacation days, and

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any discretionary bonus previously awarded if not already paid and providing that the termination is not by us for cause.

We refer to these amounts as the Miglino Accrued Obligations. In addition, should we terminate Mr. Miglino's employment as a result of his disability, we are also obligated to pay him an amount equal to 24 months’ of his then base salary in addition to the Miglino Accrued Obligations. All such amounts are due promptly following termination. If we should terminate Mr. Miglino's employment without cause, or he terminates for good reason, in addition to the Miglino Accrued Obligations we are obligated to pay him a total amount equal to 24 months of his then current base salary, payable in accordance with our usual payroll practices, and continue to provide medical coverage for Mr. Miglino and his family, subject to his payment of a premium co-pay. In addition, the portion of any unvested or restricted securities then held by Mr. Miglino will vest and become immediately exercisable on the termination date.

For the purposes of the employment agreement, “cause” generally means:

•

intentionally committing an unlawful act that materially harms us,

•

gross negligence or willful failure or refusal to follow Board directives,

•

conviction of, or a guilty plea, to a felony or commitment of any act involving moral turpitude,

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a breach of any material provision of the employment agreement, or any nondisclosure or noncompetition agreement, including the hereinafter described proprietary information, inventions and competition agreement, or

•

a breach of any material provision of our Code of Ethics and Conduct.

For the purposes of the employment agreement, “good reason” generally means:

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change in the principal location at which Mr. Miglino performs duties for us of more than 40 miles without his consent, or

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material change in the executive’s authority, functions, duties or responsibilities.

Mr. Miglino also executed separate proprietary information, inventions and competition agreement and an indemnification agreement with us.

Employment Agreement with Mr. Steel

On October 30, 2014, we entered into an employment agreement with Richard Steel pursuant to which he was engaged to serve as our President. The initial term of the agreement expires on October 30, 2018, subject to automatic 12 month extensions unless a non-renewal notice is received by either party at least 60 days prior to the expiration of the then current renewal term. Under the terms of the employment agreement, Mr. Steel is to be nominated as a member of our board of directors during the term. Mr. Steel’s compensation includes:

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an annual salary of $114,000, subject to increase at the discretion of the board of directors;

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a guaranteed annual cash bonus of $136,000 payable on January 31 of each year during the initial term of the agreement;

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an annual discretionary bonus, payable in cash or equity;

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options to purchase 600,000 shares of our Class A common stock, at an exercise price of $1.50 per share, vesting 50% on the third annual anniversary of the agreement and 50% on the fourth annual anniversary of the agreement; and

•

paid time off of 30 days per calendar year, subject to accrual limitations.

The employment agreement provides that if the guaranteed annual cash bonus and the cash portion of any annual discretionary bonus would result in a reduction of the earn out consideration due him under the terms of the acquisition agreement for Steel Media which is described elsewhere in this prospectus which may otherwise be payable to Mr. Steel by an amount greater than the sum of (i) the guaranteed annual cash bonus and (ii) the cash portion of the annual discretionary bonus, then the applicable portion of the guaranteed annual cash bonus and/or cash portion of the annual discretionary bonus resulting in such reduction will not be paid for the applicable period.

Mr. Steel's employment agreement may be terminated, and he is entitled to certain payments upon such termination, as follows:

•

if we should terminate Mr. Steel’s employment without “cause” or if he should resign for “good reason" we are obligated to pay him the Accrued Obligations and the Steel Severance Amount (both as defined below) in equal amounts over the 18 month period following the termination date, any unvested options or restricted stock awards granted him will immediately vest and he will be entitled to exercise such options for up to 12 months following the termination date, and if he should elect COBRA coverage, we agreed to waive the cost of such coverage during the severance period. Under the terms of the employment agreement with Mr. Steel, “good reason” generally means:

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a reduction in his duties or responsibilities;

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the failure of our stockholders to appoint him to the Board within 60 days of the date of the agreement, or his removal from the Board, in each case without his consent;

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a breach by us of a material term of the agreement;

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the relocation of Mr. Steel’s office without his consent by more than 10 miles;

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any reduction in his base salary without his consent except to the extend the compensation of our chief executive officers is similarly and proportionately reduced; or

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any failure of the Board to nominate Mr. Steel or his designees for election to the Board at our annual meeting, or the failure of our stockholders to so elect him;

•

Mr. Steel’s employment will terminate immediately upon his death or disability and upon such termination we are only obligated to pay him or his eligible dependents the Accrued Obligations and, if he or his eligible dependents elect COBRA coverage, we agreed to waive the cost of such coverage during the severance period. In addition, Mr. Steel (or his estate and heirs) will be permitted to exercise his stock options for up to six months from the date of such termination;

•

if Mr. Steel’s employment is terminated as a result of a non-renewal after the initial four year term of the employment agreement, he is entitled to the Accrued Obligations, the Steel Severance Amount, and if he should elect COBRA coverage, we agreed to waive the cost of such coverage during the severance period. In addition, Mr. Steel will be permitted to exercise his stock options for up to six months from the date of such termination; and

•

if we should terminate Mr. Steel for “cause,” he is not entitled to any compensation or other benefits, other than the Accrued Obligations, and all stock options previously granted, to the extent vested but unexercised, will be forfeited. For the purposes of the employment agreement, “cause” generally means:

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his gross negligence or intentional failure in the performance of the material obligations of his office and position;

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any conviction of or the entering of any guilty plea by Mr. Steel to a felony;

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his embezzlement or intentional misappropriation of our property;

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fraud resulting in harm to us; or

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his material breach of the employment agreement.

For the purposes of the employment agreement with Mr. Steel, Accrued Obligations means:

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his unpaid base salary through the date of termination;

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any unpaid bonuses for the preceding year;

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the value of any unused paid time off accrued through the termination date;

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expenses which may be reimbursable to him,

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payment of any unpaid benefits; and

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the opportunity to continue health coverage under our group health plan in accordance with COBRA.

In addition, Steel Severance Amount means the sum of:

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an amount equal to his base salary for 18 months, plus

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an amount equal to the greater of the most recent guaranteed annual cash bonus that would be payable to Mr. Steel, calculated on an annualized basis up to the month he is terminated, and $136,000.

The employment agreement with Mr. Steel contains a customary invention assignments clause and Mr. Steel executed separate confidentiality and arbitration agreements with us.

Employment Agreement with Mr. Holsinger

On October 30, 2014, we also entered into an employment agreement with Chad Holsinger pursuant to which he was engaged to serve as our Chief Revenue Officer. The initial term of the agreement expires on October 30, 2018, subject to automatic 12 month extensions unless a non-renewal notice is received by either party at least 60 days prior to the expiration of the then current renewal term. Mr. Holsinger’s compensation includes:

•

an annual salary of $114,000, subject to increase at the discretion of the board of directors;

•

a guaranteed annual cash bonus of $111,000 payable on January 31 of each year during the initial term of the agreement; provided, however, that in the event Steel Media does not achieve the year-one EBITDA target, then the guaranteed annual bonus will not be due Mr. Holsinger for that period;

•

an annual discretionary bonus, payable in cash or equity;

•

an individual incentive bonus of up to $200,000 and a team incentive bonus of up to $500,000, subject to the achievement of the achievement of certain quarterly and annual revenue and gross profit margin goals;

•

options to purchase 250,000 shares of our Class A common stock, at an exercise price of $1.50 per share, vesting 25% on each of the first, second, third and fourth annual anniversary of the agreement; and

•

paid time off of 22 days per calendar year, subject to accrual limitations.

The agreement provides that if the guaranteed annual cash bonus and the cash portion of any annual discretionary bonus or the incentive bonus would result in a reduction of the earn out consideration which may otherwise be payable to Mr. Holsinger by an amount greater than the sum of (i) the guaranteed annual cash bonus and (ii) the cash portion of the annual discretionary bonus, then the applicable portion of the guaranteed annual cash bonus and/or cash portion of the annual discretionary bonus resulting in such reduction will not be paid for the applicable period by us but will be paid directly by Mr. Steel.

In the event Mr. Holsinger is terminated without “cause” or resigns for “good reason”, he is entitled to, among other things, (i) an amount equal to his base salary for 12 months, plus (ii) an amount equal to the greater of (x) the most recent guaranteed annual cash bonus that would be payable to Mr. Holsinger, calculated on an annualized basis up to the month he is terminated, and (y) $111,000.

The employment agreement with Mr. Holsinger contains a customary non-solicitation and invention assignments clause and Mr. Holsinger executed separate confidentiality and arbitration agreements with our company.

Employment agreement with Ms. DeRuggiero

In October 17, 2015 we entered into an employment agreement with Erin DeRuggiero pursuant to which she was engaged to serve as our Chief Innovations Officer. This agreement replaced a prior 2012 employment agreement with Ms. DeRuggiero. The initial term of the agreement expires on October 19, 2015, subject to automatic 12 month extensions unless a non-renewal notice is received by either party at least 60 days prior to the expiration of the then current renewal term. Ms. DeRuggerio’s compensation includes:

•

an annual salary of $90,000, subject to increase at the discretion of the board of directors;

•

commissions and overrides on certain sales; and

•

paid time off of 30 days per calendar year, subject to accrual limitations.

In the event Ms. DeRuggiero is terminated without “cause” or resigns for “good reason”, she is entitled to, among other things, (i) an amount equal to her base salary for 18 months, plus (ii) any earned but unpaid commissions, (iii) unused paid time off, (iv) amounts due under any benefit plan and for outstanding expense reimbursements, and (v) the opportunity to continue health care coverage under our plan. The employment agreement with Ms. DeRuggiero contains a customary non-solicitation and invention assignments clause and she executed separate confidentiality and arbitration agreements with our company.

Outstanding equity awards at fiscal year-end

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2015:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Christopher Miglino	—	—	—	—	—	—	—	—	—

Erin DeRuggiero	—	—	—	—	—	—	—	—	—

Chad Holsinger	62,500	187,500	—	1.50	10/30/24	—	—	—	—

Limitation on liability

Our certificate of incorporation and by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. Our certificate of incorporation contains a provision which eliminates, to the fullest extent permitted by the Delaware General Corporation Law, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

In addition to the indemnification provided under our certificate of incorporation and by-laws, we have entered into separate indemnification agreements with each of Messrs. Steel and Sumichrast as well as Mr. Holsinger, our Chief Revenue Officer and Ms. Carrie McQueen, our former Chief Financial Officer. Under these agreements, we have agreed to indemnify the individual (in excess of statutory indemnification) in connection with the occurrence of an indemnifiable event (as that term is defined in the agreement) against any and all expenses, including attorney's fees, judgments, ERISA excise taxes and penalties, amounts paid in settlement, costs of investigating and defending a proceeding and all other fees, costs and expenses associated therewith. We expect to enter into similar agreements with our remaining directors in the near future.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 29, 2013 we entered into a consulting agreement with Siskey Capital, LLC pursuant to which we engaged the company to provide certain consulting services to us for a term ending on July 1, 2016. As compensation, we issued the consultant 150,000 shares of our Class A common stock and 35,000 shares of our Series 1 Preferred Stock valued at $500,000 which were subsequently converted into shares of our Class A common stock. Siskey Capital, LLC is an affiliate of Mr. Sumichrast, who subsequently became a member of our board of directors in January 2015.

In conjunction with our acquisition of Steel Media described earlier in this prospectus, Mr. Richard Steel joined our board of directors and was named President of Social Reality. Please see the discussion regarding the terms and conditions of the acquisition as described elsewhere in this prospectus.

PRINCIPAL STOCKHOLDERS

At March 16, 2016, we had 29,977,925 shares of our Class A common stock issued and outstanding which is our only class of voting securities. The following table sets forth information regarding the beneficial ownership of our Class A common stock as of March 16, 2016 by:

•

each person known by us to be the beneficial owner of more than 5% of our Class A common stock;

•

each of our directors;

•

each of our named executive officers; and

•

our named executive officers, directors and director nominees as a group.

Unless otherwise indicated, the business address of each person listed is in care of 456 Seaton Street, Los Angeles, CA 90013. To our knowledge, except as noted below, no person or entity is the beneficial owner of more than 5% of our Class A common stock.  The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our Class A common stock outstanding on that date and all shares of our Class A common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our Class A common stock owned by them, except to the extent that power may be shared with a spouse.

	Class A Common Stock
Name and Address of Beneficial Owner	Shares	%
Christopher Miglino (1)	5,371,206	17.9%
Erin DeRuggiero (2)	2,573,333	8.6%
Richard Steel (3)	1,283,766	4.3%
Kristoffer Nelson (4)	725,000	2.4%
Chad Holsinger (5)	62,500	≤1%
Marc Savas (6)	131,000	≤1%
Malcolm Casselle	308,929	1.0%
Martin A. Sumichrast (7)	4,551,429	15.2%
Rodney J. Dillman	7,143	≤1%
All directors and executive officers as a group (nine persons) (1) (2) (3)(4)(5)(6)(7)	15,029,306	49.7%
Richard C. Siskey (8)	4,626,429	15.4%
G. Tyler Runnels (9)	1,993,393	6.6%

———————

(1)

The number of shares beneficially owned by Mr. Miglino includes 333,333 shares of our Class A common stock underlying a convertible note issued to CBRW Investments, LLC.

(2)

The number of shares beneficially owned by Ms. DeRuggiero includes:

•

225,000 shares of Class A common stock underlying a warrant issued to Siskey Capital, LLC by Ms. DeRuggiero;

•

150,000 shares of Class A common stock underlying a warrant issued to Siskey Capital Opportunity Fund, LLC by Ms. DeRuggiero; and

•

225,000 shares of Class A common stock underlying a warrant issued to Siskey Capital Opportunity Fund II, LLC by Ms. DeRuggiero.

(3)

Excludes options to purchase 600,000 shares of our Class A common stock at an exercise price of $1.50 which have not yet vested.

(4)

Includes 229,169 shares of our Class A common stock which were granted, subject to vesting, under a restricted stock award, and options to purchase 33,334 shares of our Class A common stock at an exercise price of $1.00 per share, but excludes 16,666 shares of Class A common stock underlying the options which have not yet vested.

(5)

Excludes options to purchase 187,500 shares of our Class A common stock at an exercise price of $1.50 which have not yet vested.

(6)

Includes 38,929 outstanding shares and options to purchase an aggregate of an additional 101,000 shares, including 15,000 shares of our Class A common stock at an exercise price of $0.8111 per share which expire in February 2017, options to purchase 12,000 shares of our Class A common stock at an exercise price of $1.00 per share which expire in February 2018, options to purchase 50,000 shares at an exercise price of $1.00 which expire in April 2018, options to purchase 12,000 shares at an exercise price of $2.70 which expire in February 2019 and options to purchase 12,000 shares at an exercise price of $1.20 which expire in February 2020.

(7)

The number of shares of our Class A common stock beneficially owned by Mr. Sumichrast includes:

•

15,000 shares underlying options with an exercise price of $1.19 per share;

•

1,092,679 shares of Class A common stock held by Siskey Capital, LLC;

•

225,000 shares of Class A common stock underlying a warrant issued to Siskey Capital, LLC by Ms. DeRuggiero;

•

1,410,000 shares of Class A common stock held by Carolina Preferred Technology Investments, LLC;

•

150,000 shares of Class A common stock held by Siskey Capital Opportunity Fund, LLC;

•

150,000 shares of Class A common stock underlying a warrant issued to Siskey Capital Opportunity Fund, LLC by Ms. DeRuggiero;

•

1,283,750 shares of Class A common stock held by Siskey Capital Opportunity Fund II, LLC; and

•

225,000 shares of Class A common stock underlying a warrant issued to Siskey Capital Opportunity Fund II, LLC by Ms. DeRuggiero.

Mr. Sumichrast in his position at Siskey Capital, LLC has shared right to direct the vote and disposition of securities owned by Siskey Capital, LLC. SCAP Management Group, LLC is the managing member of Carolina Preferred Technology Investments, LLC, Siskey Capital Opportunity Fund, LLC and Siskey Capital Opportunity Fund II, LLC. Mr. Sumichrast in his position at SCAP Management Group, LLC has shared right to direct the vote and disposition of securities owned by each of Carolina Preferred Technology Investments, LLC, Siskey Capital Opportunity Fund, LLC and Siskey Capital Opportunity Fund II, LLC. Mr. Sumichrast disclaims beneficial ownership of the securities held of record by these entities except to the extent of his pecuniary interest therein.

The number of shares beneficially owned by Mr. Sumichrast excludes an aggregate of 1,233,000 shares of our Class A common stock issuable upon the possible exercise of Class A warrants owned by Carolina Preferred Technology Investments, LLC and Siskey Capital Opportunity Fund II, LLC. Under the terms of the warrants, a holder may not exercise the warrants to the extent such conversion or exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of Class A common stock which would exceed 4.99% of our then outstanding shares of Class A common stock following such exercise. This limitation may be increased to 9.99% at the holder's option upon 61 days notice to us.

(8)

The number of shares beneficially owned by Mr. Siskey includes:

•

1,092,679 shares of Class A common stock held by Siskey Capital, LLC;

•

225,000 shares of Class A common stock underlying a warrant issued to Siskey Capital, LLC by Ms. DeRuggiero;

•

1,410,000 shares of Class A common stock held by Carolina Preferred Technology Investments, LLC;

•

150,000 shares of Class A common stock held by Siskey Capital Opportunity Fund, LLC;

•

150,000 shares of Class A common stock underlying a warrant issued to Siskey Capital Opportunity Fund, LLC by Ms. DeRuggiero;

•

1,283,750 shares of Class A common stock held by Siskey Capital Opportunity Fund II, LLC;

•

225,000 shares of Class A common stock underlying a warrant issued to Siskey Capital Opportunity Fund II, LLC by Ms. DeRuggiero;

•

20,000 shares of Class A common stock held by Siskey Industries, LLC; and

•

70,000 shares of Class A common stock held by TSI Holdings, LLC.

Mr. Siskey in his position at Siskey Capital, LLC has shared right to direct the vote and disposition of securities owned by Siskey Capital, LLC. SCAP Management Group, LLC is the managing member of Carolina Preferred Technology Investments, LLC, Siskey Capital Opportunity Fund, LLC and Siskey Capital Opportunity Fund II, LLC. Mr. Siskey in his position at SCAP Management Group, LLC has shared right to direct the vote and disposition of securities owned by each of Carolina Preferred Technology Investments, LLC, Siskey Capital Opportunity Fund, LLC and Siskey Capital Opportunity Fund II, LLC. Mr. Siskey is managing member of each of Siskey Industries, LLC and TSI Holdings, LLC and is his positions with those companies has the right to direct the vote and disposition of securities owned by such company. Mr. Siskey disclaims beneficial ownership of the securities held of record by these entities except to the extent of his pecuniary interest therein.

The number of shares beneficially owned by Mr. Siskey excludes an aggregate of 1,268,000 shares of our Class A common stock issuable upon the possible exercise of Class A warrants owned by Carolina Preferred Technology Investments, LLC, Siskey Capital Opportunity Fund II, LLC and TSI Holdings, LLC. Under the terms of the warrants, a holder may not exercise the warrants to the extent such conversion or exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of Class A common stock which would exceed 4.99% of our then outstanding shares of Class A common stock following such exercise. This limitation may be increased to 9.99% at the holder's option upon 61 days notice to us. Mr. Siskey's address is 4521 Sharon Road, Suite 450, Charlotte, NC 28211.

(9)

The number of shares of Class A common stock beneficially owned by Mr. Runnels includes:

•

1,409,093 shares which are held by the Runnels Family Trust DTD 1-11-2000 (the “Runnels Family Trust”), of which Mr. Runnels, with Jasmine N. Runnels, is trustee;

•

50,000 shares which are held by High Tide, LLC (“High Tide”), of which Mr. Runnels is the manager;

•

256,300 shares which are held by T.R. Winston & Company, LLC (“TR Winston”), of which Mr. Runnels is the majority owner; and

•

280,000 shares which are held by TRW Capital Management, LLC ("TRW Capital Management") of which Mr. Runnels is the manager and majority owner.

The number of shares of Class A common stock beneficially owned by Mr. Runnels excludes:

•

275,000 shares underlying warrants which are held by the Runnels Family Trust;

•

25,000 shares underlying a warrant which is held by High Tide;

•

1,331,678 shares underlying warrants which are held by TR Winston; and

•

130,000 shares underlying a warrant which is held by TRW Capital Growth Fund, LLC ("TRW Capital Growth") of which Mr. Runnels is the manager and majority owner.

Under the terms of the warrants, the holder may not exercise the warrants to the extent such exercise would cause the holder, together with its affiliates, to beneficially own a number of shares of Class A common stock which would exceed 4.99% of Social Reality, Inc.’s then outstanding shares of Class A common stock following such exercise. This limitation may be increased to 9.99% at the holder’s option upon 61 days notice to Social Reality, Inc.  Mr. Runnels' address is 2049 Century Park East, Suite 320, Los Angeles, CA 90067.

Securities authorized for issuance under equity compensation plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our stockholders as well as any equity compensation plans not approved by our stockholders as of December 31, 2015.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plans approved by our stockholders:	1,633,669	1.30	186,335
Plans not approved by stockholders:	1,312,000	1.61	1,688,000

Compensation plans

We currently have three compensation plans, our 2012 Equity Compensation Plan which we refer to as the 2012 Plan, our 2014 Equity Compensation Plan which we refer to as the 2014 Plan and our 2016 Equity Compensation Plan which we refer to as the 2016 Plan. The 2012 Plan was approved by our stockholders in January 2012. The 2014 Plan was adopted by our board of directors in November 2014 and the 2016 Plan was approved by our Board in February 2016. The purpose of the plans is attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees, directors and consultants and to promote the success of our company’s business. We have reserved 3,000,000 shares of our Class A common stock for issuance under each of these plans.

The terms of the plans are identical and both plans are administered by our board of directors. Plan options may either be:

•

incentive stock options (ISOs);

•

non-qualified options (NSOs);

•

awards of our Class A common stock;

•

stock appreciation rights (SARs);

•

restricted stock units (RSUs);

•

performance units;

•

performance shares; and

•

other stock-based awards.

Any option granted under the plans must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any ISO granted under the 2012 Plan to an eligible employee owning more than 10% of our outstanding Class A common stock must not be less than 110% of fair market value on the date of the grant. As we did not obtain stockholder approval of the 2014 Plan prior to the one year anniversary of the date of its adoption by our board of directors, all plan options under that plan are limited to NSOs and all previously granted ISOs automatically converted to NSOs. The plan further provides that with respect to ISOs the aggregate fair market value of the Class A common stock underlying the options which are exercisable by any option holder during any calendar year cannot exceed $100,000. The exercise price of any NSO granted under the plans is determined by the Board at the time of grant, but must be at least equal to fair market value on the date of grant. The term of each plan option and the manner in which it may be exercised is determined by the board of directors or the compensation committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the Class A common stock, no more than five years after the date of the grant. The terms of grants of any other type of award under the plans is determined by the Board at the time of grant. Subject to the limitation on the aggregate number of shares issuable under the plan, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person.

DESCRIPTION OF SECURITIES

Our authorized capital is 250,000,000 shares of Class A common stock, par value $0.001 per share, 9,000,000 shares of Class B common stock, par value $0.001 per share and 50,000,000 shares of blank check preferred stock, par value $0.001 per share. At March 16, 2016, there were 29,977,925 shares of our Class A common stock, no shares of our Class B common stock and no shares of our preferred stock outstanding.

Common stock

Class A common stock

Holders of our Class A common stock are entitled to one vote for each share on all matters submitted to a stockholder vote, and vote together with the holders of our Class B common stock as one class. Holders of common Class A common stock do not have cumulative voting rights. Holders of Class A common stock are entitled to share in all dividends that the board of directors, in its discretion, declares on our common equity from legally available funds. If such dividends are in the form of stock, the Class A common stockholder holders will receive shares of our Class A common stock. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of our preferred stock which may then be outstanding, each outstanding share of Class A common stock entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over either class of our common stock.

Holders of Class A common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the Class A common stock. The rights of the holders of Class A common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.

Class B common stock

Holders of our Class B common stock are entitled to 10 votes for each share on all matters submitted to a stockholder vote, and vote together with the holders of our Class A common stock as one class. Holders of common Class B common stock do not have cumulative voting rights. Holders of Class B common stock are entitled to share in all dividends that the board of directors, in its discretion, declares on our common equity from legally available funds. If such dividends are in the form of stock, the Class B common stockholder holders will receive shares of our Class B common stock. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of our preferred stock which may then be outstanding, each outstanding share of Class B common stock entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over either class of our common stock.

Each share of Class B common stock is convertible into one share of Class A common stock upon the following occurrences:

•

at the option of the holder;

•

upon the "transfer" of the share; and

•

upon the death of the stockholder.

Our certificate of incorporation defines "transfer" of the Class B common stock to mean the sale, assignment, transfer, conveyance, hypothecation, or other transfer or disposition of the shares, or any legal or beneficial interest in the shares, whether voluntary or involuntary. "Transfer" also is deemed to mean transfer to a broker or other nominee (regardless or not if there is a corresponding change in beneficial ownership), or the transfer of or entering into a binding agreement relating "voting control," by proxy or otherwise. "Voting control" means the power, direct or shared, to control the voting or disposition of the stock. Class B common stockholder are permitted to take certain actions which are not considered a "transfer" of the shares, including:

•

granting a proxy over such shares to an officer or director of our company at the request of our board of directors in connection with any manner to be considered at a meeting of our stockholders;

•

entering into a voting trust agreement with holders who are also Class B common stockholders providing the agreement does not exceed a term of one year, is terminable at the holder's option at any time, and does not involve the payment of any consideration; and

•

pledging the shares pursuant to a bona fide loan or indebtedness transaction; provided, however, that if the shares are foreclosed upon in connection with this transaction, such foreclosure will be deemed to be a transfer of the shares and subject to automatic conversion as described above.

Class B common stockholders are permitted to transfer the shares to and from "permitted entities, " which are generally considered to be trusts and retirement accounts for the benefit of the Class B stockholder or one over which such holder exercises voting and dispositive control, and controlled corporations. In the event the Class B common stockholder no longer controls these entities, each share automatically converts into one share of Class A common stock. Each share of Class B common stock also automatically converts into one share of Class A common stock upon the death of the holder.

Holders of Class B common stock have no preemptive or other subscription rights, and there are no redemption provisions for the Class B common stock. The rights of the holders of Class B common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.

All 9,000,000 shares of Class B common stock were originally held by Mr. Miglino and Ms. DeRuggiero, executive officers and directors who founded our company. In October 2013 they converted their shares of Class B common stock into Class A common stock pursuant to its terms.

Preferred stock

Our board of directors, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors may authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix limitations and restrictions, if any, upon the payment of dividends on both classes of our common stock to be effective while any shares of preferred stock are outstanding.  We previously designated a series of preferred stock, consisting of 200,000 shares, as Series 1 Preferred Stock.  All such shares have been converted into shares of our Class A common stock in accordance with the designations, rights and preferences of the Series 1 Preferred Stock.  This series of preferred stock has been eliminated and we do not presently have any designated series of preferred stock.

Warrants

We currently have outstanding Class A common stock purchase warrants to purchase an aggregate of 10,151,347 shares of our Class A common stock at exercise prices ranging from $1.00 to $2.00 per share and expiring between August 2016 and October 2019.

Special approval for change in control transactions

Our certificate of incorporation provides that in the event a person seeks to acquire us by means of a merger or consolidation transaction, a purchase of all or substantially all of our assets, or an issuance of stock which constitutes 2% or more of our outstanding shares at the time of issuance and which results in any person or group owning more than 50% of our outstanding voting power, then these types of acquisition transactions must be approved by our stockholders at an annual or special meeting. At this meeting, we must obtain the approval of stockholders representing the greater of:

•

A majority of the voting power of our outstanding capital stock; and

•

60% of the voting power of the shares of capital stock present in person or represented by proxy at the stockholder meeting and entitled to vote.

Transfer agent

The transfer agent and registrar for our Class A common stock is Transfer Online, Inc., 512 SE Salmon Street, Portland, OR 97214.

SELLING SECURITY HOLDERS

At March 16, 2016 we had 29,977,925 shares of our Class A common stock issued and outstanding. This prospectus relates to periodic offers and sales by the selling security holders listed below and their pledgees, donees and other successors in interest of up to 10,897,668 shares of our presently outstanding shares of Class A common stock purchased by the selling security holders from us in private placements in 2013 and 2014.

The following table sets forth:

•

the name of each selling security holder;

•

the number of common shares owned; and

•

the number of Class A common shares being registered for resale by the selling security holder.

The following table sets forth certain information known to us as of the date of this prospectus and as adjusted to reflect the sale of the shares offered hereby with respect to the beneficial ownership of our Class A common stock by the selling security holders. We may amend or supplement this prospectus from time to time to update the disclosure set forth in this prospectus. All of the securities owned by the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the securities owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities, no estimate can be given as to the number of securities that will be held by the selling security holders upon termination of any offering made hereby.

Name of selling security holder	No. of shares beneficially owned	No. of shares being registered	No. of shares owned after the offering	% owned after the offering

Siskey Capital, LLC (1)	1,308,750	800,000	508,750	1.7%
Carolina Preferred Technology Investments, LLC (2)	1,410,000	2,143,000	0	0
Siskey Capital Opportunity Fund II, LLC (3)	1,508,750	1,500,000	508,750	1.7%
RBC Capital Markets LLC as Custodian FBO Daniel McGregor ROTH IRA (4)	75,000	25,000	50,000	≤1%
Alan L. Talesnick	30,000	10,000	20,000	≤1%
Bryan Ezralow as Trustee of the Bryan Ezralow 1994 Trust u/t/d 12/22/1994 (5)	317,500	200,000	117,500	≤1%
Carl A. Boggs, Jr. Family Trust (6)	150,000	50,000	100,000	≤1%
Charles B. Runnels Family Trust 10-14-93 Charles B. Runnels and Amy Jo Runnels, Trustees (7)	25,000	25,000	0	0
Daniel B. McGregor (8)	50,000	10,000	40,000	≤1%
David P. Charles	35,417	6,250	29,167	≤1%
Donald Todd Hughes	150,000	50,000	100,000	≤1%
Elevado Investment Company, LLC (9)	150,000	150,000	0	0
G. Tyler Runnels and Jasmine N. Runnels Trustees, The Runnels Family Trust DTD 01-11-2000 (10)	1,995,393	275,000	1,720,393	5.7%
H. Leigh Severance (35)	235,500	66,500	167,000	≤1%
Halen Capital Management, Inc.(11)	54,515	14,302	40,213	≤1%
Harvey G. Allison	150,000	50,000	100,000	≤1%
High Tide, LLC (12)	50,000	25,000	25,000	≤1%
J. Steven Emerson IRA Rollover II Pershing LLC as custodian (13)	567,500	450,000	117,500	≤1%
Pershing LLC FBO Steven Emerson ROTH IRA (14)	450,000	450,000	0	0
Marc Ezralow as Trustee of the Marc Ezralow 1997 Trust u/t/d 11/26/1997 (15)	100,000	100,000	0	0
Mark Hermann	37,500	12,500	25,000	≤1%
Pershing LLC FBO Marshall S Ezralow ROTH IRA (16)	150,000	150,000	0	0
Michael E. Engmann	50,000	50,000	0	0
Michael R. Licata	150,000	50,000	100,000	≤1%
Morgan Stanley Smith Barney LLC as Custodian fbo Anthony William Packer IRA (17)	75,000	25,000	50,000	≤1%
Overhill Capital Fund, LLC (18)	150,000	50,000	100,000	≤1%
Peter Schmid	75,000	25,000	50,000	≤1%
The Jonathan & Nancy Glaser Family Trust (19)	225,000	75,000	150,000	≤1%
The Muhl Family Trust est 10/11/95 Philip E. Muhl and Kristin A. Muhl, TTEE (20)	75,000	75,000	0	0
TSI Holdings, LLC (21)	105,000	35,000	70,000	≤1%
Woodwedge Holdings LLC (22)	225,000	75,000	150,000	≤1%
VPC SBIC I, LP (23)	2,900,000	2,900,000	0	0

Steve Ossello (24)	63,356	63,356	0	0
Chris Wrolstad (25)	61,791	61,791	0	0
Harold R. Madison	50,616	50,616	0	0
Rachel Brandt	25,000	25,000	0	0
Hassayampa Investment Corp. Pension Fund (26)	45,000	15,000	30,000	≤1%
Raymond Burke Benedes	75,000	25,000	50,000	≤1%
J. Steven Emerson (27)	75,000	75,000	0	0
Emerson Partners (28)	30,000	30,000	0	0
Jeffrey S. Morgan Rollover IRA Pershing LLC as custodian (29)	30,000	30,000	0	0
EZ MM & B Holdings, LLC (30)	100,000	100,000	0	0
Pacific Capital Management LLC (31)	417,500	100,000	317,500	1.1%
Fairborz Aaron Amid	150,000	50,000	100,000	≤1%
Sandor Capital Master Fund (32)	300,000	100,000	200,000	≤1%
David E. Castenada	20,970	20,970	0	0
Michael E. DeMayo	150,000	50,000	100,000	≤1%
Richard J. LaVecchia III	75,000	25,000	50,000	≤1%
Rene Usher	25,000	25,000	0	0
K. Wesley M. Jones	15,000	5,000	10,000	≤1%
Emerson Family Foundation (33)	75,000	75,000	0	0
Craig Ridenhour (43)	3,383	3,383	0	0
Total		10,897,668

———————

(1)

The number of shares of Class A common stock beneficially owned includes (i) 1,083,750 shares which are presently outstanding, (ii) and (ii) 225,000 shares issuable upon the exercise of a warrant issued to Siskey Capital, LLC by Ms. DeRuggiero, and executive officer and director of our company.  The number of shares offered includes presently outstanding shares of our Class A common stock.  Messrs. Richard C. Siskey and Martin A. Sumichrast in their positions at Siskey Capital, LLC have shared right to direct the vote and disposition of securities owned by Siskey Capital, LLC.  Messrs. Siskey and Sumichrast each disclaim beneficial ownership of the securities held of record by this entity except to the extent of his pecuniary interest therein. Excludes securities held of record by Carolina Preferred Technology Investments, LLC, Siskey Capital Opportunity Fund II, LLC and TSI Holdings, LLC.  Please see footnotes 2, 3 and 21.

(2)

The number of shares of Class A common stock beneficially owned includes 1,410,000 shares which are presently outstanding, but excludes 733,000 shares underlying common stock purchase warrants held by Carolina Preferred Technology Investments, LLC.  Under the terms of the warrants, the holder may not exercise the warrants to the extent such exercise would cause the holder, together with its affiliates, to beneficially own a number of shares of Class A common stock which would exceed 4.99% of our then outstanding shares of Class A common stock following such exercise. This limitation may be increased to 9.99% at the holder’s option upon 61 days notice to us.  The number of shares offered includes (i) 1,410,000 shares which are presently outstanding, and (ii) 733,000 shares underlying the common stock purchase warrants.  SCAP Management Group, LLC is the managing member of Carolina Preferred Technology Investments, LLC. Messrs. Richard C. Siskey and Martin A. Sumichrast in their positions at SCAP Management Group, LLC have shared right to direct the vote and disposition of securities owned by Carolina Preferred Technology Investments, LLC. Messrs. Siskey and Sumichrast each disclaim beneficial ownership of the securities held of record by these entities except to the extent of his pecuniary interest therein. Excludes securities held of record by Siskey Capital, LLC, Siskey Capital Opportunity Fund II, LLC and TSI Holdings, LLC. Please see footnotes 1, 3 and 21.

(3)

The number of shares beneficially owned includes (i) 1,283,750 shares which are presently outstanding, and (ii) 225,000 shares of our Class A common stock issuable upon an exercise of a warrant issued to Siskey Capital Opportunity Fund, LLC by Ms. DeRuggiero, but excludes 500,000 shares underlying common stock purchase warrants held by Siskey Capital Opportunity Fund II, LLC. Under the terms of the warrants, the holder may not exercise the warrants to the extent such exercise would cause the holder, together with its affiliates, to beneficially own a number of shares of Class A common stock which would exceed 4.99% of our then outstanding shares of Class A common stock following such exercise. This limitation may be increased to 9.99% at the holder’s option upon 61 days notice to us.  The number of shares offered includes (i) 1,000,000 shares which are presently outstanding, and (ii) 500,000 shares underlying the common stock purchase warrants.  SCAP Management Group, LLC is the managing member of Siskey Capital Opportunity Fund II, LLC. Messrs. Richard C. Siskey and Martin A. Sumichrast in their positions at SCAP Management Group, LLC have shared right to direct the vote and disposition of securities owned by Siskey Capital Opportunity Fund II, LLC. Messrs. Siskey and Sumichrast each disclaim beneficial ownership of the securities held of record by these entities except to the extent of his pecuniary interest therein. Excludes securities held of record by Siskey Capital, LLC, Carolina Preferred Technology Investments, LLC and TSI Holdings, LLC.  Please see footnotes 1, 2 and 21.

(4)

Mr. Daniel McGregor has voting and dispositive control over these securities. Excludes securities held by him individually. See footnote 8.

(5)

Mr. Bryan Ezralow has voting and dispositive control over these securities. Excludes securities held by of record by Elevado Investment Company, LLC and EZ MM & B Holdings, LLC over which he has voting and dispositive control. See footnotes 9 and 30.

(6)

Mr. Carl A. Boggs has voting and dispositive control over these securities.

(7)

Mr. Charles B. Runnels and Ms. Amy Jo Runnels have shared has voting and dispositive control over these securities.

(8)

Excludes securities held of record by RBC Capital Markets LLC as Custodian FBO Daniel McGregor ROTH IRA over which Mr. McGregor has voting and dispositive control. See footnote 4.

(9)

The Mr. Bryan Ezralow has voting and dispositive control over these securities. Excludes securities held by of record by Bryan Ezralow as Trustee of the Bryan Ezralow 1994 Trust u/t/d 12/22/1994 and EZ MM & B Holdings, LLC over which he has voting and dispositive control. See footnotes 5 and 30.

(10)

The number of shares beneficially owned includes (i) 1,409,093 shares which are held by the Runnels Family Trust, of which Mr. Runnels, with Jasmine N. Runnels, is trustee; (ii) 50,000 shares which are held by High Tide, of which Mr. Runnels is the manager; (iii) 256,300 shares which are held by TR Winston, of which Mr. Runnels is the majority owner; and (iv) 280,000 shares which are held by TRW Capital Management of which Mr. Runnels is the manager and majority owner.  The number of shares of Class A common stock beneficially owned by Mr. Runnels excludes: (i) 275,000 shares underlying warrants which are held by the Runnels Family Trust; (ii) 25,000 shares underlying a warrant which is held by High Tide; (iii) 1,331,678 shares underlying warrants which are held by TR Winston; and (iv) 130,000 shares underlying a warrant which is held by TRW Capital Growth Fund, LLC ("TRW Capital Growth") of which Mr. Runnels is the manager and majority owner.  Under the terms of the warrants, the holder may not exercise the warrants to the extent such exercise would cause the holder, together with its affiliates, to beneficially own a number of shares of Class A common stock which would exceed 4.99% of our then outstanding shares of Class A common stock following such exercise. This limitation may be increased to 9.99% at the holder’s option upon 61 days notice to us.  The number of shares offered represents shares held by the Runnels Family Trust, but excludes securities held of record by High Tide. See footnote 12.

(11)

Mr. Craig Ridenhour holds voting and dispositive control over securities held of record by Halen Capital Management, Inc., a broker-dealer and member of FINRA, in his position as Executive Vice President of Halen Capital Management, Inc. Mr. Ridenhour disclaims beneficial ownership of the securities held of record by this entity except to the extent of his pecuniary interest therein.  Excludes securities held of record by Mr. Ridenhour individually. See footnote 33.

(12)

Mr. G. Tyler Runnels has voting and dispositive control over securities held by High Tide.  Excludes additional securities over which Mr. Runnels has voting and dispositive control. See footnote 10.

(13)

Mr. Steven Emerson has voting and dispositive control over these securities.  Excludes securities held of record by Pershing LLC FBO Steven Emerson ROTH IRA or securities held of record by the Emerson Family Foundation or Emerson Partners over which Mr. Emerson has voting and dispositive control or securities held of record by Mr. Emerson individually.  See footnotes 14, 27, 28 and 33.

(14)

Mr. Steven Emerson has voting and dispositive control over these securities. Excludes securities held of record by J. Steven Emerson IRA Rollover II Pershing LLC as custodian or securities held of record by the Emerson Family Foundation or Emerson Partners over which Mr. Emerson has voting and dispositive control or securities held of record by Mr. Emerson individually.  See footnotes 13, 27, 28 and 33.

(15)

Mr. Marc Ezralow has voting and dispositive control over these securities.

(16)

Mr. Marshall S. Ezralow has voting and dispositive control over these securities.

(17)

Mr. Anthony William Packer has voting and dispositive control over these securities.

(18)

Mr. David Peterson has voting and dispositive control over these securities.

(19)

Mr. Jonathan Glaser and Ms. Nancy Glaser have shared voting and dispositive control over these securities.  Excludes securities held of record by Pacific Capital Management LLC.  See footnote 31.

(20)

Mr. Philip E. Muhl and Ms. Kristin A. Muhl have shared voting and dispositive control over these securities.

(21)

Mr. Richard C. Siskey has voting and dispositive control over these securities. Excludes securities held of record by Siskey Capital, LLC, Siskey Capital Opportunity Fund II, LLC and Carolina Preferred Technology Investments, LLC. See footnotes 1, 2 and 3.

(23)

Mr. Thomas F. Fischer has voting and dispositive control over these securities.

(23)

Reflects shares issuable upon exercise of the Financing Warrant; provided that the warrant holder may not exercise the Financing Warrant for a number of shares of Class A common stock that would cause the warrant holder to beneficially own shares of Class A common stock in excess of 4.99% of our outstanding Class A common stock following such exercise. The number of shares reflected as beneficially owned does not reflect this limitation. VPC SBIC GP, LLC ("VPC GP") is the general partner of VPC SBIC I, LP and consequently may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the securities held by VPC SBIC I, LP. Victory Park Capital Advisors, LLC ("Capital Advisors") is the investment manager of VPC SBIC I, LP and consequently may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the securities held by VPC SBIC I, LP. As the manager of each of VPC GP and Capital Advisors, Jacob Capital, L.L.C. ("Jacob Capital") may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the securities held by VPC SBIC I, LP. By virtue of Richard Levy's position as sole member of Jacob Capital, Richard Levy may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the securities held by VPC SBIC I, LP. Therefore, each of VPC GP, Capital Advisors, Jacob Capital and Richard Levy may be deemed to be the beneficial owner of the securities held by VPC SBIC I, LP.

 (23)

SCAP Management Group, LLC is the managing member of Carolina Preferred Technology Investments, LLC. Messrs. Richard C. Siskey and Martin A. Sumichrast in their positions at SCAP Management Group, LLC have shared right to direct the vote and disposition of securities owned by Carolina Preferred Technology Investments, LLC. Messrs. Siskey and Sumichrast each disclaim beneficial ownership of the securities held of record by these entities except to the extent of his pecuniary interest therein. Mr. Martin A. Sumichrast became a member of our board of directors in January 2015. Under the terms of the warrants to purchase 733,000 shares, the selling security holder may not exercise the warrants to the extent such conversion or exercise would cause such selling security holder, together with its affiliates, to beneficially own a number of shares of Class A common stock which would exceed 4.99% of our then outstanding shares of Class A common stock following such exercise. Excludes securities held of record by Siskey Capital Opportunity Fund II, LLC and TSI Holdings, LLC. See footnotes 19 and 20.

(24)

The number of securities beneficially owned by Mr. Ossello excludes shares held in his retirement accounts and in trusts for the benefit of his minor children.

(25)

The number of securities beneficially owned by Mr. Wrolstad excludes shares held in his retirement accounts.

(26)

Mr. John H. Wilmont is trustee of the Hassayampa Investment Corp. Pension Fund and in that position has voting and dispositive control over securities held by that entity.

(27)

Excludes securities held of record by Emerson Partners, Mr. Emerson's retirement accounts and Emerson Family Foundation.  See footnotes 10, 11, 28 and 33.

(28)

Mr. J. Steven Emerson has voting and dispositive control over securities held of record by Emerson Partners.  Excludes securities held of record by him individually, in his retirement accounts and Emerson Family Foundation.  See footnotes 10, 11, 27 and 33.

(29)

Mr. Jeffrey S. Morgan has voting and dispositive control over securities held in his retirement account.

(30)

Mr. Bryan Ezralow as Trustee of the Brian Ezralow 1994 Trust, manager and member and has voting and dispositive control over securities held by EZ MM & B Holdings, LLC. Excludes securities held by of record by Bryan Ezralow as Trustee of the Bryan Ezralow 1994 Trust u/t/d 12/22/1994 and Elevado Investment Company, LLC over which he has voting and dispositive control. See footnotes 5 and 9.

(31)

Mr. Jonathan M. Glaser, Manager, has voting and dispositive control over securities held by Pacific Capital Management LLC.  Excludes securities held of record by The Jonathan & Nancy Glaser Family Trust.  See footnote 19.

(32)

Mr. John S. Lemak, Manager, has voting and dispositive control over securities held by Sandor Capital Master Fund.

(33)

Mr. J. Steven Emerson has voting and dispositive control over securities held of record by the Emerson Family Foundation.  Excludes securities held of record by Mr. Emerson individually, by his retirement accounts and Emerson Partners over which Mr. Emerson has voting and dispositive control.  See footnotes 13,14, 27 and 28.

(34)

Excludes securities held of record by Halen Capital Management, Inc. over which Mr. Ridenhour has voting and dispositive control. See footnote 11.

(35)

Includes securities held of record with his spouse.

Certain of the selling security holders are broker-dealers or affiliates of broker-dealers, including:

•

Mr. G. Tyler Runnels, who holds voting and dispositive control over securities held of record by his family trust and High Tide, LLC, is a related person of TR Winston, a FINRA member broker-dealer, acted as placement agent for us in four private offerings between 2013 and 2014, including our private offering in the fourth quarter of 2014. These entities controlled by Mr. Runnels purchased units from us for their own account in the recently concluded private offering in which TR Winston acted as placement agent. At the time of this investment, neither Mr. Runnels nor the affiliated entities over which he has voting and dispositive control had any agreement or understanding, directly or indirectly, with any person to distribute those securities;

•

Halen Capital Management, Inc., a broker-dealer and member of FINRA, acted as a selling agent for the placement agent in our private offering in the fourth quarter of 2014 and received a selling commission of $7,525 and three year warrants to purchase 4,515 shares of our Class A common stock at an exercise price of $1.50 per share as compensation for its services in the ordinary course of its business. Halen Capital Management, Inc. also acted as a selling agent for TR, the placement agent in our January 2014 offering. As partial compensation for these services in the ordinary course of its business, we issued the firm and its designees Messrs. Steve Ossello, Chris Wrolstad, Harold R. Madison and Craig Ridenhour placement agent warrants to purchase 48,933 shares of our Class A common stock. These placement agent warrants were assigned to Messrs. Ossello, Wrolstad, Madison and Ridenhour, employees of Halen Capital Management, Inc., by the firm as compensation to them in the regular course of their employment with that firm. At the time of the receipt of the warrants, neither Messrs. Ossello, Wrolstad, Madison or Ridenhour had any agreement or understanding, directly or indirectly, with any person to distribute those securities;

•

Mr. Steve Ossello purchased units from us for his own account in the October 2013, November 2013 and January 2014 private offerings. Mr. Ossello is an employee of Halen Capital Management, Inc. At the time of these investments, Mr. Ossello did not have any agreement or understanding, directly or indirectly, with any person to distribute those securities;

•

Mr. Chris Wrolstad purchased units from us for his own account in the October 2013, November 2013 and January 2014 private offerings. At the time of these investments, Mr. Wrolstad did not have any agreement or understanding, directly or indirectly, with any person to distribute those securities;

•

Mr. Harold R. Madison purchased units from us for his own account in the October 2013, November 2013 and January 2014 private offerings. At the time of these investments, Mr. Madison did not have any agreement or understanding, directly or indirectly, with any person to distribute those securities; and

•

Ms. Rene Usher purchased units from us for hers own account in the November 2013 private offering. Ms. Usher is an employee of Dragonfly Capital Partners, LLC, a broker-dealer and member of FINRA. We do not have any relationship with Dragonfly Capital Partners, LLC, other than it acted as a selling agent for one of the investors in our October 2013. At the time of this investment, Ms. Usher did not have any agreement or understanding, directly or indirectly, with any person to distribute those securities.·

Except as set forth above, none of the selling security holders are broker-dealers or affiliates of broker-dealers. Mr. Martin A. Sumichrast who holds joint voting and dispositive control over securities owned by the selling security holders became a member of our board of directors in January 2015.  Except for Mr. Sumichrast, none of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates. We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling security holders.

PLAN OF DISTRIBUTION

We are registering the shares of our Class A common stock to permit the resale of these shares of Class A common stock by the selling security holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling security holders of the shares of our Class A common stock. We will bear all fees and expenses incident to our obligation to register the shares of our Class A common stock.

The selling security holders may sell all or a portion of the shares of Class A common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Class A common stock are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of Class A common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected from time to time pursuant to one or more of the following methods, which may involve crosses or block transactions:

•

on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the securities may be listed or quoted at the time of sale;

•

in the over-the-counter market;

•

in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•

through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

public or privately negotiated transactions;

•

through the settlement of short sales;

•

transactions in which broker-dealers agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; or

•

any other method permitted pursuant to applicable law.

If the selling security holders effect such transactions by selling shares of Class A common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of the shares of Class A common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Class A common stock or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Class A common stock in the course of hedging in positions they assume. The selling security holders may also sell shares of Class A common stock short and deliver shares of Class A common stock covered by this prospectus to close out short positions, and to return borrowed shares in connection with such short sales, provided, that the short sales are made after the registration statement is declared effective. The selling security holders may also loan or pledge shares of Class A common stock to broker-dealers in connection with bona fide margin accounts secured by the shares of Class A common stock, which shares broker-dealers could in turn sell if the selling security holders default in the performance of their respective secured obligations.

The selling security holders may pledge or grant a security interest in some or all of the shares of Class A common stock owned by them and, if any of them defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Class A common stock from time to time pursuant to this prospectus. The selling security holders also may transfer and donate the shares of Class A common stock in other circumstances in which case the transferees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. We will file an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The selling security holders and any broker-dealer participating in the distribution of the shares of Class A common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. At the time a particular offering of the shares of Class A common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Class A common stock being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or reallowed or paid to underwriters or broker-dealers.

Under the securities laws of some states, the shares of Class A common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Class A common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling security holder will sell any or all of the shares of Class A common stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling security holders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, and the rules and regulations thereunder, including, without limitation, Regulation M of the Securities Exchange Act of 1934, which may limit the timing of purchases and sales of any of the shares of Class A common stock by the selling security holders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A common stock to engage in market-making activities with respect to the shares of Class A common stock. All of the foregoing may affect the marketability of the shares of Class A common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A common stock.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering of the shares of our Class A common stock pursuant to this prospectus and any applicable prospectus supplement.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Class A common stock will be freely tradable in the hands of persons other than our affiliates.

Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act of 1933 may be sold under Rule 144, rather than pursuant to this prospectus.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Pearlman Schneider LLP, 2200 Corporate Boulevard, N.W., Suite 210, Boca Raton, Florida 33431.

EXPERTS

Our consolidated balance sheets as of December 31, 2015 and 2014 and the related consolidated statement of operations, stockholders' deficit and cash flows for the years ended December 31, 2015 and 2014 included in this prospectus have been audited by RBSM LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission the registration statement on Form S-1 under the Securities Act of 1933 for the Class A common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by Securities and Exchange Commission rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

This registration statement on Form S-1, including exhibits, is available over the Internet at the Securities and Exchange Commission's website at http://www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

SOCIAL REALITY, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders of

Social Reality, Inc.

Los Angeles, CA

We have audited the accompanying consolidated balance sheets of Social Reality, Inc. (the “Company”), as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2015. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We have conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Social Reality, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

/s/ RBSM LLP

New York, New York

March 15, 2016

SOCIAL REALITY, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2015	2014
Assets

Current assets:
Cash and cash equivalents	$1,091,186	$1,843,393
Accounts receivable, net	7,056,298	3,874,620
Prepaid expenses	309,436	222,532
Other current assets	36,090	7,352
Total current assets	8,493,010	5,947,897

Property and equipment, net	43,936	27,602

Goodwill	16,314,957	16,312,911
Intangible assets, net	1,611,744	2,006,000
Deferred debt issue costs	1,654,773	2,907,736
Prepaid stock based compensation	373,567	1,008,019
Other assets	34,659	4,804

Total assets	$28,526,646	$28,214,969

Liabilities and stockholders' equity

Current liabilities:
Accounts payable and accrued expenses	$5,138,807	$2,882,120
Note payable - related party	—	2,500,000
Notes payable, current portion	2,455,000	1,350,000
Unearned revenue	1,295	25,295
Contingent consideration payable to related party - current portion	7,585,435	3,586,722
Put liability	1,436,282	—
Total current liabilities	16,616,819	10,344,137

Notes payable	8,033,898	7,713,014
Contingent consideration payable to related party - long term	—	3,145,401
Put liability	—	1,260,010

Total liabilities	24,650,717	22,462,562

Stockholders' equity:
Preferred stock, authorized 50,000,000 shares, $0.001 par value,
Undesignated, 49,800,000 shares, no shares issued and outstanding
Series 1 Preferred stock, authorized 200,000 shares, no shares and 86,000 shares issued and outstanding, respectively	—	86
Class A common stock, authorized 250,000,000 shares, $0.001 par value, 28,110,229 and 29,416,612 shares issued at December 31, 2015 and 2014, respectively, and 28,110,229 and 27,029,749 shares outstanding at December 31, 2015 and 2014, respectively	28,110	27,030
Class B common stock, authorized 9,000,000 shares, $0.001 par value, no shares issued and outstanding	—	—
Additional paid in capital	13,989,590	13,143,153
Accumulated deficit	(10,141,771)	(7,417,862)

Total stockholders' equity	3,875,929	5,752,407

Total liabilities and stockholders' equity	$28,526,646	$28,214,969

The accompanying footnotes are an integral part of these consolidated financial statements.

SOCIAL REALITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2015 AND 2014

	Years ended December 31,
	2015	2014

Revenues	$30,294,165	$5,120,343
Cost of revenue	14,407,363	2,791,948

Gross profit	15,886,802	2,328,395

Operating expense	14,834,766	6,066,611

Income (loss) from operations	1,052,036	(3,738,216)

Interest expense	(3,775,945)	(673,347)

Loss before provision for income taxes	(2,723,909)	(4,411,563)

Provision for income taxes	—	—

Net loss	$(2,723,909)	$(4,411,563)

Net loss per share, basic and diluted	$(0.10)	$(0.20)

Weighted average shares outstanding	27,073,550	21,808,515

The accompanying footnotes are an integral part of these consolidated financial statements.

SOCIAL REALITY, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

					Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, January 1, 2014	121,000	$121	19,901,794	$19,902	$6,081,014	$(3,006,299)	$3,094,738

Sale of common stock units for cash	—	—	5,999,168	5,999	5,101,599	—	5,107,598
Common stock warrants subscribed	—	—	—	—	2,100	—	2,100
Stock based compensation	—	—	—	—	1,203,534	—	1,203,534
Vested stock awards issued	—	—	133,332	134	(134)	—	—
Unvested stock awards issued	—	—	45,455	45	(45)	—	—
Common stock issued for acquisition	—	—	600,000	600	755,400	—	756,000
Common stock issued upon conversion of preferred stock	(35,000)	(35)	350,000	350	(315)	—	—
Net loss	—	—	—	—	—	(4,411,563)	(4,411,563)

Balance, December 31, 2014	86,000	86	27,029,749	27,030	13,143,153	(7,417,862)	5,752,407

Proceeds from warrant offering	—	—	—	—	6,921	—	6,921
Stock based compensation	—	—	—	—	739,146	—	739,146
Vested stock awards issued	—	—	128,331	128	(128)	—	—
Shares issued for services	—	—	92,149	92	101,272	—	101,364
Common stock issued upon conversion of preferred stock	(86,000)	(86)	860,000	860	(774)	—	—
Net loss	—	—	—	—	—	(2,723,909)	(2,723,909)

Balance, December 31, 2015	—	$—	28,110,229	$28,110	$13,989,590	$(10,141,771)	$3,875,929

The accompanying footnotes are an integral part of these consolidated financial statements.

SOCIAL REALITY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2015 AND 2014

	Year Ended December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(2,723,909)	$(4,411,563)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Amortization of stock based prepaid fees	634,452	654,055
Stock based compensation	840,512	1,203,534
Amortization of debt issue costs	1,252,963	256,616
PIK interest expense accrued to principal	390,462	63,014
Accretion of contingent consideration	853,312	148,081
Accretion of put liability	176,272	27,716
Bad debts	86,946	26,488
Depreciation and amortization	411,538	14,829
Changes in operating assets and liabilities:
Accounts receivable	(3,287,624)	(1,196,572)
Prepaid expenses	(86,904)	(170,902)
Other current assets	(28,738)	17,514
Other assets	(10,855)	(804)
Accounts payable and accrued expenses	2,254,639	861,148
Unearned revenue	(24,000)	25,295
Cash provided (used) by operating activities	739,066	(2,481,551)

Cash flows from investing activities:
Cash paid for acquisition	—	(2,000,000)
Cash acquired in acquisition	—	32,038
Purchase of equipment	(33,616)	(6,856)
Cash used by investing activities	(33,616)	(1,974,818)

Cash flows from financing activities:
Sale of common stock	—	3,950,747
Cost of common stock sale	—	(16,291)
Proceeds from warrant offering	6,921	2,100
Proceeds from note payable	2,900,000	1,227,601
Repayments of note payable	(4,364,578)	—
Debt issue costs	—	(579,659)
Cash (used) provided by financing activities	(1,457,657)	4,584,498

Net (decrease) increase in cash	(752,207)	128,129
Cash, beginning of period	1,843,393	1,715,264
Cash, end of period	$1,091,186	$1,843,393

Supplemental Schedule of Cash Flow Information:
Cash paid for interest	$1,133,847	$157,792
Cash paid for income taxes	$—	$—

Non-cash financial activities:
Fees and costs deducted from proceeds of debt	$—	$1,352,399
Warrant put liability in conjunction with notes payable	$—	$1,232,294
Net assets and liabilities recognized with the acquisition of Steel media	$—	$17,562,911
Issuance of stock for the acquisition of Five Delta, Inc.	$—	$756,000
Common stock issued for preferred stock conversion and vesting grants	$988	$529
Accounts payable paid directly through escrow	$—	$98,595
Steel Media partial purchase consideration paid directly through escrow	$—	$7,500,000

The accompanying footnotes are an integral part of these consolidated financial statements.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Basis of Presentation

Social Reality, Inc. ("Social Reality", "we", "us" or "the Company") is a Delaware corporation formed on August 2, 2011. Effective January 1, 2012 we acquired all of the member interests and operations of Social Reality, LLC, a California limited liability company formed on August 14, 2009, which began business in May of 2010, in exchange for 12,328,767 shares of our Class A and Class B common stock. The former members of Social Reality, LLC owned all of our common stock after the acquisition.

At Social Reality, we sell digital advertising campaigns to advertising agencies and brands. We have developed technology that allows brands to launch and manage digital advertising campaigns, and we provide the platform that allows website publishers to sell their media inventory to a number of digital adverting buyers. Our focus is to provide technology tools that enable both publishers and advertisers to maximize their digital advertising initiatives. We derive our revenues from:

•	sales of digital advertising campaigns to advertising agencies and brands;
•	sales of media inventory owned by our publishing partners through real-time bidding, or RTB, exchanges;
•	sale and licensing of our SRAX Social platform and related media; and,
•	creation of custom platforms for buying media on SRAX for large brands.

The core elements of this business are:

•

Social Reality Ad Exchange or "SRAX" – Real Time Bidding sell side and buy side representation is our technology which assists publishers in delivering their media inventory to the real time bidding, or RTB, exchanges.  The SRAX platform integrates multiple market-leading demand sources. We also build custom platforms that allow our agency partners to launch and manage their own RTB campaigns by enabling them to directly place advertising orders on the platform dashboard and view and analyze results as they occur;

•

SRAX MD is our ad targeting and data platform for healthcare brands, agencies and medical content publishers. Healthcare and pharmaceutical publishers utilize the platform for yield optimization, audience extension campaigns and re-targeting of their healthcare professional audience. Agencies and brands purchase targeted digital and mobile ad campaigns;

•

SRAXSocial, is a social media and loyalty platform that allows brands to launch and manage their social media initiatives. Our team works with customers to identify their needs and then helps them in the creation, deployment and management of their social media presence; and.

•	SRAX APP, a recently launched new product, which is a platform that allows publishers and content owners to launch native mobile applications through our SRAX platform.

We offer our customers a number of pricing options including cost-per-thousand-impression ("CPM"), whereby our customers pay based on the number of times the target audience is exposed to the advertisement, and cost-per-engagement ("CPE"), whereby payment is triggered only when an individual takes a specific activity.

Social Reality is also an approved Facebook advertising partner, through Facebook’s PMD (Preferred Marketing Developer) program. We sell targeted and measurable online advertising campaigns and programs to brand advertisers and advertising agencies across large Facebook apps and websites, generating qualified Facebook likes and quantifiable engagement for our clients, driving online sales and increased brand equity.

We are headquartered in Los Angeles, California.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation.

The consolidated financial statements include the accounts of the Company and its subsidiaries from the acquisition date of majority voting control and through the date of disposition, if any.

Use of Estimates

Accounting principles generally accepted in the United States ("GAAP") require management of the Company to make estimates and assumptions in the preparation of these consolidated financial statements that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates and assumptions.

The most significant areas that require management judgment and which are susceptible to possible change in the near term include the Company's revenue recognition, allowance for doubtful accounts and sales credits, stock-based compensation, income taxes, purchase price for acquisition, goodwill, other intangible assets, put rights and valuation of liabilities. The accounting policies for these areas are discussed elsewhere in these consolidated financial statements.

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments with a remaining maturity at the date of purchase of three months or less to be cash equivalents.

Revenue Recognition

The Company recognizes revenue when the following criteria have been met: persuasive evidence of an arrangement exists, no significant Company obligations remain, collection of the related receivable is reasonably assured, and the fees are fixed or determinable. The Company acts as a principal in its revenue transactions as the Company is the primary obligor in the transactions. Revenue is recognized on a gross basis, and media and publisher expenses that are directly related to a revenue-generating event are recorded as a component of cost of revenue.

Cost of Revenue

Cost of revenue consists of payments to media providers and website publishers that are directly related to a revenue-generating event and project and application design costs. The Company becomes obligated to make payments related to media providers and website publishers in the period the advertising impressions, click-throughs, actions or lead-based information are delivered or occur. Such expenses are classified as cost of revenue in the corresponding period in which the revenue is recognized in the accompanying income statement.

Accounts Receivable

Credit is extended to customers based on an evaluation of their financial condition and other factors. Management periodically assesses the Company's accounts receivable and, if necessary, establishes an allowance for estimated uncollectible amounts. Accounts determined to be uncollectible are charged to operations when that determination is made. The Company usually does not require collateral. Allowance for doubtful accounts was $135,442 and $52,338 at December 31, 2015 and 2014, respectively.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Concentration of Credit Risk, Significant Customers and Supplier Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited in the United States. The balances in the United States held at any one financial institution are generally in excess of Federal Deposit Insurance Corporation ("FDIC") insurance limits. The uninsured cash bank balances were approximately $591,000 at December 31, 2015. The Company has not experienced any loss on these accounts. The balances are maintained in demand accounts to minimize risk.

At December 31, 2015, one customer accounted for more than 10% of the accounts receivable balance, for a total of 38%. For the year ended December 31, 2015 one customer accounted for 48% of total revenue. For the year ended December 31, 2014 no one customer accounted for 10% or more of total revenue. However, 38% of our revenue was collected and paid to us by three of our RTB exchange service providers.

Fair Value of Financial Instruments

The Company's financial instruments, including cash and cash equivalents, net accounts receivable, accounts payable and accrued expenses, are carried at historical cost. At December 31, 2015 and 2014 the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

Property and equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided on the straight line basis over the estimated useful lives of the assets of three years.

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations. Management periodically reviews the carrying value of its property and equipment for impairment.

Intangible assets

Intangible assets consist of intellectual property and a non-complete agreement and are stated at cost less accumulated amortization. Amortization is provided for on the straight line basis over the estimated useful lives of the assets of five to six years.

Business Combinations

For all business combinations (whether partial, full or step acquisitions), the Company records 100% of all assets and liabilities of the acquired business, including goodwill, generally at their fair values; contingent consideration, if any, is recognized at its fair value on the acquisition date and, for certain arrangements, changes in fair value are recognized in earnings until settlement and acquisition-related transaction and restructuring costs are expensed rather than treated as part of the cost of the acquisition.

Goodwill

Our goodwill consists of the excess purchase price paid in business combinations over the fair value of assets acquired. Goodwill is considered to have an indefinite life.

The Company employs the non-amortization approach to account for goodwill. Under the non-amortization approach, goodwill is not amortized into the results of operations, but instead is reviewed annually or more frequently if events or changes in circumstances indicate that the asset might be impaired, to assess whether the fair value exceeds the carrying value. The Company performs its annual goodwill and impairment assessment on September 30 of each year.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

When evaluating the potential impairment of goodwill we first assess a range of qualitative factors, including but not limited to, macroeconomic conditions, industry conditions, the competitive environment, changes in the market for the Company's products and services, regulatory and political developments, entity specific factors such as strategy and changes in key personnel, and the overall financial performance for each of the Company's reporting units. If, after completing this assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying value, we then proceed to a two-step impairment testing methodology using the income approach (discounted cash flow method).

In the first step of the two step testing methodology, we compare the carrying value of the reporting unit, including goodwill, with its fair value, as determined by its estimated discounted cash flows. If the carrying value of a reporting unit exceeds its fair value, we then complete the second step of the impairment test to determine the amount of impairment to be recognized. In the second step, we estimate an implied fair value of the reporting unit's goodwill by allocating the fair value of the reporting unit to all of the assets and liabilities other than goodwill (including any unrecognized intangible assets). If the carrying value of a reporting unit's goodwill exceeds its implied fair value, the Company records an impairment loss equal to the difference in that period.

When required, we arrive at our estimates of fair value using a discounted cash flow methodology which includes estimates of future cash flows to be generated by particular assets, as well as selecting a discount rate to measure the present value of those anticipated cash flows. Estimating future cash flows requires significant judgment and includes making assumptions about projected growth rates, industry-specific factors, working capital requirements, weighted average cost of capital, and current and anticipated operating conditions. The use of different assumptions or estimates for future cash flows could produce different results.

No impairment of goodwill has been recorded in 2015.

Long-lived Assets

Management evaluates the recoverability of the Company's identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists. Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include, but are not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; a significant decline in the Company's stock price for a sustained period of time; and changes in the Company's business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets. If impairment is indicated based on a comparison of the assets' carrying values and the undiscounted cash flows, the impairment loss is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairments have been recorded in 2015 or 2014.

Loss Per Share

We use ASC 260, "Earnings Per Share" for calculating the basic and diluted earnings (loss) per share. We compute basic earnings (loss) per share by dividing net income (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method. Dilutive potential common shares include outstanding stock options and warrants and stock awards. For periods with a net loss, basic and diluted loss per share are the same, in that any potential common stock equivalents would have the effect of being anti-dilutive in the computation of net loss per share.

There were 13,097,016 common share equivalents at December 31, 2015 and 13,096,470 at December 31, 2014. For the years ended December 31, 2015 and 2014, these potential shares were excluded from the shares used to calculate diluted earnings per share as their inclusion would reduce net loss per share.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Income Taxes

We utilize ASC 740 “Income Taxes” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at year-end based on enacted laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

The Company recognizes the impact of a tax position in the financial statements only if that position is more likely than not of being sustained upon examination by taxing authorities, based on the technical merits of the position. Our practice is to recognize interest and/or penalties related to income tax matters in income tax expense.

Stock-Based Compensation

We account for our stock based compensation under ASC 718 "Compensation – Stock Compensation" using the fair value based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments.

We use the fair value method for equity instruments granted to non-employees and use the Black-Scholes model for measuring the fair value of options. The stock based fair value compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

Business Segments

The Company uses the "management approach" to identify its reportable segments. The management approach designates the internal organization used by management for making operating decisions and assessing performance as the basis for identifying the Company's reportable segments. Using the management approach, the Company determined that it has one operating segment due to business similarities and similar economic characteristics.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 2 – ACQUISITIONS.

Acquisition of Steel Media

On October 30, 2014, we acquired 100% of the capital stock of Steel Media, a California corporation ("Steel Media"), from Richard Steel pursuant to the terms and conditions of a stock purchase agreement, dated October 30, 2014, by and among the Company, Steel Media and Mr. Steel (the "Stock Purchase Agreement").

The acquisition of Steel Media is intended to complement and augment the current operations of Social Reality. Together, the companies offer and deliver improved performance and technology for digital advertising buy-side and sell-side solutions, delivered to agencies, brands and publishers by our combined digital sales team. We expect that the integration of Steel Media into the Company's operations will enhance the quality of our technology and service.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

As consideration for the purchase of Steel Media, we agreed to pay Mr. Steel up to $20 million, consisting of: (i) a cash payment at closing of $7.5 million; (ii) a cash payment of $2 million which is being held in escrow to satisfy certain indemnification obligations to the extent such arise under the Stock Purchase Agreement; (iii) a one year secured subordinated promissory note in the principal amount of $2.5 million (the "Note") which was secured by 2,386,863 shares of our Class A common stock (the "Escrow Shares"); and (iv) a earnout payments of up to $8 million (the "Earnout Consideration"). We have recorded the Earnout Consideration at its present value of $6,584,042. Changes in the value will be recorded through the statement of operations. The total acquisition price aggregated $18,584,042.

The Earnout Consideration is payable upon the attainment of certain earnings before interest, taxes, depreciation and amortization ("EBITDA") targets of Steel Media during the two year period following the closing, 60% of which may be satisfied in shares of Social Reality's Class A common stock subject to the satisfaction of certain conditions set forth in the Stock Purchase Agreement. Further, in the event of (i) a change of control of the Company or Steel Media or (ii) Mr. Steel's termination without "cause" or resignation for "good reason" (each as defined in Mr. Steel's employment agreement (as hereinafter described)) during the two year period following the closing, we are obligated to pay Mr. Steel 100% of the Earnout Consideration (less any amount previously paid to Mr. Steel). To the extent we are prohibited from paying any Earnout Consideration in cash and Mr. Steel is prohibited from receiving same under the terms of the Subordination Agreement (as hereinafter defined) described below, Mr. Steel has the right to request that the Company pay him the prohibited cash earnout payment in shares of the Company's Class A common stock.

The Note issued to Mr. Steel at the closing bore interest at the rate of 5% per annum and the principal and accrued interest was due and payable on October 30, 2015.

The obligations under the Note were subordinated to the Company's obligations under the Financing Agreement (as hereinafter defined) pursuant to the terms of the Subordination Agreement (as hereinafter described) and were secured by the Escrow Shares. In October 2015 the Note was paid in full and the Escrow Shares were cancelled and returned to the status of authorized but unissued shares.

On October, 30, 2014, in connection with the acquisition of Steel Media, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with Mr. Steel pursuant to which the Company agreed to register any Earnout Shares issued to him or Escrow Shares released to him. The Company granted Mr. Steel demand registration rights over the Escrow Shares and the Earnout Shares which he may exercise 180 days after such shares are issued or released to him. In addition, Mr. Steel has the right to include any Earnout Shares issued to him or Escrow Shares released to him in registration statements for offerings by the Company as well as offerings of the Company's Class A common stock held by third parties.  Following the cancellation of the Escrow Shares upon satisfaction of the Note the Registration Rights Agreement now only covers the Earnout Shares.

The final accounting for the acquisition of Steel Media has been completed during the third quarter of 2015. The final allocation of the purchase price to the assets acquired and liabilities assumed based on the estimated fair values is as follows:

Cash	$32,038
Accounts receivable and other assets	2,975,728
Equipment	7,777
Non-compete agreement	1,250,000
Goodwill	16,314,957
Total assets acquired	20,580,500
Accounts payable and other liabilities	(1,996,458)
Total	$18,584,042

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Goodwill will not be tax deductible.

Pro forma Results of Operations. The historical operating results of Steel Media prior to its acquisition date have not been included in the Company's historical consolidated operating results. Pro forma results of operations data (unaudited) for the year ended December 31, 2014, as if the acquisition had occurred on January 1, 2014 are as follows:

2014
Revenue	$12,558,030
Net loss	(4,212,778)
Net loss per share	(0.19)

The amounts of revenue and earnings of Steel Media since the acquisition date included in the consolidated statement of operations for the year ended December 31, 2014 are approximately $1,896,000 and $490,000, respectively.

Acquisition of Five Delta, Inc.

On December 19, 2014 we acquired 100% of the outstanding capital stock of Five Delta, Inc., a Delaware corporation ("Five Delta"), in exchange for 600,000 shares of our Class A common stock pursuant to the terms and conditions of the Share Acquisition and Exchange Agreement dated December 19, 2014 (the "Five Delta Agreement") by and among Social Reality, Five Delta and the stockholders of Five Delta. The acquisition price was $756,000.

Five Delta was a managed advertising service that used proprietary technology and methods to optimize digital advertising for its customers. Five Delta primarily utilized high quality first party data from major platforms like Facebook, Yahoo, LinkedIn and Google in optimization decisions. Five Delta's goal was to maximize marketing budget utility while simultaneously reporting clear and actionable information to its clients.

The acquisition of Five Delta is intended to complement and augment the current operations of Social Reality and Steel Media through the integration of its proprietary technology and methods into our operations.

Under the terms of the Five Delta Agreement, 300,000 shares of the Class A common stock (the "Five Delta Escrow Shares") were deposited in escrow by the holders with the escrow agent pending satisfaction of certain post-closing conditions as described in the agreement. If these post-closing conditions are not satisfied by the second annual anniversary of the closing date, all or a portion of the Five Delta Escrow Shares were subject to forfeiture. While the Five Delta Escrow Shares remained in escrow, the holders granted Mr. Chris Miglino, our Chief Executive Officer, a voting proxy over the Five Delta Escrow Shares. The post-closing conditions were satisfied and the Five Delta Escrow Shares were released from escrow in December 2015. The Five Delta stockholders also granted us a right of first refusal over the shares of our Class A common stock tendered as consideration for a four year period from the closing date.

The Five Delta stockholders also entered into 24 month Lock Up Agreements at the closing of the Five Delta Agreement. The Lock Up Agreements provide that one-half of our shares of Class A common stock acquired in the transaction will be released from the lock up on the one year anniversary of the closing date, with the balance released on the two year anniversary of the closing date. Following the release of any of the shares from the Lock Up Agreement, the holders agreed to limit the resale of such shares based upon a numerical formula tied to the trading volume of our Class A common stock and agreed that all permitted resales will be made at the then current bid price of our Class A common stock. The lock up automatically terminates upon a change of control of our company.

The Company has determined that the acquisition of Five Delta is an asset purchase, rather than the acquisition of a business. The only asset acquired was the intellectual property owned by Five Delta, and that property has been integrated into our operations. We acquired no other assets, customers, facilities or operations.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 3 – NOTES PAYABLE.

Financing Agreement with Victory Park Management, LLC as agent for the lenders

On October 30, 2014 (the "Financing Agreement Closing Date"), the Company entered into a financing agreement (the "Financing Agreement") with Victory Park Management, LLC, as administrative agent and collateral agent for the lenders and holders of notes and warrants issued thereunder (the "Agent"). The Financing Agreement provides for borrowings of up to $20 million to be evidenced by notes issued thereunder, which are secured by a first priority, perfected security interest in substantially all of the assets of the Company and its subsidiaries (including Steel Media) and a pledge of 100% of the equity interests of each domestic subsidiary of the Company pursuant to the terms of a pledge and security agreement (the "Pledge and Security Agreement") entered into by the Company on the Financing Agreement Closing Date (which was joined by Steel Media immediately after the Company's acquisition of Steel Media). The Financing Agreement contains covenants limiting, among other things, indebtedness, liens, transfers or sales of assets, distributions or dividends, and merger or consolidation activity. The notes (the "Financing Notes") issued pursuant to the Financing Agreement, including the note issued to the lender thereunder in the original aggregate principal amount of $9 million on the Financing Agreement Closing Date (the "Initial Financing Note"), bear interest at a rate per annum equal to the sum of (1) cash interest at a rate of 10% per annum and (2) payment-in-kind (PIK) interest at a rate of 4% per annum for the period commencing on the Financing Agreement Closing Date and extending through the last day of the calendar month during which the Company's financial statements for December 31, 2014 are delivered, and which PIK interest rate thereafter from time to time may be adjusted based on the ratio of the Company's consolidated indebtedness to its earnings before interest, taxes, depreciation and amortization. If the Company achieves a reduction in the leverage ratio as described in the Financing Agreement, the PIK interest rate declines on a sliding scale from 4% to 2%. The Financing Notes issued under the Financing Agreement are scheduled to mature on October 30, 2017, with scheduled quarterly payment dates commencing December 31, 2014. Proceeds from the Initial Financing Note issued on the Financing Agreement Closing Date were used to finance, in part, the Company's acquisition of Steel Media as described in Note 2.

The Financing Agreement provides for subsidiaries of the Company to join the Financing Agreement from time to time as borrowers and cross guarantors thereunder. Immediately after the Company's acquisition of Steel Media on October 30, 2014, Steel Media executed a joinder agreement under which it became a borrower under the Financing Agreement. The Company and its subsidiary, Steel Media, are cross guarantors of each other's obligations under the Financing Agreement, all of which guaranties and obligations are secured pursuant to the terms of the Pledge and Security Agreement.

On May 14, 2015 we entered into the First Amendment to Financing Agreement with Victory Park Management, LLC, as administrative agent and collateral agent for the lenders. Under the terms of the amendment, the leverage ratio, senior leverage ratio, fixed charge coverage ratio and interest coverage ratio under the Financing Agreement were all modified, and the minimum current ratio was reduced. The amendment also modified our obligations with respect to the delivery of certain reports, certain representations by us as well as clarifying other additional terms by which the loan is administered.

On July 6, 2015 we borrowed an additional $1,500,000 pursuant to the financing agreement. The loan funded on July 8, 2015. In connection therewith, we issued a Senior Secured Term Note to the Lender in the principal amount of $1,500,000.  The Senior Secured Term Note has terms identical to the Initial Financing Notes described above. The Senior Secured Term Note will mature on October 30, 2017. We are using the proceeds from this additional draw under the Financing Agreement for working capital.

On October 26, 2015 we borrowed an additional $1,400,000 pursuant to the financing agreement. The loan funded on October 26, 2015. In connection therewith, we issued a Senior Secured Term Note to the Lender in the principal amount of $1,400,000.  The Senior Secured Term Note has terms identical to the Initial Financing Notes described above. The Senior Secured Term Note will mature on October 30, 2017. We used the proceeds from this additional draw under the Financing Agreement towards the payment of the secured promissory note due Richard Steel described in Note 3, and for working capital.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Notes payable consists of the following:

	December 31,
	2015	2014

Principal amount	$10,071,828	$9,000,000
PIK interest accrued	417,070	63,014
	10,488,898	9,063,014
Less current portion	(2,455,000)	(1,350,000)

Notes payable and PIK interest accrued, net of current portion	$8,033,898	$7,713,014

Pursuant to the Financing Agreement dated October 31, 2014, the Company also issued to the lender thereunder, on the Financing Agreement Closing Date, a five year warrant to purchase 2,900,000 shares of its Class A common stock at an exercise price of $1.00 per share (the "Financing Warrant"). The warrant holder may not, however, exercise the Financing Warrant for a number of shares of Class A common stock that would cause such holder to beneficially own shares of Class A common stock in excess of 4.99% of the Company's outstanding shares of Class A common stock following such exercise. The number of shares issuable upon exercise of the Financing Warrant and the exercise price therefor are subject to adjustment in the event of stock splits, stock dividends, recapitalizations and similar corporate events. Pursuant to the Financing Warrant, the warrant holder has the right, at any time after the earlier of April 30, 2016 and the maturity date of the Financing Notes issued pursuant to the Financing Agreement, but prior to the date that is five years after the Financing Agreement Closing Date, to exercise its put right under the terms of the Financing Warrant, pursuant to which the warrant holder may sell to the Company, and the Company will purchase from the warrant holder, all or any portion of the Financing Warrant that has not been previously exercised. In connection with any exercise of this put right, the purchase price will be equal to an amount based upon the percentage of the Financing Warrant for which the put right is being exercised, multiplied by the lesser of (A) 50% of the total revenue for the Company and its subsidiaries, on a consolidated basis, for the trailing 12- month period ending with the Company's then-most recently completed fiscal quarter, and (B) $1,500,000. We have recorded the put liability at its present value of $1,232,294 at October 31, 2014 and have recorded it as deferred debt cost. We will record the accretion as interest expense.

As contemplated under the Financing Agreement, the Company also entered into a registration rights agreement on the Financing Agreement Closing Date (the "Financing Registration Rights Agreement") with the holder of the Financing Warrant, pursuant to which the Company granted to such holder certain "piggyback" rights to register the shares of the Company's Class A common stock issuable upon exercise of the Financing Warrant. Specifically, the holder of the Financing Warrant has the right, subject to certain allocation provisions set forth in the Financing Registration Rights Agreement, to include the shares underlying the Financing Warrant in registration statements for offerings by the Company of its Class A common stock, as well as offerings of the Company's Class A common stock held by third parties.  The shares underlying the Financing Warrant were included in a registration statement on Form S-1 that was declared effective by the Securities and Exchange Commission in October 2015.

As part of the arrangements under the Financing Agreement, the Agent, Mr. Steel, and the Company and Steel Media (as borrowers under the Financing Agreement) have also entered into a subordination agreement (the "Subordination Agreement") under which Mr. Steel has agreed, subject to the terms and conditions of the Subordination Agreement, to subordinate to the lenders and holders of Financing Notes and the Financing Warrant issued under the Financing Agreement (i) certain obligations, liabilities, and indebtedness, including, without limitation, payments under the Note and payments of Earnout Consideration, owed to him by the Company and any of its subsidiaries and (ii) Mr. Steel's right to exercise the Put Right.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Activity for the put liability during the years ended December 31, 2015 and 2014 was:

	December 31,
	2015	2014

Balance, beginning of year	$1,260,010	$—
Present value of put liability incurred	—	1,232,294
Accretion in value	176,272	27,716

Balance, December 31	$1,436,282	$1,260,010

We incurred a total of $3,164,352 of costs related to the Financing Agreement. These costs will be amortized to interest expense over the life of the debt.

During the years ended December 31, 2015 and 2014, $1,252,963 and $256,616, respectively, was amortized with a remaining balance of $1,654,773 reported as deferred debt issue costs as of December 31, 2015.

The approximate maturities of the long term portion of the financing agreement are as follows:

Year ended December 31,
2017	8,034,000

Note payable – Richard Steel

As partial consideration for the purchase of Steel Media described in Note 2, we executed a one year secured subordinated promissory note in the principal amount of $2.5 million (the "Note") which was secured by 2,386,863 shares of our Class A common stock (the "Escrow Shares").

The Note issued to Mr. Steel bore interest at the rate of 5% per annum and the principal and accrued interest was due and payable on October 30, 2015. The amounts due under the Note accelerated and became immediately due and payable upon the occurrence of an event of default as described in the Note. Upon an event of default under the Note, the interest rate increased to 10% per annum. The Note was permitted to be prepaid upon five days' notice to Mr. Steel, and the Note was required to be prepaid upon a change of control of the Company or Steel Media. The Note was also subject to certain mandatory partial prepayments for each of the fiscal quarters ending December 31, 2014, March 31, 2015 and June 30, 2015 in an amount equal to 25% of the "Excess Cash Amount" as defined in the Note. During August 2015 we made a partial prepayment on the note in the amount of $241,737. On October 29, 2015 we paid the remaining balance on the Note of $2,258,263, along with accrued interest of $122,861.

The obligations under the Note were subordinated to the Company's obligations under the Financing Agreement (as hereinafter defined) pursuant to the terms of the Subordination Agreement (as hereinafter described) and were secured by the Escrow Shares. Upon satisfaction of the Note, the Escrow Shares were cancelled.

NOTE 4 – STOCKHOLDERS' EQUITY

Preferred Stock

We are authorized to issue 50,000,000 of preferred stock, par value $0.001, of which 200,000 shares were designated as Series 1 Preferred Stock. Our board of directors, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors may authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix limitations and restrictions, if any, upon the payment of dividends on both classes of our common stock to be effective while any shares of preferred stock are outstanding.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

On August 16, 2013 our Board of Directors approved a Certificate of Designations, Rights and Preferences pursuant to which it designated a series consisting of 200,000 shares of its blank check preferred stock as Series 1 Preferred Stock. The designations, rights and preferences of the Series 1 Preferred Stock are as follows:

•	each share has a stated and liquidation value of $0.001 per share,
•	the shares do not pay any dividends, except as may be declared by our Board of Directors, and are not redeemable,
•	the shares do not have any voting rights, except as may be provided under Delaware law,
•	each share is convertible into 10 shares of our Class A common stock, subject to customary anti-dilution provisions in the event of stock splits, recapitalizations and similar corporate events, and
•

the number of shares of Series 1 Preferred Stock, as well as the number of shares of Class A common stock issued upon a conversion of shares of Series 1 Preferred Stock, that a holder may sell, transfer, assign, hypothecate or otherwise dispose of (collectively or severally, a "Disposition") at any one time shall be limited to an amount which is pari passu to any Disposition of Class A common stock by either Christopher Miglino and/or Erin DeRuggiero, executive officers and directors of our company. Notwithstanding anything contained in the designations, the holder of Series 1 Preferred Stock is not obligated to make any Dispositions of Series 1 Preferred Stock or Class A common stock issued upon the conversion of Series 1 Preferred Stock.

As described in Note 11, following the conversion of the remaining shares of our Series 1 Preferred Stock during 2015, in February 2016 we filed a Certificate of Elimination with the Secretary of State of Delaware returning all shares of previously designated Series 1 Preferred Stock to our blank check preferred stock.

Common Stock

We are authorized to issue an aggregate of 259,000,000 shares of common stock. Our certificate of incorporation provides that we will have two classes of common stock: Class A common stock (authorized 250,000,000 shares, par value $0.001), which has one vote per share, and Class B common stock (authorized 9,000,000 shares, par value $0.001), which has ten votes per share. Any holder of Class B common stock may convert his or her shares at any time into shares of Class A common stock on a share-for-share basis. Otherwise the rights of the two classes of common stock are identical.

2015 Transactions:

Preferred Stock

During 2015, 86,000 shares of Series 1 Preferred Stock were converted into 860,000 shares of Class A common stock.

Common Stock

In January 2015 we sold three-year warrants to purchase 882,001 shares of our Class A common stock at an exercise price of $1.50 to 20 existing stockholders of our company in a private transaction. We received gross proceeds of $8,820 for which we did not pay any commissions or finder's fees. The investors were accredited investors and the issuances were exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(a)(2) of that act.

During 2015 we issued 128,331 shares of Class A common stock for stock awards that have vested.

During 2015 we issued 92,149 shares of Class A common stock, valued at $101,364, for consulting services.

During December 2015 we issued 860,000 shares of Class A common stock upon the conversion of 86,000 shares of Series 1 Preferred Stock.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Stock Awards

On September 22, 2015 we granted an aggregate of 220,000 common stock awards to nine employees. The shares will vest ratably over three years on each grant date anniversary. Compensation expense will be recognized over the vesting period. During the year ended December 31, 2015 we recorded $34,360 of compensation expense related to these awards.

During the year ended December 31, 2015 we recorded expense of $459,525 related to stock awards granted in prior years. Awards in the amount of 85,456 shares were forfeited during 2015.

Stock Options and Warrants

During February 2015 we granted 12,000 common stock options to a director. The options will vest quarterly over one year. The options have an exercise price of $1.20 per share and a term of five years. These options have a grant date fair value of $0.62 per option, determined using the Black-Scholes method based on the following assumptions: (1) risk free interest rate of 0.50%; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 99%; and (4) an expected life of the options of 2 years. We have recorded an expense for the director options of $6,845 for the year ended December 31, 2015.

On August 5, 2015 we granted 200,000 common stock options to an employee. The options will vest ratably over three years on each grant date anniversary. Compensation expense will be recognized over the vesting period. The options have an exercise price of $1.65 per share and expire three years following the vesting date. These options have a grant date fair value of $0.74 per option, determined using the Black-Scholes method based on the following assumptions: (1) risk free interest rate of 0.625% ; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 85%; and (4) an expected life of the options of 2 years. We have recorded an expense for the options of $20,478 for the year ended December 31, 2015.

On September 22, 2015 we granted 385,000 common stock options to employees. The options will vest ratably over three years on each grant date anniversary. Compensation expense will be recognized over the vesting period. The options have an exercise price of $1.73 per share and expire three years following the vesting date. These options have a grant date fair value of $0.79 per option, determined using the Black-Scholes method based on the following assumptions: (1) risk free interest rate of 0.625% ; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 85%; and (4) an expected life of the options of 2 years. We have recorded an expense for the options of $26,328 for the year ended December 31, 2015. Awards in the amount of 15,000 options were forfeited during 2015.

During the year ended December 31, 2015 we recorded expense of $191,612 related to stock options granted in prior years. Awards in the amount of 543,000 options were forfeited during 2015.

2014 Transactions:

Preferred Stock

During 2014, 35,000 shares of Series 1 Preferred Stock were converted into 350,000 shares of Class A common stock.

Common Stock

In January 2014 we sold an aggregate of 978,668 shares of our Class A common stock at a purchase price of $1.50 per share to 22 accredited investors in a private placement exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D. We received gross proceeds of $1,468,001. T.R. Winston & Company, LLC acted as placement agent for us in this offering. We paid the placement agent and a selling agent commissions and a non-accountable expense allowance totaling $190,840 and issued these firms three year Series B common stock purchase warrants to purchase an aggregate of 97,866 shares of our Class A common stock at an exercise price of $2.00 per share as additional compensation. We incurred additional expenses of $25,744 for this and have used net proceeds of $1,251,416 for working capital.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

During June 2014 we issued 133,332 shares of common stock pursuant to the vesting of stock grants.

On October 30, 2014 and November 5, 2014, we sold 4,220,500 units of our securities to 28 accredited investors in a private placement exempt from registration under the Securities Act of 1933. The units were sold at a purchase price of $1.00 per unit resulting in gross proceeds to the Company of $4,220,500. Each unit consisted of one share of our Class A common stock and one three year Class A common stock purchase warrant to purchase 0.5 shares of our Class A common stock. Each redeemable three year warrant (the "Private Placement Warrants") entitles the holder to purchase one-half share of our Class A common stock at an exercise price of $1.50 per share. The Private Placement Warrants must be exercised in such denominations as to require the issuance of a whole number of shares. Providing that there is an effective registration statement registering the shares of our Class A common stock issuable upon exercise of the Private Placement Warrants, we have the right to redeem all or any portion of the warrants at a price of $0.001 per share of Class A common stock underlying such warrants upon 20 days' notice at any time that the closing price of our Class A common stock equals or exceeds $3.75 per share for 20 consecutive trading days and the daily average minimum volume of our Class A common stock during those 20 trading days is at least 100,000 shares.

In addition to the units sold for cash, we also issued T.R. Winston & Company, LLC ("T.R. Winston") 800,000 units, valued at $800,000, as compensation for the firm's investment banking services to us in connection with the acquisition of Steel Media described above. The units issued to T.R. Winston are identical to the units sold in the private placement.

As a result, we issued an aggregate of 5,020,500 shares of our Class A common stock and Private Placement Warrants to purchase an additional 2,510,250 shares of our Class A common stock. T.R. Winston acted as our placement agent in the private placement offering. We paid the placement agent and a selling agent cash commissions totaling $351,435 and agreed to issue T.R. Winston and the selling agent three year warrants which are identical to the Private Placement Warrant to purchase 301,230 shares of our Class A common stock at an exercise price of $1.50 per share. We incurred additional expenses of $12,885 for this and used $2,500,000 of the net proceeds from the offering as part of the cash consideration for the acquisition of Steel Media described above and used approximately $678,000 for fees in this transaction, including $580,000 to T.R. Winston as a loan origination fee for the Financing Agreement. The balance of the net proceeds will be used for general working capital.

The Company has agreed to file a registration statement covering the shares underlying the Private Placement Warrants and the placement agent warrants. We are obligated to pay all costs associated with this registration statement, other than selling expenses of the warrant holders. This registration statement was declared effective by the SEC in October 2015.

On December 19, 2014 we issued 600,000 shares of our Class A common stock in exchange for 100% of the outstanding capital stock of Five Delta, Inc., a Delaware corporation ("Five Delta"), pursuant to the terms and conditions of a Share Acquisition and Exchange Agreement dated December 19, 2014 (the "Five Delta Agreement") by and among Social Reality, Five Delta and the stockholders of Five Delta.

During December 2014 we issued 350,000 shares of Class A common stock upon the conversion of 35,000 shares of preferred stock.

Stock Awards

During May 2014 we granted an aggregate of 200,000 common stock awards to ten employees. One half of the shares will vest ratably over three years and one half will vest upon the attainment of a performance condition. Compensation expense will be recognized over the vesting period. During the year ended December 31, 2014 we recorded $36,667 of compensation expense related to these awards. Awards in the amount of 40,000 shares were forfeited during 2014.

On August 15, 2014 we granted 250,000 common stock awards pursuant to a restricted stock award to an employee. Of this award, 31,250 shares will vest quarterly with an initial vesting date of January 1, 2015. Compensation expense will be recognized over the vesting period. During the year ended December 31, 2014, we recorded $31,251 of compensation expense related to this award.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

On November 5, 2014 we issued 45,455 shares of Class A common stock pursuant to a restricted stock award to an employee. The award vests on November 5, 2015. Compensation expense will be recognized over the vesting period. During the year ended December 31, 2014, we recorded $22,644 of compensation expense related to this award.

On December 19, 2014 we granted 50,000 common stock awards pursuant to a restricted stock award to an employee. The award vests on December 19, 2015. Compensation expense will be recognized over the vesting period. During the year ended December 31, 2014, we recorded $1,732 of compensation expense related to this award.

During the year ended December 31, 2014 we recorded expense of $228,416 related to stock awards granted in prior years.

The fair value of shares that vested during the year ended December 31, 2014 was $447,911.

Stock Options and Warrants

During February 2014 we granted 12,000 common stock options to a director. The options will vest quarterly over one year. The options have an exercise price of $2.70 per share and a term of five years. These options have a grant date fair value of $0.65 per option, determined using the Black-Scholes method based on the following assumptions: (1) risk free interest rate of 0.375% ; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 43%; and (4) an expected life of the options of 2 years. We have recorded an expense for the director options of $7,180 for the year ended December 31, 2014.

On March 15, 2014 we granted 200,000 Class A common stock options to a non-employee. The individual became an employee on June 19, 2014 and left our employ during the third quarter of 2014. Pursuant to the separation agreement all vested and unvested options were forfeited. During the year ended December 31, 2014 we have recorded expense of $7,678 related to the fair value of the options that vested.

On June 19, 2014 we granted 300,000 Class A common stock options to an employee. The employee left our employ during the third quarter of 2014. Pursuant to the separation agreement all vested and unvested options were forfeited. We have not recorded any expense related to the fair value of options that were forfeited prior to vesting.

On August 15, 2014 we granted 310,000 common stock options to employees. One half of the options will vest ratably over three years, such vesting to begin August 15, 2014, and one half will vest ratably over three years commencing upon the attainment of a performance condition, such vesting to begin August 15, 2016. The options subject to the performance condition will terminate if the performance condition is not met by July 31, 2015. Compensation expense will be recognized over the vesting period. The options have an exercise price of $1.00 per share and expire three years following vesting date. These options have a grant date fair value of $0.29 per option, determined using the Black-Scholes method based on the following assumptions: (1) risk free interest rate of 0.875% ; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 41%; and (4) an expected life of the options of 3 years. We have recorded an expense for the options of $11,121 for the year ended December 31, 2014.

On October 30, 2014 we granted 600,000 common stock options to our president. One half of the options will vest on October 30, 2017 and the remainder will vest on October 30, 2018. The options have an exercise price of $1.50 per share and a term of ten years. These options have a grant date fair value of $0.45 per option, determined using the Black-Scholes method based on the following assumptions: (1) risk free interest rate of 0.875% ; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 75%; and (4) an expected life of the options of 3.5 years. We have recorded an expense for the options of $13,012 for the year ended December 31, 2014.

On October 30, 2014 we granted an aggregate of 275,000 common stock options to two employees. The options will vest ratably over four years, such vesting to begin October 30, 2015. The options have an exercise price of $1.50 per share and a term of ten years. These options have a grant date fair value of $0.36 per option, determined using the Black-Scholes method based on the following assumptions: (1) risk free interest rate of 0.625% ; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 75%; and (4) an expected life of the options of 2.5 years. We have recorded an expense for the options of $4,114 for the year ended December 31, 2014.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

On November 5, 2014 we granted an aggregate of 130,000 common stock options to thirteen employees. The options will vest ratably over three years, such vesting to begin November 5, 2015. The options have an exercise price of $1.50 per share and expire three years after vesting. These options have a grant date fair value of $0.35 per option, determined using the Black-Scholes method based on the following assumptions: (1) risk free interest rate of 0.375% ; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 75%; and (4) an expected life of the options of 2 years. We have recorded an expense for the options of $2,512 for the year ended December 31, 2014.

On November 5, 2014 we granted 500,000 common stock options to our chief financial officer. The options will vest ratably over three years, such vesting to begin November 5, 2015. The options have an exercise price of $1.10 per share and expire three years after vesting. These options have a grant date fair value of $0.45 per option, determined using the Black-Scholes method based on the following assumptions: (1) risk free interest rate of 0.375% ; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 75%; and (4) an expected life of the options of 2 years. We have recorded an expense for the options of $12,416 for the year ended December 31, 2014.

On December 19, 2014 we granted 100,000 common stock options to an employee. The options will vest quarterly over two years, such vesting to begin March 31, 2016. The options have an exercise price of $1.26 per share and expire three years after vesting. These options have a grant date fair value of $0.53 per option, determined using the Black-Scholes method based on the following assumptions: (1) risk free interest rate of 0.375% ; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 75%; and (4) an expected life of the options of 2.13 years. We have recorded an expense for the options of $739 for the year ended December 31, 2014.

During the year ended December 31, 2014 we recorded expense of $33,468 related to stock options granted in prior years.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31,
	2015	2014
Assets:
Office equipment	$86,231	$52,615
Accumulated depreciation and amortization	(42,295)	(25,013)
Carrying value	$43,936	$27,602

Depreciation expense was $17,282 and $14,829 for the years ended December 31, 2015 and 2014, respectively.

NOTE 6 – INTANGIBLE ASSETS

Intangible assets consist of the following:

	December 31,
	2015	2014

Non-compete agreement	$1,250,000	$1,250,000
Intellectual property	756,000	756,000
	2,006,000	2,006,000
Accumulated amortization	(394,256)	—
Carrying value	$1,611,744	$2,006,000

Amortization expense was $151,200 for intellectual property and $243,056 for the non-compete agreement for the year ended December 31, 2015. Estimated total amortization expense for each of the next five years is as follows: 2016 - 2019, $359,533 per year; 2020, $173,612.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 7 – RELATED PARTY TRANSACTIONS

We were obligated to Richard Steel, our president and a director, pursuant to a promissory note in the amount of $2,500,000, as described in Note 3. During August 2015 we made a partial prepayment on the note in the amount of $241,737. On October 29, 2015 we paid the remaining balance on the note of $2,258,263, along with accrued interest of $122,861.

We are also obligated to Mr. Steel for contingent Earnout Consideration of up to $8,000,000 incurred in connection with the acquisition of Steel Media, as described in Note 2. The Company has initially recorded the liability at its present value of $6,584,042. Changes in the value will be recorded through the statement of operations.

Activity for the contingent consideration payable during the years ended December 31, 2015 and 2014 was:

	December 31,
	2015	2014

Balance, beginning of year	$6,732,123	$—
Present value of liability incurred	—	6,584,042
Accretion in value	853,312	148,081

Balance, December 31	$7,585,435	$6,732,123

The Earnout Consideration target of Steel Media was achieved for the first Earnout period ended October 31, 2015 and on January 29, 2016 we paid Mr. Steel $4 million, of which $1.6 million was paid in cash and the balance was paid through the issuance of 1,283,766 shares of our Class A common stock in accordance with the terms of the Stock Purchase Agreement.

NOTE 8 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses are comprised of the following:

	December 31,
	2015	2014

Accounts payable, trade	$3,003,642	$2,240,894
Accrued expenses	45,450	136,065
Accrued compensation	659,262	168,274
Accrued commissions	1,430,453	336,887

Balance, December 31	$5,138,807	$2,882,120

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 9 – INCOME TAXES

The Company generated operating losses for the years ended December 31, 2015 and December 31, 2014 which are not benefitted for tax accounting purposes. The Company accounts for its state franchise and minimum taxes as a component of its general and administrative expenses. Accordingly, the Company has recorded no current or deferred income tax expense for the years ended December 31, 2015 and December 31, 2014.

A reconciliation of the federal statutory income tax rate to the Company's effective income tax rate is as follows:

	Year Ended December 31,
	2015	2014
Federal statutory income tax rate	(34.0)%	(34.0)%
State income taxes, net of federal benefit	(3.0)	(5.3)
Stock based compensation	0.2	15.4
Acquisition expenses	0.0	6.2
Permanent differences	16.5	1.3
Other	1.5	1.5
Change in valuation allowance	18.8	14.9

Provision for income taxes	0.0%	0.0%

Significant components of the Company's deferred income taxes are shown below:

	Year Ended December 31,
	2015	2014
Deferred tax assets:
Net operating loss carryforwards	$1,785,000	$1,785,000
Fixed assets	3,000	2,000
Stock based compensation	—	—

Total deferred tax assets	1,788,000	1,787,000

Deferred tax liabilities
Stock based compensation	(128,000)	(122,000)
Other accruals	(32,000)	(31,000)
Total deferred tax liabilities	(160,000)	(153,000)
Net deferred tax assets
Valuation allowance	(1,628,000)	(1,634,000)

Net deferred tax liability	$—	$—

The Company has established a valuation allowance against net deferred tax assets due to the uncertainty that such assets will be realized. The Company periodically evaluates the recoverability of the deferred tax assets. At such time as it is determined that it is more likely than not that deferred tax assets will be realizable, the valuation allowance will be reduced. The valuation allowance decreased by $6,000 for the year ended December 31, 2015.

At December 31, 2015, the Company has federal and state net operating losses, or NOL, carryforwards of approximately $4.5 million and $4.5 million, respectively. The federal and state NOL carryforwards begin to expire in 2032.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

The above NOL carryforward may be subject to an annual limitation under Section 382 and 383 of the Internal Revenue Code of 1986, and similar state provisions if the Company experienced one or more ownership changes which would limit the amount of NOL and tax credit carryforwards that can be utilized to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382 and 383, results from transactions increasing ownership of certain stockholders or public groups in the stock of the corporation by more than 50 percentage points over a three-year period. The Company has not completed an IRC Section 382/383 analysis.  If a change in ownership were to have occurred, NOL and tax credit carryforwards could be eliminated or restricted. If eliminated, the related asset would be removed from the deferred tax asset schedule with a corresponding reduction in the valuation allowance. Due to the existence of the valuation allowance, limitations created by future ownership changes, if any, will not impact the Company’s effective tax rate.

The Company files income tax returns in the United States, and various state jurisdictions. Due to the Company’s losses incurred, the Company is essentially subject to income tax examination by tax authorities from inception to date. The Company’s policy is to recognize interest expense and penalties related to income tax matters as tax expense. At December 31, 2015, there are no unrecognized tax benefits, and there are no significant accruals for interest related to unrecognized tax benefits or tax penalties.

NOTE 10 – STOCK OPTIONS AND WARRANTS

2012 and 2014 Equity Compensation Plans

In January 2012, our board of directors and stockholders authorized the 2012 Equity Compensation Plan, which we refer to as the 2012 Plan, covering 3,000,000 shares of our Class A common stock. On November 5, 2014 our board of directors approved the adoption of our 2014 Equity Compensation Plan (the " 2014 Plan ") and reserved 3,000,000 shares of our Class A common stock for grants under this plan. The purpose of the 2012 and 2014 Plans is attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees, directors and consultants and to promote the success of our company's business. The 2012 and 2014 Plans are administered by our board of directors. Plan options may either be:

•	incentive stock options (ISOs),
•	non-qualified options (NSOs),
•	awards of our common stock,
•	stock appreciation rights (SARs),
•	restricted stock units (RSUs),
•	performance units,
•	performance shares, and
•	other stock-based awards.

Any option granted under the 2012 or 2014 Plans must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The plans further provide that with respect to ISOs the aggregate fair market value of the common stock underlying the options which are exercisable by any option holder during any calendar year cannot exceed $100,000. The exercise price of any NSO granted under the 2012 or 2014 Plans is determined by the Board at the time of grant, but must be at least equal to fair market value on the date of grant. The term of each plan option and the manner in which it may be exercised is determined by the board of directors or the compensation committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. The terms of grants of any other type of award under the 2012 or 2014 Plans is determined by the Board at the time of grant. Subject to the limitation on the aggregate number of shares issuable under the plans, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Transactions involving our stock options are summarized as follows:

	2015		2014
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Outstanding at beginning of the period	2,345,000	$1.26	426,000	$1.04
Granted during the period	597,000	1.69	2,427,000	1.32
Exercised during the period	—	—	—	—
Terminated during the period	(558,000)	1.13	(508,000)	1.35
Outstanding at end of the period	2,384,000	$1.40	2,345,000	$1.26
Exercisable at end of the period	494,163	$1.20	177,171	$1.13

At December 31, 2015 options outstanding totaled 2,384,000 with a weighted average exercise price of $1.40. At December 31, 2015 these options had an intrinsic value of $963,184 and a weighted average remaining contractual term of 5.6 years. Of these options, 494,163 are exercisable at December 31, 2015, with an intrinsic value of $295,550 and a remaining weighted average contractual term of 3.6 years. Compensation cost related to the unvested options not yet recognized is $756,643 at December 31, 2015. We have estimated that approximately $321,000 will be recognized during 2016.

The weighted average remaining life of the options is 5.6 years.

Transactions involving our common stock awards are summarized as follows:

	2015	2014
	Number	Number
Outstanding at beginning of the period	838,792	650,002
Granted during the period	220,000	545,455
Vested during the period	(457,499)	(316,665)
Terminated during the period	(85,456)	(40,000)
Unvested at end of the period	515,837	838,792

Unrecognized compensation cost related to our common stock awards is $532,597 at December 31, 2015. We have estimated that we will recognize future compensation expense as follows: 2016, $306,000; 2017, $134,000; 2018, $93,000.

Transactions involving our stock warrants are summarized as follows:

	2015		2014
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Outstanding at beginning of the period	9,269,346	$1.16	3,460,000	$1.00
Granted during the period	882,001	1.50	5,809,346	1.26
Exercised during the period	—	—	—	—
Terminated during the period	—	—	—	—
Outstanding at end of the period	10,151,347	$1.19	9,269,346	$1.16
Exercisable at end of the period	10,151,347	$1.19	9,269,346	$1.16

The weighted average remaining life of the warrants is 2.1 years.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases offices under operating leases with lease terms which expire through September 30, 2021. The following is a schedule of the future minimum lease payments required under the operating leases that have initial non-cancelable lease terms in excess of one year:

Fiscal year ending December 31,	Minimum Lease Commitments
2016	$127,925
2017	127,200
2018	127,200
2019	90,000
2020	90,000
2021	67,500

Rent expense for office space amounted to $198,733 and $71,231 for the years ended December 31, 2015 and 2014, respectively.

Other Commitments

In the ordinary course of business, the Company may provide indemnifications of varying scope and terms to customers, vendors, lessors, business partners, and other parties with respect to certain matters, including, but not limited to, losses arising out of the Company's breach of such agreements, services to be provided by the Company, or from intellectual property infringement claims made by third parties. In addition, the Company has entered into indemnification agreements with its directors and certain of its officers and employees that will require the Company to, among other things, indemnify them against certain liabilities that may arise by reason of their status or service as directors, officers or employees. The Company has also agreed to indemnify certain former officers, directors and employees of acquired companies in connection with the acquisition of such companies. The Company maintains director and officer insurance, which may cover certain liabilities arising from its obligation to indemnify its directors and certain of its officers and employees, and former officers, directors and employees of acquired companies, in certain circumstances.

It is not possible to determine the maximum potential amount of exposure under these indemnification agreements due to the limited history of prior indemnification claims and the unique facts and circumstances involved in each particular agreement. Such indemnification agreements may not be subject to maximum loss clauses.

Employment agreements

We have entered into employment agreements with a number of our employees. These agreements may include provisions for base salary, guaranteed and discretionary bonuses and option grants. The agreements may contain severance provisions if the employees are terminated without cause, as defined in the agreements.

Litigation

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. In addition, the Company may receive letters alleging infringement of patent or other intellectual property rights. The Company is not currently a party to any material legal proceedings, nor is the Company aware of any pending or threatened litigation that would have a material adverse effect on the Company's business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

SOCIAL REALITY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 12 – SUBSEQUENT EVENTS

On January 26, 2016 we borrowed an additional $1,600,000 pursuant to the financing agreement with Victory Park Management, LLC described in Note 3. The loan funded on January 28, 2016. In connection therewith, we issued a Senior Secured Term Note to the Lender in the principal amount of $1,600,000.  As with the Initial Note, the Senior Secured Term Note bears interest at a rate per annum equal to the sum of (1) cash interest at a rate of 10% per annum, and (2) payment-in-kind (PIK) interest, as may be adjusted from time to time, based on the ratio of our consolidated indebtedness to our earnings before interest, taxes, depreciation and amortization.  If we achieve a reduction in the leverage ratio as described in the Financing Agreement, the PIK interest rate declines on a sliding scale from 4% to 2%. The Senior Secured Term Note will mature on October 30, 2017. We used the proceeds from this additional draw under the Financing Agreement as a portion of the payment to Mr. Richard Steel of the first year earn out payment described in Notes 2 and 7.

On February 16, 2016 we borrowed an additional $500,000 pursuant to the financing agreement with Victory Park Management, LLC described in Note 3. The loan funded on February 16, 2016. In connection therewith, we issued a Senior Secured Term Note to the Lender in the principal amount of $500,000. As with the Initial Note, the Senior Secured Term Note bears interest at a rate per annum equal to the sum of (1) cash interest at a rate of 10% per annum, and (2) payment-in-kind (PIK) interest, as may be adjusted from time to time, based on the ratio of our consolidated indebtedness to our earnings before interest, taxes, depreciation and amortization.  If we achieve a reduction in the leverage ratio as described in the Financing Agreement, the PIK interest rate declines on a sliding scale from 4% to 2%. The Senior Secured Term Note will mature on October 30, 2017. We used the proceeds from this additional draw under the Financing Agreement as working capital.

On January 29, 2016 we paid Richard Steel $4 million, of which $1.6 million was paid in cash and the balance was paid through the issuance of 1,283,766 shares of our Class A common stock as payment of the earnout consideration for the first Earnout period ended October 31, 2015, in accordance with the terms of the Stock Purchase Agreement described in Note 2.

During January and February 2016 we received aggregate proceeds of $500,000 from the sale of 500,000 shares of our Class A common stock.

Following the conversion of the remaining shares of our Series 1 Preferred Stock during 2015 into shares of our Class A Common Stock, in February 2016 we filed a Certificate of Elimination with the Secretary of State of Delaware returning all shares of previously designated Series 1 Preferred Stock to our blank check preferred stock.

On February 23, 2016 our Board of Directors approved the adoption of our 2016 Equity Compensation Plan (the “2016 Plan”) and reserved 3,000,000 shares of our Class A common stock for grants under this plan.  The terms of the 2016 Plan, which is administered by our Board of Directors, are identical to those of our 2012 Plan and 2014 Plan. We have reserved 3,000,000 shares of our Class A common stock for awards under the 2016 Plan.

On February 23, 2016 we issued an aggregate of 50,000 shares of our Class A common stock valued at $70,000 as partial compensation for services under the terms of a consulting agreement.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

SEC registration and filing fee	$0
Legal fees and expenses*	5,000.00
Accounting fees and expenses*	2,500.00
EDGAR and financial printing costs*	1,500.00
Transfer agent fees*	500.00
Blue sky fees and expenses*	500.00
Miscellaneous*	500.00
TOTAL	$10,500.00

——————

*

 Estimated

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation and By-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. Our Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by the Delaware General Corporation Law, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

We have also entered into indemnification agreements with certain of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to Social Reality, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.  We maintain director and officer liability insurance providing insurance protection for specified liabilities under specified term.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

Following are all issuances of securities by the registrant during the past three years which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws and had access to information concerning our company. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

On April 1, 2013 we granted an aggregate of 100,000 Class A common stock options under our 2012 Equity Compensation Plan to an employee and a consultant. The options will vest ratable over a period of three years commencing on the grant date and vesting on each one year anniversary. The options have an exercise price of $1.00 per share and a term of five years. The recipients were accredited or otherwise sophisticated investors who had access to information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

On April 1, 2013 we granted 25,000 shares of Class A common stock under our 2012 Equity Compensation Plan to an employee. The shares will vest upon the one year anniversary of the grant date. The recipient was an accredited or otherwise sophisticated investor who had access to information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

On June 11, 2013 we issued TCA 75,000 shares of our common stock valued at $75,000 as additional compensation under the terms of an amended credit agreement. The recipient was an accredited investor and the shares were issued in a private transaction exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

On August 16, 2013 we issued an accredited investor 440,000 shares of our Class A common stock and 86,000 shares of our Series 1 Preferred Stock valued at $1,235,000 as compensation for consulting services to us. The recipient was an accredited investor and the shares were issued in a private transaction exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

On August 16, 2013 we issued Malcolm Casselle 300,000 shares of our Class A common stock as a restricted stock grant under our 2012 Equity Compensation Plan valued at $285,000 as compensation for his Board services. The recipient was an accredited investor and the shares were issued in a private transaction exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

On August 16, 2013 we granted an employee a restricted stock grant of 550,000 shares of our Class A common stock under our 2012 Equity Compensation Plan as additional consideration for his services to our company. The grant vests quarterly over three years subject to his continued employment with our company. The grant was valued at $522,500. The recipient is a sophisticated investor with access to information on our company. The grant was exempt from registration under the Securities Act in in reliance on an exemption provided by Section 4(a)(2) of that act.

On August 22, 2013 we issued T.R. Winston & Company, LLP a warrant to purchase 250,000 shares of our Class A common stock valued at $105,827 as compensation under the terms of an Investment Banking Agreement. The warrant is exercisable for a three year period at $1.00 per share. The recipient was an accredited investor and the shares were issued in a private transaction exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

On August 28, 2013 we issued to an accredited investor 30,000 shares of our Class A common stock valued at $28,500 as compensation for consulting services to us. The recipient was an accredited investor and the shares were issued in a private transaction exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

On October 4, 2013 Mr. Christopher Miglino and Ms. Erin DeRuggiero, our executive officers and directors, converted an aggregate of 9,000,000 shares of Class B common stock owned by them into an aggregate of 9,000,000 shares of our Class A common stock pursuant to the terms of the Class B common stock as set forth in our Certificate of Incorporation. The recipients were accredited investors and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 3(a)(9) of that act.

In October 2013 we sold an aggregate of 4,800,000 units of our securities to 17 accredited investors in a private placement exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D. The units were sold at a purchase price of $0.50 per unit resulting in gross proceeds to us of $2,300,000. Each unit consisted of one share of our Class A common stock and one three year Class A Common Stock Purchase Warrant to purchase 0.5 shares of our Class A common stock. T.R. Winston & Company, LLC, a broker-dealer and member of FINRA, acted as placement agent for us in this offering. We paid the placement agent and a selling agent commissions and a non-accountable expense allowance totaling $181,976.40, issued the placement agent 212,060 units which were identical to the units sold in the offering in lieu of a cash commissions and non-accountable expense allowance, and issued it three year warrants to purchase 480,000 of our Class A common stock at an exercise price of $1.00 per share. We used $545,000 of the net proceeds to satisfy our revolving note due TCA and to redeem shares previously issued to it as compensation under the terms of the revolving note, and we are and for general working capital.

On October 28, 2013 we granted options to purchase an aggregate of 107,000 shares of our Class A common stock as grants under our 2012 Equity Compensation Plan to 19 of our employees as additional compensation for their services. The options were issued under an exemption provided by Section 12h-1(g) of the Securities Exchange Act of 1934.

On October 29, 2013 we issued an accredited investor 150,000 shares of our Class A common stock and 35,000 shares of our Series 1 Preferred Stock valued at $500,000 as compensation for consulting services to us. The recipient was an accredited investor and the shares were issued in a private transaction exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In November 2013 we sold an aggregate of 660,000 units of our securities to 10 accredited investors in a private placement exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D. The units were sold at a purchase price of $0.50 per unit resulting in gross proceeds to us of $330,000. Each unit consisted of one share of our Class A common stock and one three year Class A Common Stock Purchase Warrant to purchase 0.5 shares of our Class A common stock. We are using the proceeds for general working capital.

On January 21, 2014 we sold an aggregate of 978,668 shares of our Class A common stock at a purchase price of $1.50 per share to 22 accredited investors in a private placement exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D. We received gross proceeds of $1,468,001. T.R. Winston & Company, LLC, a broker-dealer and member of FINRA, acted as placement agent for us in this offering. We paid the placement agent and a selling agent commissions and a non-accountable expense allowance totaling $190,840 and issued these firms three year Series B common stock purchase warrants to purchase an aggregate of 97,866 shares of our Class A common stock at an exercise price of $2.00 per share as additional compensation. After payment of the escrow agent's fee of $4,000, we are using the net proceeds for working capital.

Between October 30, 2014 and November 5, 2014, we sold 4,220,500 units of our securities to 28 accredited investors in a private placement exempt from registration under the Securities Act, in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D. The units were sold at a purchase price of $1.00 per unit resulting in gross proceeds to us of $4,220,500. Each unit consisted of one share of our Class A common stock and one three year Class A common stock purchase warrant to purchase 0.5 shares of our Class A common stock at an exercise price of $1.50 per share. In addition to the units sold for cash, we also issued T.R. Winston & Company, LLC, a broker dealer and member of FINRA, 800,000 units, valued at $800,000 as compensation for the firm's investment banking services to us in connection with the acquisition of Steel Media which closed on October 30, 2014. The units issued to T.R. Winston & Company, LLC were identical to the units sold in the private placement. T.R. Winston & Company, LLC acted as placement agent for us in private placement offering. We paid the placement agent and a selling agent cash commissions totaling $351,435 and issued T.R. Winston & Company, LLC and the selling agent three year warrants to purchase 301,230 shares of our Class A common stock at an exercise price of $1.50 per share. The warrants issued to the placement agent and the selling agent are identical to the warrants included in the units issued to the investors. We used $2,500,000 of the net proceeds from the offering as part of the cash consideration for the acquisition of Steel Media and used approximately $678,000 for fees in this transaction, including $580,000 to T.R. Winston & Company, LLC as a loan origination fee for the Financing Agreement. The balance of the net proceeds will be used for general working capital.

Pursuant to the Financing Agreement with Victory Park Management, LLC as agent for the lenders, on October 30, 2014 we issued to the lender a note in the principal amount of $9 million and a five-year warrant to purchase 2,900,000 shares of our Class A common stock at an exercise price of $1.00 per share, subject to adjustment. The recipient was a accredited investor and the issuance was exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) and Regulation D thereof.

In November 2014 we issued Carrie McQueen, our former Chief Financial Officer, 45,455 shares of our Class A common stock valued at $50,000 as a restricted stock award under our 2014 Equity Compensation Plan as additional compensation to her under the terms of her employment agreement. Ms. McQueen is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided Section 4(a)(2) of the Securities Act.

In December 2014 we issued an accredited investor 350,000 shares of our Class A common stock upon conversion of 35,000 shares of our Series 1 preferred stock in accordance with the designations, rights and preferences of the Series 1 preferred stock. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 3(a)(9) of that act.

In December 2014 we issued 600,000 shares of our Class A common stock valued at $756,000 to six accredited investors as consideration for 100% of the outstanding capital stock of Five Delta pursuant to the terms and conditions of the Share Acquisition and Exchange Agreement dated December 19, 2014 by and among Social Reality, Five Delta and the stockholders of Five Delta. The issuances were exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) of that act.

In July 2015 we issued 128,321 shares of our Class A common stock to nine employees and consultants upon the vesting of previously granted restricted stock awards which were made under our 2014 Equity Compensation Plan.  The recipients had access to business and financial information concerning our company.  The issuances were exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) of that act.

In July 2015 we also issued 92,149 shares of our Class A common stock to a consultant as partial compensation for services pursuant to the terms of an agreement. The shares were valued at $100,000. The recipient had access to business and financial information concerning our company and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In December 2015 we issued 860,000 shares of our Class A common stock upon the conversion of 86,000 shares of our Series 1 Preferred Stock pursuant to the designations, rights and preferences of that series of preferred.  The recipient had access to business and financial information concerning our company and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 3(a)(9) of that act.

In January 2016 we issued Mr. Richard Steel 1,283,766 shares of our Class A common stock valued at $2,400,000 as partial payment for a note issued to him in October 2014.  Mr. Steel, an executive officer and director of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In January 28, 2016 we sold 500,000 shares of our Class A common stock to six accredited investors in private transactions exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) of that act.  We received proceeds of $500,000 and did not pay any commissions or finder's fees.  We are using the proceeds for working capital.

In February 2016 we issued 50,000 shares of our Class A common stock valued at $70,000 as partial compensation for services under the terms of a consulting agreement.  The recipient was an accredited or otherwise sophisticated investor with access to business and financial information on our company.  The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

No.	Description
2.1

Stock Purchase Agreement, dated October 30, 2014, by and among Richard Steel, Steel Media and Social Reality, Inc. ** (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on November 4, 2014).

3.1	Certificate of Incorporation (incorporated by reference to the Registration Statement on Form S-1, SEC File No. 333-179151, as amended (the "S-1")).
3.2	Certificate of Correction (incorporated by reference to the S-1).
3.3	Bylaws (incorporated by reference to the S-1).
3.4	Certificate of Designations, Rights and Preference of Series 1 Preferred Stock (incorporated by reference to the Current Report on Form 8-K as filed on August 22, 2013).
4.1	Specimen Class A common stock certificate (incorporated by reference to the S-1).
4.2

Revolving Note in the principal amount of $300,000 dated December 31, 2012 issued to TCA Global Credit Master Fund, LP (incorporated by reference to the Current Report on Form 8-K as filed on February 27, 2013).

4.3

Replacement Revolving Note dated June 11, 2013 in the principal amount of $550,000 to TCA Global Credit Master Fund, LP (incorporated by reference to the Current Report on Form 8-K as filed on June 17, 2013).

4.4	Form of Class A common stock purchase warrant (incorporated by reference to the Current Report on Form 8-K as filed on October 24, 2013).
4.5

Warrant dated August 22, 2013 issued to T.R. Winston & Company, LLC under the terms of the Investment Banking Agreement (incorporated by reference to the Quarterly Report on Form 10-Q for the period ended September 30, 2013).

4.6	Form of Series B common stock purchase warrants issued to T.R. Winston & Company, LLC (incorporated by reference to the Current Report on Form 8-K as filed on January 27, 2014).
4.7	Form of Class A common stock purchase warrant issued October 30, 2014 (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on November 4, 2014).
4.8	Warrant to Purchase Class A Common Stock issued October 30, 2014 (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on November 4, 2014).
5.1	Opinion of Pearlman Schneider LLP***
5.2	Opinion of Pearlman Schneider LLP (incorporated by reference to the Registration Statement on Form S-1, SEC File No. 333-206791)
10.1	2012 Equity Compensation Plan, including form of option grant, restricted stock unit grant and restricted stock award (incorporated by reference to the S-1).
10.2	Employment Agreement dated January 1, 2012 by and between Social Reality, Inc. and Christopher Miglino (incorporated by reference to the S-1).
10.3	Employment Agreement dated October 19, 2015 by and between Social Reality, Inc. and Erin DeRuggiero *
10.4	Form of Proprietary Information, Inventions and Confidentiality Agreement (incorporated by reference to the S-1).
10.5	Form of Indemnification Agreement (incorporated by reference to the S-1).
10.5	Facebook's Standard Platform Terms for Advertising Providers (incorporated by reference to the S-1).
10.6

Credit Agreement dated as of December 31, 2012, effective as of February 22, 2013, by and between Social Reality, Inc., and TCA Global Credit Master Fund, LP (incorporated by reference to the Current Report on Form 8-K as filed on February 27, 2013).

10.7

Security Agreement dated as of December 31, 2012, effective as of February 22, 2013, by and between Social Reality, Inc., and TCA Global Credit Master Fund, LP (incorporated by reference to the Current Report on Form 8-K as filed on February 27, 2013).

10.8

Sublease for principal executive offices dated August 12, 2012 by and between TrueCar, Inc. and Social Reality, Inc. (incorporated by reference to the Registration Statement on Form S-1, SEC File No. 333-193611).

10.9

English translation of the form of Agreement dated January 25, 2013 by and between Social Reality, Inc. and Servicios y Asesorias Planic, S.A. de cv (incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2014).

10.10

First Amendment to Credit Agreement dated June 11, 2013 by and between Social Reality, Inc. and TCA Global Credit Master Fund, LP (incorporated by reference to the Current Report on Form 8-K as filed on June 17, 2013).

10.11

Investment Banking Agreement dated August 22, 2013 by and between Social Reality, Inc. and T.R. Winston & Company, LLC (incorporated by reference to the Quarterly Report on Form 10-Q for the period ended September 30, 2013).

10.12

Consulting Agreement dated October 29, 2013 by and between Social Reality, Inc. and Siskey Capital, LLC (incorporated by reference to the Quarterly Report on Form 10-Q for the period ended September 30, 2013).

10.13	Sublease Agreement dated January 1, 2015 by and between Amarcore, LLC and Social Reality, Inc. (incorporated by reference to the Registration Statement on Form S-1, SEC File No. 333-206791)
10.14

Transaction Fee Agreement dated December 20, 2013 by and between Social Reality, Inc. and T.R. Winston & Company LLC (incorporated by reference to the Current Report on Form 8-K as filed on January 27, 2014).

10.15

Secured subordinated promissory note in the principal amount of $2,500,000, dated October 30, 2014, issued by Social Reality, Inc. to Richard Steel (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on November 4, 2014).

10.16

Escrow Agreement, dated October 30, 2014, by and among Social Reality, Inc., Richard Steel and Wells Fargo Bank, National Association, as escrow agent (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on November 4, 2014).

10.17

Escrow Agreement, dated October 30, 2014, by and among Social Reality, Inc., Richard Steel and Lowenstein Sandler LLP, as escrow agent (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on November 4, 2014).

10.18

Registration Rights Agreement, dated October 30, 2014, by and between Social Reality, Inc. and Richard Steel (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on November 4, 2014).

10.19

Subordination Agreement, dated October 30, 2014, by and among Social Reality, Inc., Richard Steel and Victory Park Management, LLC (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on November 4, 2014).

10.20

Financing Agreement, dated as of October 30, 2014, by and among Social Reality, Inc., the Guarantors, the Lenders and Victory Park Management, LLC as Agent (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on November 4, 2014).

10.21

Senior Secured Term Note, dated October 30, 2014, in the principal amount of $9,000,000 issued to the original lender under the Financing Agreement (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on November 4, 2014).

10.22

Pledge and Security Agreement, dated October 30, 2014 by and among Social Reality, Inc., Steel Media and Victory Park Management, LLC (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on November 4, 2014).

10.23

Registration Rights Agreement, dated October 30, 2014, by and among Social Reality, Inc. and the lenders listed on the schedule of Buyers thereto (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on November 4, 2014).

10.24

Employment Agreement, dated October 30, 2014, by and between Social Reality, Inc. and Richard Steel (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on November 4, 2014).

10.25	Employment Agreement, dated October 30, 2014, by and between Social Reality, Inc. and Chad Holsinger. (incorporated by reference to the Registration Statement on Form S-1, SEC File No. 333-206791).
10.26

Employment Agreement, dated October 30, 2014, by and between Social Reality, Inc. and Adam Bigelow (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on November 4, 2014).

10.27

Indemnification Agreement, dated October 30, 2014, by and between Social Reality, Inc. and Richard Steel (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on November 4, 2014).

10.28

Executive Agreement dated November 5, 2014 by and between Social Reality, Inc. and Carrie McQueen (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on November 10, 2014).

10.29

Indemnification Agreement dated November 5, 2014 by and between Social Reality, Inc. and Carrie McQueen (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on November 10, 2014).

10.30	2014 Equity Compensation Plan (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on November 10, 2014).

10.31

Share Acquisition and Exchange Agreement dated December 19, 2014 by and among Social Reality, Inc., Five Delta, Inc. and the Stockholders of Five Delta, Inc. ** (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on December 22, 2014).

10.32

Form of Lock Up Agreement dated December 19, 2014 by and between Social Reality, Inc. and each of the Five Delta stockholders (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on December 22, 2014).

10.33

Employment Agreement dated December 19, 2014 by and between Social Reality, Inc. and Dustin Suchter (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on December 22, 2014).

10.34

First Amendment to Financing Agreement dated May 14, 2015 by and among Social Reality, Inc., Steel Media, the Guarantors, the Lenders and Victory Park Management, LLC as agent (incorporated by reference to the Quarterly Report on Form 10-Q for the period ended March 31, 2015)

10.35

Notice of Purchase and Sale dated July 6, 2015 by and between Victory Park Management, LLC and Social Reality, Inc. (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on July 13, 2015).

10.36	Senior Secured Term Note dated July 6, 2015 in the principal amount of $1,500,000 (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on July 13, 2015).
10.37

Services Agreement dated May 6, 2015 by and between Social Reality, Inc. and IRTH Communications, LLC (incorporated by reference to the Quarterly Report on Form 10-Q for the period ended June 30, 2015).

10.38

Notice of Purchase and Sale dated October 26, 2015 by and between Victory Park Management, LLC and Social Reality, Inc. (incorporated by reference to the Current Report on Form 8-K filed October 30, 2015).

10.39	Senior Secured Term Note dated October 26, 2015 in the principal amount of $1,400,000 (incorporated by reference to the Current Report on Form 8-K filed October 30, 2015).
10.40

Notice of Purchase and Sale dated January 28, 2016 by and between Victory Park Management, LLC and Social Reality, Inc. (incorporated by reference to the Current Report on Form 8-K filed February 1, 2016).

10.41	Senior Secured Term Note dated January 28, 2016 in the principal amount of $1,600,000 (incorporated by reference to the Current Report on Form 8-K filed February 1, 2016).
10.42

Notice of Purchase and Sale dated February 16, 2016 by and between Victory Park Management, LLC and Social Reality, Inc. (incorporated by reference to the Current Report on Form 8-K filed February 19, 2016).

10.43	Senior Secured Term Note dated February 16, 2016 in the principal amount of $500,000 (incorporated by reference to the Current Report on Form 8-K filed February 19, 2016).
10.44	2016 Equity Compensation Plan (incorporated by reference to the Current Report on Form 8-K filed February 26, 2016)
10.45	Insider Trading Policy adopted February 23, 2016 (incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2015)
14.1	Code Conduct and Ethics (incorporated by reference to the S-1).
23.1	Consent of RBSM LLP *
23.2	Consent of Pearlman Schneider LLP (included in Exhibit 5.1 hereto)***
23.3

Consent of Pearlman Schneider LLP (included in Exhibit 5.2 hereto)(incorporated by reference to the Registration Statement on Form S-1, SEC File No. 333-206791, as declared effective on October 7, 2015 which is being incorporated herein pursuant to Rule 429)

24.1	Power of attorney (contained on the signature page of the registration statement as filed on October 30, 2015).
24.2

Power of attorney (contained on the signature page of the registration statement on Form S-1, SEC File No. 333-206791, as declared effective on October 7, 2015 which is being incorporated herein pursuant to Rule 429).

101	Attached as Exhibits 101 to this registration statement are the consolidated financial statements for the years ended December 31, 2015 and 2014, each formatted in XBRL.

*

filed herewith.

**

exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Social Reality, Inc. agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.

***

previously filed.

ITEM 17.  UNDERTAKINGS.

a.  The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

ii.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on March 25, 2016.

Social Reality, Inc.

By:	/s/ Christopher Miglino
Christopher Miglino,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Positions	Date

/s/ Christopher Miglino Christopher Miglino	Chief Executive Officer, director, principal executive officer, principal financial and accounting officer	March 25, 2016

/s/ * Erin DeRuggiero	Chief Innovations Officer, director	March 25, 2016

/s/ * Richard Steel	President, director	March 25, 2016

/s/ * Kristoffer Nelson	Chief Operating Officer, director	March 25, 2016

/s/ * Marc Savas	Director	March 25, 2016

/s/ * Malcolm Casselle	Director	March 25, 2016

/s/ * Martin A. Sumichrast	Director	March 25, 2016

Rodney J. Dillman	Director

*

by Christopher Miglino, power of attorney

The foregoing represents a majority of the Board of Directors.

Index to Exhibits

Exhibit No.	Description
23.1	Consent of RBSM LLP